Execution Version 1012075734v13 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE REDACTED INFORMATION HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL, AND DISCLOSURE WOULD LIKELY CAUSE COMPETITE HARM TO THE COMPANY. OMISSIONS ARE DESIGNATED AS “[*****]”. PURCHASE AND SALE AGREEMENT dated as of March 22, 2026 between EVEREST UNDERWRITING GROUP (IRELAND) LIMITED and THE WAWANESA MUTUAL INSURANCE COMPANY

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1
Section 1.1	Defined Terms	1
Section 1.2	Rules of Construction	21
ARTICLE II PURCHASE AND SALE; CLOSING		22
Section 2.1	Purchase and Sale	22
Section 2.2	Purchase Price and Estimated Purchase Price.	22
Section 2.3	Pre-Closing Deliverables.	23
Section 2.4	Payments and Computations	24
Section 2.5	Closing	25
Section 2.6	Buyer's Additional Closing Date Deliveries.	25
Section 2.7	Seller's Additional Closing Date Deliveries.	26
Section 2.8	Post-Closing Adjustment.	27
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER		31
Section 3.1	Incorporation and Authority	31
Section 3.2	Capital Structure of the Acquired Companies; Ownership and Transfer of the Shares	32
Section 3.3	Governmental Approvals	33
Section 3.4	No Conflict	33
Section 3.5	Financial Statements; Absence of Undisclosed Liabilities	34
Section 3.6	Absence of Certain Changes	35
Section 3.7	Absence of Litigation; Governmental Orders	35
Section 3.8	Compliance with Laws	36
Section 3.9	Governmental Licenses and Permits	36
Section 3.10	Intellectual Property.	37
Section 3.11	Data Security; Data Privacy; IT	38
Section 3.12	Material Contracts	39
Section 3.13	Employee Benefits.	42
Section 3.14	Employees.	43
Section 3.15	Insurance Business	45
Section 3.16	Reinsurance	46
Section 3.17	Regulatory Filings and Matters	47
Section 3.18	Producers	48
Section 3.19	Investment Assets	48
Section 3.20	Insurance.	48
Section 3.21	Reserves	48
Section 3.22	Sufficiency of Assets; Title	48
Section 3.23	Real Property	49
Section 3.24	Environmental Matters	50

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Section 3.25	Affiliate Transactions	50
Section 3.26	Taxes	51
Section 3.27	Business Books and Records	53
Section 3.28	Bank Accounts	54
Section 3.29	No Business Activities of Acquired Services Company	54
Section 3.30	Anti-Money Laundering; Sanctions; Anti-Corruption	54
Section 3.31	Brokers	55
Section 3.32	NO OTHER REPRESENTATIONS OR WARRANTIES	55
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		55
Section 4.1	Incorporation and Authority of Buyer	56
Section 4.2	Governmental Approvals	56
Section 4.3	No Conflict	56
Section 4.4	Absence of Litigation	57
Section 4.5	Regulatory Matters	57
Section 4.6	Purchase for Investment	57
Section 4.7	Financial Ability	58
Section 4.8	Solvency	58
Section 4.9	Brokers	58
Section 4.10	Investigation; No Additional Representations; Reliance; Market Reaction.	58
ARTICLE V COVENANTS		59
Section 5.1	Conduct of Business Prior to the Closing	59
Section 5.2	Access to Information	63
Section 5.3	Regulatory and Other Authorizations	64
Section 5.4	Third Party Consents; Shared Contracts.	66
Section 5.5	Intercompany Obligations and Arrangements	68
Section 5.6	Books and Records	69
Section 5.7	Seller Names and Marks.	70
Section 5.8	Insurance	73
Section 5.9	D&O Liabilities	75
Section 5.10	Employee Non-Solicit; Non-Compete	76
Section 5.11	Confidentiality; Disclosed Personal Information	81
Section 5.12	No Provision of Services and Systems.	83
Section 5.13	Further Action	83
Section 5.14	Exclusivity	83
Section 5.15	Representation and Warranty Insurance Policy.	84
Section 5.16	Transition Services Agreement and Coordination.	84
Section 5.17	Lease Assignment or Alternative Arrangements.	86
Section 5.18	Seller Confidentiality Agreements.	86
Section 5.19	Delivery of Financial Statements.	87
Section 5.20	Acquired Services Company	87

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iii 1012075734v13 ARTICLE VI EMPLOYEE MATTERS .......................................................................................88 Section 6.1 Employee Matters ..................................................................................................88 Section 6.2 Access to Employees .............................................................................................92 ARTICLE VII TAX MATTERS ...................................................................................................92 Section 7.1 Transfer Taxes .......................................................................................................92 Section 7.2 Assistance and Cooperation ...................................................................................92 Section 7.3 Mandatory Reporting .............................................................................................93 Section 7.4 Tax Returns ............................................................................................................93 Section 7.5 Tax Benefits ...........................................................................................................94 ARTICLE VIII CONDITIONS TO CLOSING .............................................................................94 Section 8.1 Conditions to Obligations of Seller .......................................................................94 Section 8.2 Conditions to Obligations of Buyer .......................................................................95 ARTICLE IX TERMINATION .....................................................................................................96 Section 9.1 Termination ............................................................................................................96 Section 9.2 Notice of Termination ............................................................................................97 Section 9.3 Effect of Termination .............................................................................................97 ARTICLE X MISCELLANEOUS PROVISIONS ........................................................................97 Section 10.1 Non-Survival of Representations and Warranties..................................................97 Section 10.2 Notices. ..................................................................................................................97 Section 10.3 Entire Agreement ...................................................................................................98 Section 10.4 Waivers and Amendment .......................................................................................99 Section 10.5 Successors and Assigns..........................................................................................99 Section 10.6 No Third Party Beneficiaries .................................................................................99 Section 10.7 Governing Law; Submission to Jurisdiction ..........................................................99 Section 10.8 Waiver of Jury Trial .............................................................................................100 Section 10.9 Severability ..........................................................................................................100 Section 10.10 Disclosure Schedules ...........................................................................................101 Section 10.11 Specific Performance ...........................................................................................101 Section 10.12 Publicity ...............................................................................................................101 Section 10.13 Expenses ..............................................................................................................102 Section 10.14 Counterparts .........................................................................................................102 Section 10.15 Release .................................................................................................................102 Seller Disclosure Schedule Buyer Disclosure Schedule SCHEDULES Schedule 1.1(a) Agreed Accounting Principles Schedule 2.3(a) Form of Estimated Closing Statement

iv 1012075734v13 Schedule 2.3(b) Pro Forma Balance Sheet Schedule 2.3(e) Form of Estimated LPT Settlement Statement Schedule 2.7(f) Directors & Officers of Acquired Companies Schedule 5.10(b)(i) London Aviation Accounts Schedule 8.1(b) Seller Governmental Approvals Schedule 8.2(b) Buyer Governmental Approvals EXHIBITS Exhibit A Form of LPT Agreement Exhibit B Form of Transition Services Agreement Exhibit C Form of Guaranty Letter Agreement Exhibit D Form of Resignation Letter

1012075734v13 PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated March 22, 2026 is made by and between Everest Underwriting Group (Ireland) Limited, an Irish company (“Seller”), and The Wawanesa Mutual Insurance Company, a mutual insurance company existing under the Insurance Companies Act (Canada) (“Buyer”). RECITALS WHEREAS, Seller is engaged in the Business through the Acquired Insurance Company and its wholly-owned subsidiary, the Acquired Services Company; WHEREAS, (a) one hundred percent (100%) of the outstanding shares of capital of the Acquired Insurance Company is owned by Seller, a wholly-owned subsidiary of Everest Group, Ltd. (the “Shares”) and (b) one hundred percent (100%) of the outstanding shares of capital of the Acquired Services Company is owned by the Acquired Insurance Company; WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, upon the terms and subject to the conditions set forth herein; WHEREAS, concurrently with the Closing and effective as of the Effective Time, LPT Reinsurer, an Affiliate of Seller, and the Acquired Insurance Company will enter into a loss portfolio transfer reinsurance agreement in the form attached hereto as Exhibit A (the “LPT Agreement”) pursuant to which LPT Reinsurer will reinsure the Subject Liabilities (as such term is defined in the LPT Agreement) in respect of the Existing Business Insurance Policies on the terms and conditions set forth therein; WHEREAS, concurrently with the Closing, Seller and Buyer will enter into a transition services agreement substantially in the form attached hereto as Exhibit B (the “Transition Services Agreement”), pursuant to which one or more Affiliates of Seller will perform certain transition services with respect to the Business for Buyer; and WHEREAS, concurrently with the Closing, the Acquired Insurance Company and LPT Reinsurer will enter into a letter agreement in the form attached hereto as Exhibit C (the “Guaranty Letter Agreement”), pursuant to which LPT Reinsurer will, after the Closing, cease to guarantee obligations in respect of the Insurance Policies issued by the Acquired Insurance Company on or after the Effective Time on the terms and conditions set forth therein. NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties to this Agreement hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Defined Terms. Capitalized terms used in this Agreement have the meanings specified or referred to in this Section 1.1.

2 1012075734v13 “2025 Transfer Pricing Studies” has the meaning set forth in Section 7.4. “2026 Transfer Pricing Studies” has the meaning set forth in Section 7.4. “Acquired Business” has the meaning set forth in Section 5.10(b)(ii). “Acquired Companies” means the Acquired Insurance Company and the Acquired Services Company. “Acquired Company Benefit Plan” means each Benefit Plan that is maintained, sponsored or contributed to exclusively by an Acquired Company. “Acquired Company Employee” means any employee who is employed by an Acquired Company. “Acquired Insurance Company” means Everest Insurance Company of Canada, a Canadian insurance company. “Acquired Services Company” means Premiere Insurance Underwriting Services, Inc., an Ontario corporation. “Action” means any claim, action, investigation, suit, litigation, audit, arbitration, hearing, charge, complaint, demand, proceeding or alternative dispute resolution process brought by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body. “Actuarial Analyses” has the meaning set forth in Section 3.16(e). “Actuarial Standards” means generally accepted actuarial standards, including the Canadian Standards of Practice as set out by the Canadian Institute of Actuaries, at the relevant time, applied on a consistent basis. “Affiliate” means, with respect to any Person, any other Person that, at the applicable time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person. “Agreed Accounting Principles” means the agreed procedures, principles, methodologies, elections and exceptions set forth in Schedule 1.1(a). “Agreement” has the meaning set forth in the preamble hereto. “Alternative Transaction Proposal” means any inquiry, offer or proposal made by any Person or group of Persons other than Buyer relating to (a) any acquisition or purchase of all or a material portion of the assets of the Acquired Companies or in respect of the Business (whether by asset sale, option or renewal rights transaction), other than ordinary course transactions involving the investment assets of the Acquired Companies, (b) any acquisition or purchase of all or a

3 1012075734v13 material portion of the equity securities of the Acquired Companies (whether by merger, reorganization, amalgamation, consolidation, share exchange, joint venture, recapitalization, non- ordinary course or routine financing arrangements or other business combination) or (c) a liquidation or dissolution of any of the Acquired Companies, in each case in any one transaction or in a series of transactions. “Ancillary Agreements” means, collectively, the LPT Agreement, the Transition Services Agreement and the Guaranty Letter Agreement. “Anti-Corruption Laws” means all Laws applicable to the Acquired Companies or the Business concerning or relating to bribery or corruption, including, without limitation, the Corruption of Foreign Public Officials Act (Canada), the anti-corruption provisions of the Criminal Code (Canada), and the U.S. Foreign Corrupt Practices Act. “Anti-Money Laundering Laws” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the anti-money laundering provisions of the Criminal Code (Canada) and other anti-money laundering, anti-terrorist financing and "know your client" Laws applicable to the Acquired Companies or the Business. “Applicable Accrued Annual Bonus Amount” has the meaning set forth in Section 6.1(e)(ii)(A). “Applicable Accrued Annual Bonus Amounts Schedule” has the meaning set forth in Section 6.1(e)(ii). “Assumed Benefit Plan” means each Acquired Company Benefit Plan and each other Benefit Plan identified as an Assumed Benefit Plan in Section 3.13(a) of the Seller Disclosure Schedule. “Assumed PTO” has the meaning set forth in Section 6.1(b)(iii). “Base Amount” means an amount of cash equal to $410,000,000. “Benefit Plan” means each plan, agreement, arrangement, program or policy providing for compensation, bonuses, retention, pension, supplemental unemployment benefit, change in control, profit-sharing, executive compensation, equity or equity-based compensation or other forms of incentive or deferred compensation, stock compensation, stock purchase, stock option, phantom stock or equity, savings, severance, vacation or vacation pay, paid time off, insurance, salary continuation, termination, bonus, health and welfare or retirement benefits or similar plan, agreement, arrangement, program or policy, in each case, that is sponsored, maintained, contributed to, or required to be contributed to by Seller, either Acquired Company or any of their respective Affiliates for the benefit of Acquired Company Employees or former employees of the Acquired Companies and/or in each case, their eligible dependents, or for which either Acquired Company has any current or future Liabilities, other than any plan, agreement, arrangement, program or policy that an Acquired Company or their respective Affiliates is required to participate

4 1012075734v13 in or comply with by applicable Law (including the Canada Pension Plan and Quebec Pension Plan) or plans administered or maintained by a Governmental Authority pursuant to applicable health tax, workplace safety insurance and employment insurance legislation. “Bonus Payment Date” has the meaning set forth in Section 6.1(e)(ii)(A). “Business” means the insurance operations of the Acquired Companies as conducted on the date hereof. “Business Books and Records” shall mean books, documents, records, files, agreements, manuals, Tax Returns, data and other information of the Acquired Companies, whether stored in hard copy, computer format or other media that are (a) related to the Business or the other assets, properties, business or operations of the Acquired Companies, and (b) reasonably required to operate the Business; provided, however, the Business Books and Records shall not include the Excluded Books and Records. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, Toronto, Ontario or Winnipeg, Manitoba are required or authorized by Law to be closed. “Business Information Technology” means all information technology, including Hardware and Software, routers, switches, networks and data communications lines, owned or controlled by the Acquired Companies and used in the conduct of the Business. “Business Intellectual Property” means Intellectual Property owned by an Acquired Company. “Business Material Adverse Effect” means (a) any change, event, effect, development, condition or occurrence that, individually or in the aggregate with all other changes, events, effects or occurrences, would be reasonably likely to be materially adverse to the condition (whether financial or otherwise), operations, the results of operations, assets and liabilities of the Acquired Companies or the Business, taken as a whole; provided, that no event, change, effect, development, condition or occurrence resulting from or arising out of any of the following, either individually or in combination, shall constitute or be deemed to contribute to a Business Material Adverse Effect or be taken into account in determining whether a Business Material Adverse Effect has occurred or would be reasonably likely to occur: (i) changes in the United States, Canadian or global economy or capital or financial markets, including changes in interest or exchange rates, or price levels or prices or trading volumes in the United States, Canadian or foreign securities markets and corresponding changes in the value of the Investment Assets of the Acquired Companies; (ii) political conditions generally or earthquakes, hurricanes, tropical storms, floods, fires or other natural disasters, man-made disasters, pandemics or epidemics (including the COVID-19 pandemic), hostilities, acts of war, sabotage, terrorism or military actions and any escalation or general worsening of the foregoing; (iii) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required or permitted by this Agreement, or the announcement of, or consummation of, any of the transactions contemplated

5 1012075734v13 hereby, and the identity or facts related to Buyer (including effects to the extent attributable to compliance with the covenants contained herein or the failure to take any action as a result of any restrictions or prohibitions set forth herein); (iv) any changes or prospective changes in Law, IFRS, GAAP, SAP or other applicable accounting rules or the enforcement or interpretation thereof including changes in capital requirements for insurance companies required by applicable Law or any Governmental Authority; (v) any action or omission taken or failed to be taken by Buyer or its Affiliates; (vi) any action or omission taken or failed to be taken by any of Seller, the Acquired Companies or any of their Affiliates, at the written request of Buyer or any of its Affiliates or with Buyer’s or any of its Affiliates’ prior written consent; (vii) any change (or threatened change) in the credit, financial strength or other ratings of Seller or any of its Affiliates, including the Acquired Companies (but not the underlying cause(s) thereof, which shall be considered in determining whether there has been a Business Material Adverse Effect); (viii) any failure by the Acquired Companies to achieve any earnings, premiums written or other financial projections or forecasts for any period ending on or after the date of this Agreement (but not the underlying cause(s) thereof, which shall be considered in determining whether there has been a Business Material Adverse Effect); (ix) any matter expressly set forth in the Seller Disclosure Schedule or reflected on the face of any of the Statutory Financial Statements, in each case to the extent of the scope disclosed, or (x) any effect that is cured (as determined by Buyer, acting reasonably) by Seller or its Affiliates prior to the Closing; provided that, notwithstanding the foregoing, with respect to clauses (i), (ii) and (iv), such fact, circumstance, change or effect shall be taken into account in determining whether a Business Material Adverse Effect has occurred or would reasonably be expected to occur solely to the extent such fact, circumstance, change or effect is disproportionately adverse with respect to the Acquired Companies or the Business, taken as a whole, as compared to the business of other participants engaged in the industries in which the Acquired Companies or the Business operates; or (b) a material impairment of, prevention of or delay in the ability of Seller to perform its material obligations under this Agreement, taken as a whole, including consummation of the transactions contemplated hereby. “Business Portion” has the meaning set forth in Section 5.4(d). “Buyer” has the meaning set forth in the preamble hereto. “Buyer Benefit Plan” has the meaning set forth in Section 6.1(f). “Buyer Disclosure Schedule” means the disclosure schedule dated the date hereof delivered by Buyer to Seller in connection with the execution and delivery of this Agreement. “Buyer Fundamental Representations” means the representations and warranties of Buyer set forth in Section 4.1 (Incorporation and Authority of Buyer) and Section 4.9 (Brokers). “Buyer Governmental Approvals” means the Governmental Approvals that are set forth on Schedule 8.2(b). “Buyer Liens” means any Liens arising as a result of any agreement of, or any Governmental Order binding on, or any condition applicable to, or otherwise resulting from any

6 1012075734v13 actions by or facts or circumstances relating to, Buyer or its designated assignee(s) hereunder or any of their respective Affiliates, but not Seller or any of its Affiliates. “Buyer Material Adverse Effect” means a material impairment of or delay in the ability of Buyer or any of its Affiliates to perform its material obligations under this Agreement or the Ancillary Agreements, taken as a whole, including consummation of the transactions contemplated hereby and thereby. “Buyer Party” means Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement, including, from and after the Closing, the Acquired Companies. “Buyer Released Claims” has the meaning set forth in Section 10.15(a). “Buyer Releasee” has the meaning set forth in Section 10.15(a). “Buyer Releasor” has the meaning set forth in Section 10.15(b). “Change of Control Approvals” means the approval of the Minister of Finance (Canada) under subsections 407(1) and 407.1(1) of the Insurance Companies Act (Canada) authorizing Buyer to purchase or otherwise acquire a significant interest in a class of shares of the Acquired Insurance Company and control of the Acquired Insurance Company. “Closing” has the meaning set forth in Section 2.5. “Closing Date” has the meaning set forth in Section 2.5. “Collective Agreements” has the meaning set forth in Section 3.14(j). “Commingled Books and Records” means any information constituting part of the Business Books and Records that is commingled with information related to Seller’s and its’ Affiliates other businesses. “Commissioner” means the Commissioner of Competition appointed under the Competition Act, and includes any acting Commissioner of Competition and all delegates of the Commissioner of Competition or any acting Commissioner of Competition. “Company Data” means all confidential, proprietary, or sensitive information, information necessary for the operation of the Business, Personal Information, and/or trade secrets, in each case, relating to the Acquired Companies or the Business and within the possession or control of the Acquired Companies. “Competing Business” means the performance by Seller or its Affiliates (not including the Acquired Companies) of issuing, underwriting, marketing or selling (and, in the case of Fronting Arrangements, reinsuring) any insurance policies if such insurance policies (a) are issued in

7 1012075734v13 Canada and (b) are of the types written by the Acquired Companies as of the Closing Date (including, aviation policies). “Competition Act” means the Competition Act (Canada), R.S.C., 1985, c. C-34. “Competition Act Approval” means either: (a) the issuance to Buyer of an advance ruling certificate by the Commissioner under Section 102(1) of the Competition Act to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act with respect to the transactions contemplated by this Agreement; or (b) (i) Buyer shall have received a letter from the Commissioner indicating that he does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement and (ii) the waiting period, including any extension thereof, under Section 123 of the Competition Act shall have expired or been terminated or, if applicable, the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with Section 113(c) of the Competition Act. “Condition Satisfaction” has the meaning set forth in Section 2.5. “Confidentiality Agreement” has the meaning set forth in Section 5.11(a). “Consultation Period” has the meaning set forth in Section 2.8(d). “Continuation Period” has the meaning set forth in Section 6.1(b)(i). “Continuing Employee” has the meaning set forth in Section 6.1(a). “Contract” means any written agreement, contract, lease, license, note, bond, mortgage, indenture, arrangement, understanding or commitment, or other obligation, that is legally binding on a Person. “Contractor List” has the meaning set forth in Section 3.14(c). “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “Copyrights” means copyrights, including unregistered copyrights, copyright registrations and applications to register the same, including copyrights in Software. “Daily Simple SOFR” means, for any day, SOFR for such day, as published by the Federal Reserve Bank of New York (or any successor administrator) on its website (or any successor source) calculated on a simple non compounding interest basis.

8 1012075734v13 “Data Room” has the meaning set forth in Section 1.2. “Data Security Incident” means any (a) loss, damage, theft or other unauthorized Processing of Company Data in the possession or control of the Acquired Companies; (b) unauthorized or unlawful access to Company Data in the possession or control of the Acquired Companies or (c) other data security incident for which notification of any Governmental Authority is required by Law. “Disclosed Amount” has the meaning set forth in “Transaction Expenses”. “Disclosed Personal Information” has the meaning set forth in Section 5.11(d). “Disclosure Requirements” has the meaning set forth in Section 7.3. “Domain Names” means domain names registered in any top-level domain by any authorized private registrar or Governmental Authority. “Effective Time” means 12:00:01 a.m. on the Closing Date. “Employee List” has the meaning set forth in Section 3.14(a). “Enforceability Exceptions” has the meaning set forth in Section 3.1(b). “Environment” means the ambient air, all layers of the atmosphere, all water including surface water and underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, living organisms and organic and inorganic matter and including indoor spaces. “Environmental Claim” means any Action by any Person, including a Governmental Authority, alleging liability (including potential or actual liability for investigatory costs, remediation costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees, fines or penalties) arising out of, based on, resulting from or relating to: (a) the presence, release of, or exposure to any Hazardous Substances; (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (c) any other matters for which liability is imposed under, Environmental Laws; provided, however, that “Environmental Claim” does not include any Action, order or notice that arises under or otherwise relates to any Insurance Policy written or issued by an Acquired Company. “Environmental Law” means any applicable Law relating to the protection of the Environment, including those pertaining to: (a) any presence or release, or the threat of the same, of Hazardous Substances; and (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport and handling of Hazardous Substances, including those pertaining to occupational safety and health to the extent relating to exposure to Hazardous Substances.

9 1012075734v13 “Escrow Agent” means a Canadian chartered bank, trust company or other financial institution that: (a) is independent of Seller, Buyer and their respective Affiliates; (b) is in good standing and authorized to carry on business in Canada; (c) has experience acting as an escrow agent in transactions of a similar nature and complexity; (e) is mutually agreed upon in writing by the Seller and Buyer; and (f) includes any successor escrow agent appointed in accordance with the Escrow Agreement. “Escrow Agreement” means the escrow agreement between the Seller, Buyer and the Escrow Agent to be entered into in accordance with Section 2.2(e). “Estimated Closing Statement” has the meaning set forth in Section 2.3. “Estimated LPT Settlement Amount” has the meaning set forth in Section 2.3(e). “Estimated LPT Settlement Statement” has the meaning set forth in Section 2.3(e). “Estimated Purchase Price” has the meaning set forth in Section 2.2(b). “Estimated Total Equity” has the meaning set forth in Section 2.3(b). “Estimated Total Equity Delta” has the meaning set forth in Section 2.3(c). “Estimated Transaction Expenses” has the meaning set forth in Section 2.3(a). “Excess Amount” has the meaning set forth in Section 2.8(g). “Exchange Act” has the meaning set forth in Section 5.6(c). “Excluded Books and Records” means (a) any books and records, materials, emails or other electronic communications, to the extent not related in any manner to the Business, (b) Seller’s or its Affiliates’, other than the Acquired Companies’, minute books, organizational documents, share registers, record books containing minutes of meetings of its directors, managers or shareholders or other corporate governance matters and such other books and records pertaining to Seller’s or its Affiliates’, other than the Acquired Companies’, ownership, organization or existence, (c) information, the transfer or disclosure of which is prohibited or restricted by Law to which Seller or its Affiliates, other than any Acquired Company, is bound (other than an agreement between or among Seller or any of its Affiliates and such information is otherwise not excluded by another provision of this definition) (in which case, copies of which, to the extent permitted by such Law,

10 1012075734v13 will be made available to Buyer upon Buyer’s reasonable request), (d) policies or other proprietary information of Seller or its Affiliates to the extent not related in any manner to the Business, (e) materials prepared for the boards of directors or similar governing bodies of Seller or its Affiliates other than the boards of directors of the Acquired Companies, (f) any internal drafts, opinions, valuations, correspondence or other materials produced by, or provided between or among, Seller and its Affiliates (including the Acquired Companies) or their respective Representatives to the extent substantially related to the negotiation, valuation and consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or the terms of engagement of such Representatives with respect thereto, (g) Contracts between third party vendors and Seller or any of its Affiliates, other than such Contracts that are in the possession and control of the Acquired Companies, to the extent not related in any manner to the Business or the other assets, properties, business or operations of the Acquired Companies or (h) Tax Returns, Tax records or any other information related to Taxes of Seller or its Affiliates (other than Tax Returns and Tax records relating to the Acquired Companies) to the extent not related in any manner to the Business or the Acquired Companies. “Excluded Commingled Records” has the meaning set forth in Section 5.6(b). “Existing Business Insurance Policies” means the Insurance Policies issued, renewed or assumed by the Acquired Insurance Company prior to the Inception Date. “Final Closing Statement” has the meaning set forth in Section 2.8(e). “Final LPT Settlement Statement” has the meaning set forth in Section 2.8(e). “Final Total Equity” has the meaning set forth in Section 2.8(e). “Fraud” means, with respect to any Person, any breach or inaccuracy of a representation or warranty expressly stated in this Agreement that constitutes actual common law fraud under the Law of the State of New York by such Person; provided that “Fraud” shall not include any fraud claim based on constructive knowledge, equitable fraud or negligent misrepresentation. “Fronting Arrangement” means a reinsurance arrangement whereby Seller or any of its Affiliates, as reinsurers, reinsure all or substantially all of the insurance policies of the same type written by another insurer that acts as a fronting company for Seller or any of its Affiliates whereby Seller or any of its Affiliates assume via reinsurance all or substantially all of the aggregate insurance coverage obtained by the underlying policyholders in respect of the risks covered under such policies, and such reinsured risks are in respect of insurance policies (a) that are issued in Canada and (b) are of the types written by the Acquired Companies as of the Closing Date (including aviation policies). “GAAP” means generally accepted accounting principles in the United States or Canada, as applicable.

11 1012075734v13 “Governmental Approval” means any consent, approval, non-disapproval, license, permit, order, qualification, authorization of, or registration, waiver or other action by, or any application or filing with or notification to, any Governmental Authority, including the Buyer Governmental Approvals and the Seller Governmental Approvals. “Governmental Authority” means any Canadian or non-Canadian federal, state, provincial or local or any supra-national, political subdivision, governmental, board, bureau, stock exchange, legislative, tax, regulatory or administrative authority, instrumentality, agency, ministry, body or commission, self-regulatory organization, private body exercising any formal regulatory, expropriation or taxing authority that has the effect of Law under or for the account of any of the above, or any court, tribunal or judicial or arbitral body, including the Commissioner. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Guaranty” means that certain Guaranty, dated as of February 2018, by and between Everest Reinsurance Company and the Acquired Insurance Company. “Guaranty Letter Agreement” has the meaning set forth in the recitals hereto. “Hardware” means any and all computer and computer-related hardware, including computers, file servers, facsimile machines, facsimile servers, scanners and printers. “Hazardous Substances” means any material, substance, chemical or waste (or combination thereof) that: (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, a pollutant, a contaminant, asbestos, PCBs, per- and polyfluoroalkyl substances, petroleum, oil or words of similar meaning or effect under any Environmental Law; or (b) can form the basis of any liability under any Environmental Law. “IFRS” means International Financial Reporting Standards, International Accounting Standards and interpretations of those standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and their predecessor bodies, as in effect from time to time, as adopted by the Canadian Institute of Chartered Accountants. “Inception Date” means the effective time of the LPT Agreement. “Independent Accountant” has the meaning set forth in Section 2.8(e). “Insurance Policies” means any insurance and reinsurance policies and contracts written by or on behalf of the Acquired Insurance Company (including facultative or fronting policies and contracts), together with all binders, slips, certificates, endorsements and riders thereto. “Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with supervision of insurance companies in such jurisdiction.

12 1012075734v13 “Intellectual Property” means Copyrights, Domain Names, Patents, Trademarks and Trade Secrets. “Intercompany Agreements” has the meaning set forth in Section 3.25(a). “Interest Rate” means, as of any date of determination, the Daily Simple SOFR, plus 0.70% per annum, computed on the basis of the actual days elapsed in a three hundred sixty five (365)- day year. “Investment Assets” means the investment assets owned by, or held in trust for the benefit of, any Acquired Insurance Company. “Joint Escrow Release Instructions” has the meaning set forth in Section 2.2(d). “Knowledge” means (a) in the case of Seller, the actual knowledge of those Persons listed in Section 1.1(c) of the Seller Disclosure Schedule after reasonable inquiry and (b) in the case of Buyer, the actual knowledge of those Persons listed in Section 1.1 of the Buyer Disclosure Schedule after reasonable inquiry. “Law” means (a) any and all applicable Canadian or non-Canadian federal, state or local statute, law, constitution, treaty, ordinance, decree, rule, regulation, common law, code, Governmental Order or other legally binding requirement or rule imposed by a Governmental Authority, and (b) any and all applicable policies, practices, standards, guidelines, notices and protocols of any Governmental Authority, which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (to the extent communicated by such Governmental Authority either publicly or to the entity it regulates). “Leased Real Property” means the real property for which either Acquired Company or any of their Affiliates holds a leasehold estate in any land, buildings, structures, improvements, fixtures or other interests in real property for the use by the Acquired Companies. “Leases” has the meaning set forth in Section 3.23(b). “Liabilities” means any and all debts, liabilities, commitments or obligations, in each case whether direct or indirect, secured or unsecured, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future. “Lien” means any and all rights, restrictions, limitations, liens, encumbrances, mortgages, deeds of trust, pledges, hypothecations, assessments, levies, claims, security interests or other similar encumbrances or liens of any kind. “Lloyd’s Syndicate Business” means any insurance or reinsurance business written by or on behalf of affiliated Lloyd’s Syndicates of Seller; provided, that notwithstanding the foregoing,

13 1012075734v13 the Lloyd’s Syndicate Business shall not include any business where Seller directly markets to the local Canadian retail brokers used by the Acquired Insurance Company on any business that fits within the target risk profile of the Acquired Insurance Company based on the insurance business that the Acquired Insurance Company offered at any time in Canada during the 12 month period prior to the Closing. “LPT Adjustment” has the meaning set forth in Section 2.8(h). “LPT Agreement” has the meaning set forth in the recitals. “LPT Reinsurer” means Everest Reinsurance Company (Canadian branch), a Delaware reinsurance company. “LPT Settlement Amount” means the amount calculated pursuant to Schedule 2.3(e). “Malicious Code” has the meaning set forth in Section 3.11(e). “Mandatory Disclosure” has the meaning set forth in Section 7.3. “Market Conduct Claim” means any notice of material non-compliance with Law received from a Governmental Authority, any notice of material non-compliance with Law received from a customer, any other material complaint to which meaningful consideration has been given by the ombudsperson or general counsel of an Acquired Company, or any dispute or legal proceeding in progress against or relating to an Acquired Company that, with respect to each of the foregoing, relates in material part to (a) a misrepresentation or failure of an Acquired Company to accurately describe the nature, provisions, financial elements or benefits of an Insurance Policy or (b) a violation of Law relating to the sale, marketing, claims handling or servicing of an Insurance Policy by an Acquired Company. “Material Contract” has the meaning set forth in Section 3.12(a). “Migration Coordinator” has the meaning set forth in Section 5.16(f). “Migration Plan” has the meaning set forth in Section 5.16(b). “Multi-Employer Pension Plan” means a Benefit Plan that is a “multi-employer pension plan” as that term is defined subsection 1(1) of the Pension Benefits Act (Ontario) or a similar plan subject to the pension standards legislation of any other applicable jurisdiction in Canada. “Notice of Disagreement” has the meaning set forth in Section 2.8(c). “OHSA” has the meaning set forth in Section 3.14(h). “Ontario Lease” means the Lease Agreement, effective as of March 7, 2005, by and between Brookfield Office Properties Inc., HRI Exchange Inc. and PFS Exchange Inc., collectively

14 1012075734v13 as landlord, and Everest Reinsurance Company, as tenant, as amended by First Lease Extension and Amending Agreement, dated as of September 1, 2011, and as amended by the Second Lease Extension and Amending Agreement, effective as of July 14, 2015, with respect to Exchange Tower, 130 King Street West, Suite 2520, Floor 25, Part of Floor 26 and “Swing Space”, as defined therein, Toronto, Ontario, together with the Covenant by Occupant, dated as of August 1, 2015. “Ordinary Course” means, in relation to the conduct of the Business, any action which is taken in the ordinary course of business of any Acquired Company consistent with past practice, as applicable. “OSFI” means the Office of the Superintendent of Financial Institutions (Canada). “Outside Date” has the meaning set forth in Section 9.1(c). “Patents” means patents and patent applications, including utility and design patents and patent applications, and including divisions, continuations, continuations-in-part, extensions and reissues thereof. “Pension Plan” has the meaning set forth in Section 3.13(d). “Permits” has the meaning set forth in Section 3.9(a). “Permitted Liens” means each of the following: (a) Liens that secure debt or other obligations reflected on the Statutory Financial Statements; (b) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested by appropriate proceedings for which appropriate reserves have been taken in accordance with applicable accounting rules and reflected on the Statutory Financial Statements; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens imposed by Law incurred in the Ordinary Course for amounts not yet due, provided that such Liens are related to obligations not due or delinquent and are not registered against title to any of the assets held for use or used in connection with the Business, and notice of which has been given in accordance with Laws; (d) Liens incurred or deposits made to a Governmental Authority in connection with a governmental authorization, registration, filing, license, permit or approval; (e) Liens incurred or deposits made in the Ordinary Course in connection with workers’ compensation, unemployment insurance or other types of social security; (f) defects of title, easements, rights of way, covenants, restrictions and other similar Liens not materially interfering with the ordinary conduct of business; (g) Liens incurred in the Ordinary Course securing obligations or Liabilities that are not individually or in the aggregate material to the relevant asset or property or the Business, respectively, provided that in each case, the same are complied with in all material respects and do not detract from the value of or impair the due or marketability of any of the underlying property; (h) zoning, building and other generally applicable land use restrictions that do not, individually or in the aggregate, materially inhibit the present use of the property subject thereto; (i) any Lien arising under a conditional sales contract or equipment lease with a third party; (j) any Lien that is disclosed in Section 1.1(a) of the Seller Disclosure Schedule; (k) minor encroachments onto or from adjacent property that is permitted under express or implied

15 1012075734v13 agreement and do not materially impair the existing use of Leased Real Property and (l) Liens not created by an Acquired Company solely in respect of the underlying fee interest of any Leased Real Property; provided that “Permitted Liens” shall not include any Liens on such Leased Real Property known to Seller that individually or in the aggregate, materially inhibit or impair the existing use of Leased Real Property. “Person” means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, firm, association or organization or other legal entity. “Personal Information” means any information about an identifiable individual or any information that constitutes personal information or personal data under applicable Law. “Portfolio Solutions” means the insurance of a group (portfolio) of insurance policies or risks collectively, rather than handling each policy individually as part of portfolio solutions (as such term is commonly understood in the insurance industry, including broker facilities, delegated underwriting authorities, binders and lineslips), where (1) the policies and risks are located in multiple jurisdictions and (2) the policies issued in, or risks located in Canada, constitute only a limited portion of the overall portfolio. “Pre-Closing Annual Bonus” has the meaning set forth in Section 6.1(e)(i). “Post-Closing Covenants” has the meaning set forth in Section 10.1. “Pre-Closing Covenants” has the meaning set forth in Section 10.1. “Pre-Closing Policies” has the meaning set forth in Section 5.8(b). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends on or after the Closing Date, the portion of such Tax period ending at Closing; provided, that any allowable deduction in respect of the retention bonuses in an amount equal to the Disclosed Amount to be paid to employees thirty (30) days after the Closing Date shall be dealt with as set out in the definition of Transaction Expenses. “Privacy Laws” means (a) all applicable Laws relating to the privacy, protection or Processing of Personal Information (including without limitation anti-spam Laws); and (b) guidance issued by any Canadian Governmental Authority that pertains to any of the Laws referenced in clause (a), which, although not necessarily having the force of law, is regarded by such Canadian Governmental Authority as being required to be complied with as if it had the force of law (to the extent communicated by such Canadian Governmental Authority to the entities it regulates). “Pro Forma Balance Sheet” has the meaning set forth in the definition of “Pro Forma Financial Statements”.

16 1012075734v13 “Pro Forma Financial Statements” means the pro forma income statement for the Business as of the Reference Date and pro forma balance sheets of the Acquired Companies as of the Reference Date (the “Pro Forma Balance Sheets”), all prepared in accordance with the Agreed Accounting Principles. “Process,” “Processed,” or “Processing” means to access, collect, use, modify, aggregate, communicate, transfer, retrieve, disclose, store, delete, and/or otherwise manage, handle or process Personal Information or Company Data. “Producer” has the meaning set forth in Section 3.18. “Proposed Final Closing Statement” has the meaning set forth in Section 2.8(a). “Proposed Final LPT Settlement Statement” has the meaning set forth in Section 2.8(a)(v). “Proposed Final Total Equity” has the meaning set forth in Section 2.8(a)(ii). “Proposed Final Transaction Expenses” has the meaning set forth in Section 2.8(a)(i). “Purchase Price” has the meaning set forth in Section 2.2(a). “Reference Date” means December 31, 2025. “Reference Date Total Equity” means $157,340,000. “Registered Intellectual Property” mean Business Intellectual Property that is the subject of an application, certificate, filing or registration with or by any Governmental Authority (or, in the case of Domain Names, with or by any authorized domain name registrar). “Reinsurance Agreements” means reinsurance and retrocession agreements entered into by the Acquired Insurance Company with (a) third party reinsurers or (b) reinsurers who are Affiliates of the Acquired Insurance Company, in each case, whereby the Acquired Insurance Company has ceded any liability in respect of the Existing Business Insurance Policies. “Representation and Warranty Insurance Policy” has the meaning set forth in Section 5.15. “Representative” of a Person means the directors, officers, employees, advisors, agents, stockholders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates. “Resignation Letters” has the meaning set forth in Section 2.7(f). “Restrictive Covenants” has the meaning set forth in Section 5.10(e). “Retained Business Information” has the meaning set forth in Section 5.6(a).

17 1012075734v13 “Retained Employee” means any individual set forth in Section 1.1(b) of the Seller Disclosure Schedule, as such schedule may be updated prior to the Closing as agreed by Seller and Buyer. “Review Period” has the meaning set forth in Section 2.8(c). “Sales Tax” means any Canadian sales, goods or services, excise, privilege, transfer, value added, use, consumption, conveyance or other similar Taxes (but not including any Taxes based upon or calculated by reference to income, receipts or capital or withholding Taxes or transfer Taxes). “Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive, jurisdiction-wide Sanctions Laws. “Sanctioned Person” means (a) any Person who is listed or identified under any Sanctions Law or in any sanctions related list maintained by (i) the Government of Canada or any agency or department thereof (including Global Affairs Canada and Public Safety Canada), (ii) the United Nations Security Council, (iii) the U.S. Treasury Department's Office of Foreign Assets Control, (iv) the United Kingdom, or (v) the European Union, (b) any Person operating, organized or resident in a Sanctioned Country, and (c) any Person controlled (as the concept of control is interpreted and applied under applicable Sanctions Laws) by any Person described in (i) or (ii). “Sanctions Laws” means any applicable Law regarding financial, trade and economic sanctions administered by (a) Global Affairs Canada or Public Safety Canada, including Part II.1 (Terrorism) of the Criminal Code (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and the regulations thereunder, (b) the United States Treasury Department's Office of Foreign Assets Control, (c) the European Union, or (d) the United Kingdom. “SAP” means, as to any regulated insurance company, the statutory accounting principles and practices prescribed or permitted by the Governmental Authority charged with supervision of insurance companies in the jurisdiction in which such company is domiciled as in effect at the relevant time. “Scheduled London Aviation Accounts” has the meaning set forth in Section 5.10(b)(i)(D). “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the preamble hereto. “Seller Benefit Plan” means each Benefit Plan that is sponsored by Seller or any of its Affiliates (other than an Acquired Company). “Seller Bonus Plans” has the meaning set forth in Section 6.1(e)(i).

18 1012075734v13 “Seller Confidentiality Agreement” has the meaning set forth in Section 5.18. “Seller Disclosure Schedule” means the disclosure schedule dated the date hereof delivered by Seller to Buyer in connection with the execution and delivery of this Agreement. “Seller Fundamental Representations” means the representations and warranties of Seller set forth in Section 3.1 (Incorporation and Authority), Section 3.2 (Capital Structure of the Acquired Companies; Ownership and Transfer of the Shares), Section 3.31 (Brokers) and Section 3.27 (Business Books and Records). “Seller Governmental Approvals” means the Governmental Approvals that are set forth on Schedule 8.1(b). “Seller Names and Marks” has the meaning set forth in Section 5.7(a). “Seller Party” means LPT Reinsurer and any other Affiliate of Seller that is a party to any Ancillary Agreement. “Seller Released Claims” has the meaning set forth in Section 10.15(a). “Seller Releasee” has the meaning set forth in Section 10.15(b). “Seller Releasor” has the meaning set forth in Section 10.15(a). “Seller Stock Plan” has the meaning set forth in Section 6.1(c). “Share Certificates” has the meaning set forth in Section 2.7(e). “Shares” has the meaning set forth in the recitals. “Shared Contracts” means Contracts pursuant to which a third party provides material services or benefits to Seller or one or more of its Affiliates (including the Acquired Companies) in respect of both the Business and any other business of Seller and its Affiliates (other than the Acquired Companies). “Shortfall Amount” has the meaning set forth in Section 2.8(g). “SOFR” means the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York or any successor administrator on its website (or any successor source). “Software” means computer software applications, programs and software whether in source code or object code. “Solvent” has the meaning set forth in Section 4.8. “Statutory Financial Statements” has the meaning set forth in Section 3.5(a).

19 1012075734v13 “Stock” means any shares in the capital of, or other type of equity ownership interest in, as applicable, a Person. “Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding Stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person. “Target Adjusted Total Equity” means $163,352,345. “Tax” means (a) any Canadian or non-Canadian federal, state, provincial, local or foreign tax, duty, impost, levy, governmental fee or other like assessment or charge imposed by any Tax Authority, including those levied on net income, gross income, gross receipts, premium, excise, windfall profit, severance, property, production, sales, goods and services, harmonized sales, transfer, land transfer, use, license, excise, franchise, employment, employer health, payroll, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums and contributions, and including any withholding, alternative or add-on minimum, ad valorem, value- added, transfer or stamp tax, (b) any instalments in respect thereof and (c) all interest, penalties, fines or additions to tax imposed by any Tax Authority in respect of the foregoing or this clause (c), and (d) any liability for any of the foregoing as a transferee, successor, guarantor, or by operation of law. “Tax Act” means the Income Tax Act (Canada) and any reference thereto includes a reference to the corresponding provisions of the Laws of a province or territory of Canada. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Taxable Period” means any taxation year, fiscal period, or other reporting period of the Acquired Companies for which a Tax Return is required to be filed under applicable law, including any portion thereof. “Tax Returns” means any return, declaration, designation, election, notice, form, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

20 1012075734v13 “Third Party Consent” means any approval, authorization, consent, license or permission of, or waiver or other action by, or notification to, any Person not affiliated with Seller or its Affiliates or Buyer or its Affiliates, as applicable, (other than a Governmental Authority) required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. “Total Equity” means, as of any date of determination, an amount equal to the aggregate total equity of the Acquired Insurance Company as of such date determined in accordance with the Agreed Accounting Principles, applied in a manner consistent with the determination of Total Equity in the Pro Forma Balance Sheet. “Total Equity Delta” means the amount equal to the Final Total Equity less the Target Adjusted Total Equity. “Trade Secrets” means any trade secrets or confidential information, including trade secret and confidential know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, source code and object code. “Trademarks” means trademarks, service marks, trade dress and trade names, and other identifiers of source or origin, and all registrations and pending applications to register any of the foregoing, and all goodwill associated with any of the foregoing. “Transaction Expenses” means the following fees, costs, expenses or other amounts payable by or on behalf of the Acquired Companies to any Person in connection with or as a consequence of the negotiation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and the process undertaken by Seller, any Seller Party and their respective Affiliates (including the Acquired Companies) leading up thereto, as of immediately prior to the Closing: (a) all advisory and legal fees, costs and expenses, including all costs, fees and expenses of investment bankers, legal counsel, accountants, consultants and other advisors engaged in connection with the negotiation, execution and delivery of the transactions contemplated by this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the process undertaken by Seller, any Seller Party and their respective Affiliates (including the Acquired Companies) leading up thereto, and (b) any transaction-related, success, change of control, retention or discretionary bonus or other similar payments made pursuant to any Contract payable as a result of the Closing, including those Contracts that automatically terminate on Closing in accordance with their terms and those retention payments due pursuant to any Contract payable within thirty (30) days of Closing that were disclosed to Buyer prior to the date hereof in the Data Room (such amount, the “Disclosed Amount”), in each of the foregoing cases of (a) or (b), that have not been paid in full prior to the Closing and including any Taxes payable in connection with any of the foregoing and including any employer portion of employment Taxes on such amounts; provided that notwithstanding anything contained herein to the contrary none of the foregoing fees, costs, expenses or other amounts shall be: (i) counted twice in the determination of the amount of Transaction Expenses; (ii) any expenses of, or expenses initiated solely at the request of Buyer or costs and expenses relating to the “tail” policy contemplated by Section 5.9(b),

21 1012075734v13 or (iii) included in Transaction Expenses to the extent included in the calculation of Total Equity. Notwithstanding the foregoing, Transaction Expenses shall not include any retention or discretionary bonuses or other similar amount implemented at the request of Buyer. The determination of any income Taxes included in Total Equity in respect of a Pre-Closing Tax Period shall take into account the availability of any Tax benefits resulting from the payment of Transaction Expenses by an Acquired Company which actually reduce the Purchase Price, to the maximum extent deductible in a Pre-Closing Tax Period pursuant to applicable Law; provided, that, for purposes of determining Total Equity, any allowable deduction of the Acquired Insurance Company in respect of the retention bonuses in an amount equal to the Disclosed Amount to be paid to employees thirty (30) days after the Closing Date shall be deemed to be accrued and deducted in the Acquired Insurance Company’s Tax period ending as a result of the Closing. “Transition Service Coordinator” has the meaning set forth in Section 5.16(e). “Transition Services Agreement” has the meaning set forth in the recitals. “Transition Steering Committee” has the meaning set forth in Section 5.16(b). “TSA Consents” has the meaning set forth in Section 5.4(a). “Updated Employee List” has the meaning set forth in Section 6.1(a). Section 1.2 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the preamble, recitals, Articles, Sections, paragraphs, Exhibits and Schedules are references to the preamble, recitals, Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) references to “$” shall mean Canadian dollars unless clearly indicated otherwise; (d) the word “including” and words of similar import when used in this Agreement and the Ancillary Agreements shall mean “including, without limitation” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (h) the Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (i) any document shall be determined to have been “delivered,”, “disclosed”, “furnished,” “provided” or “made available” to a Person if such document has been uploaded to the electronic data room established by Seller and maintained by Intralinks entitled “Project Blue Jay” (the “Data Room”) or electronically delivered to such Person or its Representatives, in each case not later than one (1) day prior to the date of this Agreement; (j) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (k) all terms defined in this

22 1012075734v13 Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (l) any Contract defined or referred to herein or any agreement or instrument that is referred to herein means such Contract as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; (m) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (n) all time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first (1st) succeeding Business Day if the last day of the period is not a Business Day; (o) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (p) references to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated; (q) any reference to “days” means calendar days unless Business Days are expressly specified; and (r) if any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. ARTICLE II PURCHASE AND SALE; CLOSING Section 2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens other than Buyer Liens, and Buyer shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Shares for the Purchase Price. Section 2.2 Purchase Price and Estimated Purchase Price. (a) The purchase price payable by Buyer to Seller for the Shares (the “Purchase Price”) shall be an amount of cash equal to: (i) the Base Amount; (ii) less the Final Transaction Expenses; (iii) plus (where the Total Equity Delta is a positive number) or less (where the Total Equity Delta is a negative number) the absolute value of the Total Equity Delta. The Purchase Price shall be finally determined in accordance with Section 2.8.

23 1012075734v13 (b) At the Closing, Buyer shall pay to Seller and/or its designated Affiliate(s), by wire transfer of immediately available funds in accordance with Section 2.4, an aggregate amount of cash equal to (the “Estimated Purchase Price”): (i) the Base Amount; (ii) less the Estimated Transaction Expenses; (iii) plus (where the Estimated Total Equity Delta is a positive number) or less (where the Estimated Total Equity Delta is a negative number) the absolute value of the Estimated Total Equity Delta. (c) At the Closing, Seller shall cause the Acquired Insurance Company to pay the LPT Reinsurer, by wire transfer of immediately available funds in accordance with Section 2.4, an aggregate amount of cash equal to the Estimated LPT Settlement Amount. (d) Notwithstanding Section 2.2(b) and Section 2.2(c) if the Closing Date is not a Business Day, Buyer shall pay the Estimated Purchase Price to the Escrow Agent and Seller shall cause the Acquired Insurance Company to pay the Estimated LPT Settlement Amount to the Escrow Agent on the last Business Day prior to the Closing Date, and the Escrow Agent shall hold, or cause to be held, the Estimated Purchase Price and the Estimated LPT Settlement Amount, in escrow until the Closing. Upon consummation of the Closing, the Estimated Purchase Price and the Estimated LPT Settlement Amount shall be released from escrow upon irrevocable joint instructions from Buyer and Seller (the “Joint Escrow Release Instructions”). If the Closing does not occur on the Closing Date, the Escrow Agent shall promptly return the Estimated Purchase Price to Buyer and the Estimated LPT Settlement Amount to the Acquired Insurance Company. (e) If the parties reasonably expect the Closing to occur on a calendar day that is not a Business Day, each of the parties shall use its respective commercially reasonable efforts to (1) agree on an Escrow Agent for the purposes described in Section 2.2(d), (2) negotiate an Escrow Agreement on terms reasonably acceptable to Buyer and Seller, (3) engage the Escrow Agent prior to the Closing and (4) execute and deliver the Escrow Agreement prior to the Closing. The parties shall share equally in the fees and other costs or expenses payable to the Escrow Agent. Section 2.3 Pre-Closing Deliverables. At least five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement, substantially in the form of Schedule 2.3(a) attached hereto, consisting of (collectively, the “Estimated Closing Statement”): (a) Seller’s good faith estimate of the Transaction Expenses as of the Closing (the “Estimated Transaction Expenses”); (b) a pro forma balance sheet of the Acquired Insurance Company as of the Effective Time (after giving effect to the LPT Agreement) substantially in the form of Schedule 2.3(b) attached hereto, which shall (i) be prepared in good faith and in accordance with the Agreed

24 1012075734v13 Accounting Principles and in a manner consistent with the preparation of the Pro Forma Balance Sheet and the calculation of the Reference Date Total Equity (after giving effect to the LPT Agreement), and (ii) on the basis of the foregoing, set forth Seller’s good faith estimate of the Total Equity of the Acquired Insurance Company as of the Effective Time (after giving effect to the LPT Agreement) (the “Estimated Total Equity”); (c) on the basis of the foregoing, Seller’s good faith determination of the amount equal to the Estimated Total Equity less the Target Adjusted Total Equity (the “Estimated Total Equity Delta”); (d) on the basis of the foregoing, Seller’s good faith determination of the Estimated Purchase Price; and (e) a loss portfolio transfer settlement statement as of the Effective Time substantially in the form of Schedule 2.3(e) attached hereto (the “Estimated LPT Settlement Statement”), which shall (i) be prepared in good faith and in accordance with the Agreed Accounting Principles, and (ii) set forth Seller’s estimate of the LPT Settlement Amount determined in accordance with the Agreed Accounting Principles and in a manner consistent with the preparation of the Pro Forma Balance Sheet (the “Estimated LPT Settlement Amount”) for the LPT Agreement as of the Effective Time. Section 2.4 Payments and Computations. (a) Each party shall, and shall cause its applicable Affiliates to, make each payment due under this Agreement to the other party and its applicable Affiliates as early as reasonably practicable on the day when due. All payments shall be paid in cash by wire transfer of immediately available funds to the account or accounts designated in writing no later than two (2) Business Days preceding the date of payment by the party receiving such payment. Except as otherwise provided herein, all computations of interest shall be at the Interest Rate on the basis of a year of three hundred sixty-five (365) days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment under this Agreement is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest. (b) Each party and any of their agents shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required, or reasonably believes it is required, to deduct and withhold with respect to the making of such payment under any applicable provision of Canadian or non-Canadian federal, state, provincial or local Tax Law or applicable governmental policy. If a party determines that an amount is required by applicable Law or applicable governmental policy to be deducted or withheld, such party shall use reasonable best efforts to provide prompt prior notice to the other party of the intent to do so and shall use reasonable best efforts to cooperate with the other party to eliminate or reduce any such withholding. If any amount is so withheld and paid over to the applicable Governmental Authority, such amounts paid to the applicable Governmental Authority shall be treated for all

25 1012075734v13 purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding was imposed. Section 2.5 Closing. The sale of the Shares hereunder (the “Closing”) shall take place by remote communication and by the electronic exchange of signature pages at (x) 10:00 a.m. (New York City time) if the Closing is both a calendar day and Business Day, (y) the Effective Time if the day of the Closing is a calendar day but not a Business Day or (z) some other time as agreed between the parties in writing (a) on the date that is the first calendar day of the calendar month following the calendar month in which all of the conditions set forth in Section 8.1 and Section 8.2 (other than conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions as of the Closing) have been satisfied or waived (in writing) (the “Condition Satisfaction”); provided, that if the Condition Satisfaction occurs less than four (4) Business Days prior to the end of a calendar month, then the Closing shall take place on the date that is the first calendar day of the second (2nd) calendar month following the calendar month in which the Condition Satisfaction occurs or (b) on any other time, date or place as the parties may mutually agree in writing. It is not a requirement of this Agreement that the Closing occur in a physical meeting. The date on which the Closing actually occurs is referred to herein as the “Closing Date”. The Closing shall, for purposes of preparing the Estimated Closing Statement, the Estimated LPT Settlement Statement, the Proposed Final Closing Statement (including, for certainty, the Proposed Final LPT Settlement Statement), the Final Closing Statement and the Final LPT Settlement Statement, and calculating all amounts required to be calculated therefrom, be deemed effective as of the Effective Time. Section 2.6 Buyer’s Additional Closing Date Deliveries. At the Closing (or such earlier time, if specified), Buyer shall deliver, or cause to be delivered, to Seller: (a) the certificate referred to in Section 8.1(a); (b) counterparts of each Ancillary Agreement to which Buyer and each Buyer Party is a party, each duly executed on behalf of Buyer or its Affiliate, as applicable; (c) certified copies of (i) the charter documents and by-laws of Buyer, (ii) all resolutions of the board of directors, and if required the shareholders, of Buyer approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party, and the transactions contemplated hereby and thereby and (iii) a list of its officers and directors authorized to sign this Agreement together with their specimen signatures; (d) a certificate of status, compliance, good standing or like certificate, dated no earlier than two (2) Business Days prior to the Closing Date, with respect to Buyer issued by appropriate government official of the jurisdiction of its incorporation; (e) if applicable in accordance with Section 2.2(d), a counterpart of the Joint Escrow Release Instructions duly executed by Buyer;

26 1012075734v13 (f) if applicable where Section 2.2(d) does not apply, evidence that the wire transfer pursuant to Section 2.2(b) has been initiated; and (g) without limiting the foregoing, all other material documents or instruments as may be reasonably requested by Seller and are reasonably necessary to consummate the transactions contemplated by this Agreement. Section 2.7 Seller’s Additional Closing Date Deliveries. At the Closing (or such earlier time, if specified), Seller shall deliver, or cause to be delivered, to Buyer: (a) the certificate referred to in Section 8.2(a); (b) counterparts of each Ancillary Agreement to which Seller or any Seller Party or an Acquired Company is a party, each duly executed on behalf of Seller and such Seller Party or such Acquired Company; (c) certified copies of (i) the charter documents and by-laws of each of Seller, Acquired Insurance Company and Acquired Services Company, (ii) the resolutions of the board of directors, and if required the shareholders, of each of Seller, Acquired Insurance Company and Acquired Services Company approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party, and the transactions contemplated hereby and thereby and (iii) a list of the directors and officers authorized to sign this Agreement together with their specimen signatures; (d) a certificate of status, compliance, good standing or like certificate, dated no earlier than two (2) Business Days prior to the Closing Date, with respect to Seller, Acquired Insurance Company and Acquired Services Company issued by appropriate government officials of their respective jurisdictions of incorporation; (e) certificates representing the Shares (the “Share Certificates”) being transferred, duly endorsed in blank, for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, such Share Certificates to be delivered to Buyer, or as directed by Buyer, at the Effective Time. If the Closing does not occur on the Closing Date, Buyer shall promptly return the Share Certificates to Seller; (f) copies of duly executed written resignations and mutual release of the Acquired Company and each director and officer of the Acquired Companies set forth on Schedule 2.7(f) in the form attached hereto as Exhibit D (collectively, the “Resignation Letters”); (g) evidence of the termination of each Intercompany Agreement required to be terminated pursuant to Section 5.5(a); (h) if applicable in accordance with Section 2.2(d), a counterpart of the Joint Escrow Release Instructions duly executed by Seller;

27 1012075734v13 (i) if applicable where Section 2.2(d) does not apply, evidence that the wire transfer pursuant to Section 2.2(c) has been initiated; and (j) without limiting the foregoing, all other material documents or instruments as may be reasonably requested by Buyer and are reasonably necessary to consummate the transactions contemplated by this Agreement. Section 2.8 Post-Closing Adjustment. (a) Within one hundred and five (105) days following the Closing Date, Buyer shall prepare and deliver to Seller (i) a statement (collectively, the “Proposed Final Closing Statement”) in substantially the same form as the Estimated Closing Statement containing: (i) Buyer’s calculation of the Transaction Expenses (the “Proposed Final Transaction Expenses”); (ii) a balance sheet of the Acquired Insurance Company as of the Effective Time which shall (A) be prepared in good faith in accordance with the Agreed Accounting Principles and in a manner consistent with the preparation of the Pro Forma Balance Sheet and the calculation of the Reference Date Total Equity (after giving effect to the LPT Agreement) and (B) set forth Buyer’s calculation of the Total Equity of the Acquired Insurance Company (after giving effect to the LPT Agreement) as of the Effective Time (the “Proposed Final Total Equity”); (iii) on the basis of the Proposed Final Total Equity, Buyer’s calculation of the Total Equity Delta (the “Proposed Final Total Equity Delta”); (iv) on the basis of the foregoing, Buyer’s good faith determination of the Purchase Price (the “Proposed Final Purchase Price”); and (v) an LPT settlement statement as of the Effective Time (the “Proposed Final LPT Settlement Statement”) in substantially the same form as the Estimated LPT Settlement Statement, which shall (A) be prepared in good faith in accordance with the Agreed Accounting Principles and in a manner consistent with the preparation of the Pro Forma Balance Sheet and (B) set forth Buyer’s calculation of the LPT Settlement Amount as of the Effective Time (the “Proposed Final LPT Settlement Amount”). (b) In connection with Buyer’s preparation of the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement), to the extent Buyer does not have all relevant information in its possession required to prepare the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement), Buyer and its Representatives will be permitted to reasonably review Seller’s and its Affiliates’ and Seller’s and its Affiliates’ independent accountants’ and actuaries’ books, records and other documents (including work papers, financial statements schedules and memoranda) directly pertaining to the preparation of the Estimated Closing Statement (including the Estimated LPT Settlement Statement), and Seller

28 1012075734v13 shall, and shall cause its Affiliates’ to, make reasonably available the individuals then in its employ, if any, responsible for and knowledgeable about the information used in, and the preparation of, the Estimated Closing Statement (including the Estimated LPT Settlement Statement) in order to respond to the reasonable inquiries of Buyer; provided, however, that the independent accountants and actuaries of Seller and its Affiliates will not be obligated to make any such books and records and other documents available to Buyer unless and until Buyer has signed a customary confidentiality agreement relating to such access to work papers in form and substance reasonably acceptable to such independent accountants and actuaries. (c) Seller will notify Buyer in writing (a “Notice of Disagreement”) within one hundred and five (105) days following Seller’s receipt of the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) (the “Review Period”) if Seller disagrees with the Proposed Final Closing Statement (including, if applicable, the Proposed Final LPT Settlement Statement). The Notice of Disagreement shall set forth in reasonable detail the basis for such dispute, the amounts involved and Seller’s calculation of such disputed amounts. If (i) Seller accepts the Proposed Final Closing Statement (including, if applicable, the Proposed Final LPT Settlement Statement), then the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) will become final and binding upon the parties in accordance with Section 2.8(e) or (ii) Buyer has not received a Notice of Disagreement prior to the expiration of the Review Period, then the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) will become final and binding upon the parties in accordance with Section 2.8(e). During the Review Period, Seller and its Representatives will be permitted to reasonably review Buyer’s and its Affiliates’ independent accountants’ and actuaries’ books, records and other documents (including work papers, financial statements, schedules and memoranda) directly pertaining to the preparation of the Proposed Final Closing Statement (including, if applicable, the Proposed Final LPT Settlement Statement), with respect to the period up to and including the Closing Date, and Buyer will make reasonably available the individuals then in its employ responsible for and knowledgeable about the information used in, and the preparation of, the Proposed Final Closing Statement (including, if applicable, the Proposed Final LPT Settlement Statement), in order to respond to the reasonable inquiries of Seller, provided, that, such access shall be in a manner that does not interfere with the normal business operations or duties of Buyer, the Acquired Companies or their respective employees, as applicable; provided, however, that the independent accountants and actuaries of Buyer will not be obligated to make any such books and records and other documents available to Seller unless and until Seller has signed a customary confidentiality agreement relating to such access to work papers in form and substance reasonably acceptable to such independent accountants and actuaries. For greater certainty, any item set forth in the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) and not objected to by Seller in its Notice of Disagreement shall be final and binding on the parties hereto. (d) During the thirty (30) day period immediately following the delivery of a Notice of Disagreement (the “Consultation Period”), Seller and Buyer will negotiate in good faith to attempt to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement.

29 1012075734v13 (e) If, at the end of the Consultation Period, Buyer and Seller have been unable to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement, then Buyer and Seller will submit all matters that remain in dispute with respect to the Notice of Disagreement (along with a copy of the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement)), in each case, marked to indicate those line items that are in dispute) to Deloitte LLP, or if such firm is unable or unwilling to perform the duties of the independent accountant hereunder, to an independent certified public accounting firm in the United States or Canada of national recognition with significant experience relating to insurance company audits that is not the independent auditor for Buyer or Seller and is otherwise independent and impartial and that is mutually agreed upon by Buyer and Seller; provided, however, that if Buyer and Seller are unable to select such accounting firm within ten (10) days after delivery of the Notice of Disagreement, either party may request the American Arbitration Association to appoint, within twenty (20) days from the date of such request, an independent impartial accounting firm with appropriate accounting experience and significant experience related to insurance company audits and purchase price adjustment disputes, to act as the Independent Accountant (as determined pursuant to this Section 2.8(e), the “Independent Accountant”). The Independent Accountant shall act as an expert and not as an arbitrator and shall make a determination based on written submissions and supporting documents, unless the Independent Accountant requests further information or a meeting. The Independent Accountant shall be requested to deliver as promptly as practicable and in any event within sixty (60) days after its appointment, a written award setting forth the Independent Accountant’s determination of the appropriate amount of each of the line items in the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) as to which Buyer and Seller disagree as set forth in the Notice of Disagreement. With respect to each disputed line item, such determination, if not in accordance with the position of either Buyer or Seller, shall not be more favorable to Seller than the amounts advocated by Seller in the Notice of Disagreement or more favorable to Buyer than the amounts advocated by Buyer in the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement), in each case, with respect to such disputed line item. For the avoidance of doubt, the Independent Accountant’s review of the Proposed Final Closing Statement (including the Proposed Final LPT Settlement Statement) shall be limited to a determination of whether any such document was prepared in accordance with the Agreed Accounting Principles, as applicable, and the Independent Accountant shall not review any line items or make any determination with respect to any matters not subject to a dispute in the Notice of Disagreement. The balance sheet with respect to the Acquired Insurance Company, the determination of the Total Equity of the Acquired Insurance Company (after giving effect to the LPT Agreement), the Purchase Price, the LPT Settlement Amount, in each case, as of the Effective Time, and the Transaction Expenses as of the Closing, are final and binding on the parties, as determined either through (i) agreement of the parties pursuant to Section 2.8(a) or Section 2.8(d), (ii) the failure to timely deliver a Notice of Disagreement pursuant to Section 2.8(c) or (iii) the determination of the Independent Accountant pursuant to this Section 2.8(e), are referred to as the “Final Closing Statement”, the “Final Transaction Expenses”, “Final Total Equity”, “Final Total Equity Delta”, “Final Purchase Price”, “Final LPT Settlement Amount” and the “Final LPT Settlement Statement”, respectively.

30 1012075734v13 (f) The cost of the Independent Accountant’s review and determination will be borne equally by Seller and Buyer. During the Independent Accountant’s review, Buyer and Seller will each make available to the Independent Accountant such information, books and records and work papers, as may be reasonably required by the Independent Accountant to fulfill its obligations under Section 2.8(e); provided, however, that the independent accountants and actuaries of Seller or Buyer will not be obligated to make any work papers available to the Independent Accountant unless and until the Independent Accountant has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants or actuaries, as applicable. After submission by the parties of the information, books and records and work papers to the Independent Accountant pursuant to this Section 2.8(f), the Independent Accountant shall thereafter be permitted to request additional or clarifying information from the parties, and each of the parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accountant. Any final determinations made by the Independent Accountant pursuant to Section 2.8(e), absent fraud or manifest error, shall be treated as expert determinations (and not arbitration) under New York Law governing expert determination and appraisal proceedings, including but not limited to N.Y. CPLR § 7601 and the common law. Any claim, dispute or controversy arising out of or relating to the final determinations of the Independent Accountant, including enforcement of such final determinations, shall be resolved in accordance with Section 10.7. (g) If the Final Purchase Price is less than the Estimated Purchase Price, then Seller shall pay to Buyer an amount equal to the excess of the Estimated Purchase Price over the Purchase Price (an “Excess Amount”), and if the Final Purchase Price is greater than the Estimated Purchase Price, then Buyer shall pay to Seller an amount equal to the excess of the Purchase Price over the Estimated Purchase Price (the “Shortfall Amount”). The Shortfall Amount or the Excess Amount, as applicable, shall be paid within five (5) Business Days after the Final Closing Statement and the Final Total Equity of the Acquired Insurance Company (after giving effect to the LPT Agreement) become such in accordance with Section 2.8(e), together with interest thereon (at the Interest Rate) from the Closing Date to, but excluding, the date such Shortfall Amount or Excess Amount, as applicable, is paid (but in any event, within five (5) Business Days after the Final Closing Statement and the Final Total Equity of the Acquired Insurance Company (after giving effect to the LPT Agreement) is determined). The parties hereto acknowledge and agree that all payments under this Section 2.8(g) shall be treated as adjustments to the Final Purchase Price for Tax purposes, unless otherwise required by applicable Law. (h) After the Final LPT Settlement Statement is exchanged, payments with respect to the LPT Agreement (each such payment, a “LPT Adjustment”) shall be made by the applicable party(ies) to the LPT Agreement to the applicable other party(ies) to the LPT Agreement in an amount equal to the net overpayment or underpayment, as applicable, as reflected in the Final LPT Settlement Statement. If any LPT Adjustment is payable by the Acquired Insurance Company, Buyer shall cause the Acquired Insurance Company to pay to LPT Reinsurer such LPT Adjustment, and if any LPT Adjustment is payable by LPT Reinsurer, Seller shall cause LPT Reinsurer to pay to the Acquired Insurance Company such LPT Adjustment pursuant to the terms of the LPT Agreement. Any such LPT Adjustment shall be paid by wire transfer of immediately

31 1012075734v13 available funds within five (5) Business Days after the Final LPT Settlement Statement is determined together with interest thereon (at the Interest Rate) from the Closing Date to, but excluding, the date such LPT Adjustment is paid (but in any event, within five (5) Business Days after the Final LPT Settlement Statement is determined) (i) This Section 2.8 shall constitute the exclusive remedy of the parties with respect to determination of the “Final Closing Statement”, the “Final Transaction Expenses”, “Final Total Equity”, “Final Total Equity Delta”, “Final Purchase Price”, “Final LPT Settlement Amount”, “Final LPT Settlement Statement”, and the amounts underlying the calculations thereof. For the avoidance of doubt, no party hereto shall be entitled to recover any amounts disputed under Section 2.8 with respect to the same underlying subject matter more than once (j) Notwithstanding anything to the contrary contained in this Agreement or any other agreement between Buyer and Seller executed on or prior to the date hereof, no Party shall have no obligation to make available to the other Party or its Affiliates, or to provide to the other Party or its Affiliates with access to or copies of any books, records and other documents pursuant to this Section 2.8 if such disclosing Party determines, in its reasonable judgment and in good faith, that making such information available would (i) jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine, provided that each party will use its reasonable best efforts to take such action so that such information can be disclosed between the parties in a manner as to not jeopardize attorney-client-privilege, (ii) violate an obligation of confidentiality owing to any Person that is not an Affiliate of such disclosing Party or (iii) contravene any applicable Law or Governmental Order, it being understood that such disclosing Party shall cooperate with any requests for, and use its reasonable best efforts to obtain any, waivers that would enable any otherwise required disclosure to the requesting Party and its Affiliates to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law, contract or Governmental Order. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Subject to and as qualified by the matters set forth in the Seller Disclosure Schedule pursuant to Section 10.10, Seller hereby represents and warrants to Buyer as follows as of the date hereof (except for such representations and warranties which address matters only as of a specific date, which representations and warranties shall be true and correct as of such specific date): Section 3.1 Incorporation and Authority. (a) Seller is an Irish company duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of Ireland. Each Seller Party is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or organized. Each of the Acquired Companies (i) is a corporation or other legal

32 1012075734v13 entity duly incorporated or organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of incorporation or organization; (ii) except as set forth in Section 3.1(a)(ii) of the Seller Disclosure Schedule, is duly qualified to do business and is in good standing in each jurisdiction where the character of its leased properties or the nature of its activities makes such qualification necessary and (iii) has the requisite corporate power and authority to operate its business as now conducted. (b) Each of Seller and each Seller Party has all requisite corporate or similar power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and each of the Ancillary Agreements to which it is or will be a party. The execution and delivery by Seller and each Seller Party of this Agreement and the Ancillary Agreements to which it is or will be a party, and the consummation by Seller and each Seller Party of the transactions contemplated by, and the performance by Seller and each Seller Party of its obligations under, this Agreement and/or such Ancillary Agreements have been (or will be when so executed) duly authorized by all requisite corporate or similar action on the part of Seller and each Seller Party. This Agreement and each of the Ancillary Agreements to which Seller or a Seller Party is or will be a party has been or, with respect to the Ancillary Agreements to be executed and delivered after the date of this Agreement, will be, duly executed and delivered by Seller or such Seller Party and, assuming this Agreement or such Ancillary Agreements constitute legal, valid and binding agreements of the other parties thereto, constitute legal, valid and binding obligations of Seller or such Seller Party, enforceable against Seller or such Seller Party in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). (c) No Seller Party nor any Acquired Company is insolvent and no Action has been taken or authorized by Seller or its Affiliates, or to the Knowledge of Seller, by any other Person, with respect to the bankruptcy or insolvency of Seller or any Acquired Company or with respect to any amalgamation, merger, consolidation, arrangement, receivership or reorganization of, or relating to, Seller or an Acquired Company (other than, with respect to the Acquired Services Company, pursuant to Section 5.20). Section 3.2 Capital Structure of the Acquired Companies; Ownership and Transfer of the Shares. (a) Section 3.2(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, (i) the authorized Stock of each of the Acquired Companies and (ii) the number of shares of each class or series of Stock of each of the Acquired Companies that are issued and outstanding, together with the registered holder thereof. Except as set forth in Section 3.2(a) of the Seller Disclosure Schedule, there are no shares of Stock of the Acquired Companies issued and outstanding. All the outstanding shares of Stock of the Acquired Companies have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of

33 1012075734v13 any preemptive or subscription rights and were not issued in violation of any applicable Laws or such Acquired Company’s organizational documents. There are no options, puts, calls, warrants or convertible or exchangeable securities, or conversion, preemptive, subscription or other rights, or agreements, arrangements or commitments, in any such case, obligating or which may obligate the Acquired Companies to issue, sell, purchase, return or redeem any of their Stock or securities convertible into or exchangeable for any of their Stock, and there are no shares of Stock of the Acquired Companies reserved for issuance for any purpose. No Acquired Company has any debt securities outstanding that have voting rights or are exercisable or convertible into, or exchangeable or redeemable for, or that give any Person a right to subscribe for or acquire, Stock or other equity interest of that Acquired Company. There are no obligations, contingent or otherwise, to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire any Stock of the Acquired Companies. (b) Seller or its applicable Affiliate set forth on Section 3.2(a) of the Seller Disclosure Schedule own all of the outstanding Stock of the Acquired Companies, beneficially and of record and free and clear of all Liens, other than Permitted Liens. (c) None of the Acquired Companies owns any shares of the Stock of, or other voting or equity interest in, any Person, except for Investment Assets acquired and held in the Ordinary Course and their respective Subsidiaries. Section 3.2(c) of the Seller Disclosure Schedule sets forth a true and complete list as of the date hereof of each direct and indirect Subsidiary of each of the Acquired Companies, and the jurisdiction of organization of each such Subsidiary. Section 3.3 Governmental Approvals. Except as set forth in Section 3.3 of the Seller Disclosure Schedule, or as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution and delivery by Seller or any Seller Party of this Agreement and the Ancillary Agreements to which Seller or any Seller Party is or will be a party do not, and the performance by Seller or any Seller Party of, and the consummation by Seller or any Seller Party of the transactions contemplated by this Agreement and such Ancillary Agreements will not, require any Governmental Approval to be obtained or made by Seller, any Seller Party or by any Acquired Company, except for such Governmental Approvals, the failure of which to be obtained from the applicable Governmental Authority would not, individually or in the aggregate, reasonably be expected to (a) be adverse to the Acquired Companies, taken as a whole or (b) materially impair or delay the ability of Seller or any Seller Party to perform its respective obligations under this Agreement or under any Ancillary Agreement. Section 3.4 No Conflict. Provided that all consents, approvals, authorizations and other actions described in Section 3.3 have been obtained or taken, except as set forth in Section 3.4 of the Seller Disclosure Schedule, and except as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution, delivery and performance by Seller, any Seller Party and any Acquired Company of, and the consummation by Seller, any Seller Party and any Acquired Company of the transactions contemplated by, this Agreement and the Ancillary Agreements to which Seller, any Seller Party

34 1012075734v13 or any Acquired Company is or will be a party do not and will not: (a) violate or conflict with the organizational documents of Seller, any Seller Party or any Acquired Company; (b) violate or conflict with any Law, other Governmental Order or Permit, in each case applicable to Seller, any Seller Party or any Acquired Company or by which any of them or any of their respective properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration, suspension, revocation or cancellation, or to impose any penalty under any Material Contract, or result in the creation of any Lien (other than Permitted Liens) or forfeiture of any of the assets or properties of any of the Acquired Companies, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights, terminations, accelerations, cancellations, penalties or creations of Liens as would not, reasonably be likely to be material to the Acquired Companies, taken as a whole, or prevent or materially impair the ability of Seller or any Seller Party to perform its respective obligations under this Agreement or under any Ancillary Agreement. Section 3.5 Financial Statements; Absence of Undisclosed Liabilities. (a) Seller has made available to Buyer copies of (A) the audited consolidated statutory financial statements and the quarter interim statutory financial statements of the Acquired Companies for the 2023, 2024 and 2025 calendar years, in each case together with the exhibits, schedules and notes thereto and any affirmations and (B) certifications filed therewith, in each case, as filed with OSFI (the “Statutory Financial Statements”). Subject to the notes thereto, the Statutory Financial Statements (i) were derived from the Business Books and Records, (ii) prepared in all material respects in accordance with Section 331 of the Insurance Companies Act (which states that, except as otherwise specified by OSFI, the Statutory Financial Statements have been prepared in accordance with IFRS) in each case applied on a consistent basis during the periods presented, except as expressly set forth in such Statutory Financial Statements (taking into consideration any legislative or policy changes made by any Governmental Authority from time to time), and (iii) present fairly, in all material respects, the statutory financial position, results of operations and capital and surplus of the Acquired Insurance Company, in each case, as of the respective dates and for the respective periods covered thereby. Such Statutory Financial Statements were materially in compliance with Law when filed and no material failure to comply with Law has been asserted in writing to Seller or the applicable Acquired Company by any Governmental Authority with respect to such Statutory Financial Statements. (b) To the Knowledge of Seller, neither Seller nor any of its Affiliates (including the Acquired Companies) has received any written advice or notification from its independent accountants that any of the Acquired Companies has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial Business Books and Records of such entity any material properties, assets, liabilities, revenues, expenses, equity accounts or other accounts. The Acquired Insurance Company maintains a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (A) financial records are maintained in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Acquired Insurance Company in all material

35 1012075734v13 respects and (B) transactions are recorded as necessary to permit preparation of the Statutory Financial Statements in accordance with IFRS. (c) Except (i) as set forth in Section 3.5(c) of the Seller Disclosure Schedule or as expressly disclosed in the Statutory Financial Statements, (ii) for Liabilities reserved for in the Statutory Financial Statements or disclosed in the notes thereto and (iii) for Liabilities incurred in the Ordinary Course since the Reference Date, there are no material Liabilities of such Acquired Company of a type that would be required to be disclosed, reflected or reserved for on a balance sheet prepared in accordance with IFRS. Section 3.6 Absence of Certain Changes. Except as set forth in Section 3.6 of the Seller Disclosure Schedule or as contemplated by this Agreement, since the Reference Date (a) Seller and its Affiliates (including the Acquired Companies) have conducted the Business in the Ordinary Course and (b) there has not occurred any event, change, circumstance, effect, development, condition or occurrence that would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. Section 3.7 Absence of Litigation; Governmental Orders. (a) Except as set forth in Section 3.7 of the Seller Disclosure Schedule, since January 1, 2024, there are no Actions (other than those related to claims under Existing Business Insurance Policies issued as of the date hereof or Actions in the Ordinary Course relating to coverage provided by Existing Business Insurance Policies or the underwriting of Insurance Policies in respect of the Business) in progress, pending or, to the Knowledge of Seller, threatened in writing against any of the Acquired Companies, or, to the extent relating to the Business, Seller or any of its Affiliates (other than the Acquired Companies) or any of the Acquired Companies’ directors, officers or employees with respect to activities on behalf of or relating to any Acquired Company (other than, in each case, Actions in the Ordinary Course). Except for (1) any event, change, effect, development, condition, occurrence or matter covered by clause (a)(i), (ii), (iv) or (ix) in the definition of Business Material Adverse Effect, (2) any event, change, effect, development or condition generally affecting the insurance industry in Canada or globally, (3) any matter covered by any other representation or warranty in this Article III, (4) any dispute related to coverage under any insurance policy or reinsurance agreement, (5) any matter arising in the Ordinary Course or (6) any matter expressly set forth in the Seller Disclosure Schedule, to the Knowledge of Seller, as of the date hereof, there are no facts or circumstances which would reasonably be likely to form the primary basis for any material Governmental Order or material Action against the Business or any Acquired Company. (b) There are no Governmental Orders applicable to the Business or any Acquired Company that impose ongoing and continuing obligations which would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies or the Business, taken as a whole, or materially prevent or delay the transactions contemplated hereunder or the Ancillary Agreements.

36 1012075734v13 (c) None of the Acquired Companies has adopted, since January 1, 2024, any policies, procedures or board resolutions at the written request of any Governmental Authority (other than market-wide Law, guidance or requests), that materially restricts the conduct of the Business (including with respect to its capital adequacy, credit or risk management policies or management), nor, to the Knowledge of Seller, has any Acquired Company been advised in writing by any Governmental Authority that it is contemplating making any such request. (d) As of the date hereof, there are no Actions pending, or to the Knowledge of Seller, threatened in writing against Seller, any Seller Party or any of their respective Affiliates (including the Acquired Companies) that question the validity of or seek injunctive relief with respect to this Agreement or any of the Ancillary Agreements or the right of Seller or any Seller Party (including the Acquired Companies) to enter into this Agreement or any of the Ancillary Agreements. Section 3.8 Compliance with Laws. Except as set forth in Section 3.8 of the Seller Disclosure Schedule, each Acquired Company (a) is in compliance, in all material respects, with applicable Law and the Business is being conducted, in all material respects, in accordance with applicable Law and (b) since January 1, 2024, has not received any written or, to the Knowledge of Seller, oral notice from any Governmental Authority regarding any actual or alleged material violation of, or material failure on the part of such Acquired Company or the Business to comply with, any applicable Law or any Permit that has not been remedied such that there is no further material liability for such Acquired Company or the Business as a result of such violation or alleged violation. Section 3.9 Governmental Licenses and Permits. (a) Each of the Acquired Companies owns, holds or possesses all material governmental qualifications, registrations, licenses, permits or authorizations that are necessary for it to conduct the Business and to own or use its assets and properties, as such Business, assets and properties are conducted, owned and used on the date hereof (collectively, the “Permits”). Since January 1, 2024, all fees and charges with respect to the maintenance, effectiveness or currency of such Permits that were due and payable have been paid in full. (b) Except as set forth in Section 3.9(b) of the Seller Disclosure Schedule, (i) all Permits are valid and in full force and effect; (ii) none of the Acquired Companies is in default or violation of any of the Permits, in any material respect, (iii) the Acquired Companies are in compliance with all such Permits in all material respects, and (iv) to the Knowledge of Seller, none of the Acquired Companies is the subject of any pending or threatened Action seeking the revocation, suspension, limitation, termination, modification, impairment or non-renewal of any Permit. Subject to obtaining the consents set forth in Section 3.3 of the Seller Disclosure Schedule, none of the Permits will be subject to revocation, suspension, withdrawal or termination as a result of the consummation of the transactions contemplated hereby.

37 1012075734v13 (c) LPT Reinsurer carries on business in Canada pursuant to an order of the Superintendent of Financial Institutions under the Insurance Companies Act (Canada). Section 3.10 Intellectual Property. (a) Section 3.10(a) of the Seller Disclosure Schedule, as of the date hereof, (i) contains a true and correct list of all Registered Intellectual Property and (ii) identifies for each such item of Registered Intellectual Property, as applicable, the relevant jurisdiction, filing date, application number, date of issuance and registration number. (b) Except as set forth in Section 3.10(b) of the Seller Disclosure Schedule: (i) since January 1, 2024, the conduct of the Business has not materially infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party; (ii) to the Knowledge of Seller, no third party is engaging in any activity that materially infringes upon, misappropriates or otherwise violates the Business Intellectual Property and (iii) there have been no pending or, to the Knowledge of Seller, threatened in writing material Actions, either (A) alleging that the operation of the Business as conducted since January 1, 2024 infringes, misappropriates or otherwise violates the Intellectual Property rights of any third party or (B) challenging the ownership, validity or enforceability of any Business Intellectual Property or any material Intellectual Property licensed by the Acquired Companies. (c) Except as set forth in Section 3.10(c) of the Seller Disclosure Schedule (i) the Acquired Companies own the entire right, title and interest in and to the Business Intellectual Property material to the conduct of the Business, free and clear of any Liens other than Permitted Liens and (ii) as of the date hereof, all relevant filings have been made to and fees have been paid to, the relevant Governmental Authority for the purposes of perfecting, prosecuting and maintaining the registrations and applications for registrations of the Registered Intellectual Property except, as would not, reasonably be likely to be material to the conduct of the Business. (d) Except as set forth in Section 3.10(d) of the Seller Disclosure Schedule, all Intellectual Property created or developed by or for the Acquired Companies that is material to the conduct of the Business was authored or developed by employees or contractors of the Acquired Companies, as applicable, who have validly assigned all of their rights in such Intellectual Property to the Acquired Companies, and who have waived their moral rights and all non-assignable Intellectual Property rights therein. (e) The Acquired Companies have used reasonable best efforts to protect the secrecy, confidentiality and value of any material Trade Secrets, know how, and other confidential information that is Business Intellectual Property. Other than under an appropriate contractual provision relating to confidentiality and nondisclosure, there has been no disclosure to any Person of material confidential information, Trade Secrets, know how, and other confidential information that constitute Business Intellectual Property, and who have waived their moral rights and all non- assignable Intellectual Property rights therein.

38 1012075734v13 (f) The source code for all Software that is Business Intellectual Property has been stored and documented using commercially reasonable practices. No open source Software has been used in any manner that, with respect to the Business Intellectual Property (i) requires the disclosure or distribution of such Business Intellectual Property in source code form; (ii) requires the licensing of such Business Intellectual Property for the purpose of making derivative works; (iii) imposes any restriction on the consideration to be charged for the distribution of such Business Intellectual Property; (iv) imposes any restriction on the Acquired Companies from asserting its rights, including patent and other Intellectual Property rights; or (v) imposes any other material limitation, restriction, or condition on the right of the Acquired Companies with respect to its use or distribution of such Business Intellectual Property. Section 3.11 Data Security; Data Privacy; IT. (a) Except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, since January 1, 2024, the collection, use, disclosure and other processing of Personal Information by the Acquired Companies is in compliance with all applicable Privacy Laws and all published, posted and binding internal policies and procedures of the Acquired Companies relating to the collection, use, storage, disclosure and other processing of Personal Information in all material respects. (b) Since January 1, 2024, there have been no Data Security Incidents with respect to the Business Information Technology or any Company Data in the custody or control of the Acquired Companies that would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. The Acquired Companies have commercially reasonable administrative, technical, physical and organizational controls, policies, measures, procedures and safeguards in place designed to comply with Privacy Laws and to protect against Data Security Incidents. (c) Since January 1, 2024, (i) no Action of any nature has been asserted or, to the Knowledge of Seller, threatened in writing against any Acquired Company alleging or finding a material violation of any Privacy Laws, and (ii) the Acquired Companies have not received any written claims, notices or complaints from any Governmental Authority of any violation of any Privacy Law relating to the Business that would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. (d) To the extent required by Privacy Laws, the Acquired Companies have commercially reasonable policies and procedures in place that are reasonably designed to require all third parties, including vendors, contractors, and other Persons, who enter into agreements to Process Company Data from or on behalf of the Acquired Companies to comply with Privacy Laws. (e) None of the Business Information Technology contains any malicious code, program, or other internal component (e.g., computer virus, computer worm, computer time bomb, or similar component) that would reasonably be expected to materially damage, destroy, impede

39 1012075734v13 the operation of, alter or allow unauthorized access to any computer system or network or other device on which such code, program, or other internal component is stored or installed (any such code, “Malicious Code”). Since January 1, 2024, (i) the Acquired Companies have used reasonable best efforts to protect the Business Information Technology from Malicious Code; and (ii) none of the Business Information Technology have malfunctioned or failed in a manner causing a material disruption or material adverse impact to the Business. (f) The Business Information Technology is in good operating condition and in good repair, in all material respects (reasonable wear and tear excepted). To the Knowledge of Seller, there are no material deficiencies in the Business Information Technology, that would reasonably be likely to cause, individually or in the aggregate, material disruption or material adverse impact to the Business. (g) Since January 1, 2024, the Acquired Companies have, or have caused to be, conducted annual security and vulnerability assessments and tests of the Business Information Technology, in all material respects, and any “critical” vulnerabilities or threats identified by such assessments or tests have been or are being remediated. (h) The Acquired Companies have commercially reasonable business continuity, back-up and disaster recovery plans and procedures in place for the Business Information Technology designed to provide for the business continuity of the Business in all material respects. Section 3.12 Material Contracts. (a) Section 3.12(a) of the Seller Disclosure Schedule lists each written material contract, agreement, instrument or other legally binding and enforceable commitment in force as of the date hereof to which Seller or any of its Affiliates (including the Acquired Companies) are a party and relate to the Business or which comprise any Shared Contract (other than any Existing Business Insurance Policies, any Contracts that relate to the acquisition, disposition or custody of any Investment Assets, any Reinsurance Agreements or any Intercompany Agreements) (each, a “Material Contract”), in each case, that: (i) (A) requires any Acquired Company to purchase any products or services from a third party for a purchase price or make any payments in excess of $1,000,000 in the fiscal year ended December 31, 2025 or (B) requires any Acquired Company to make capital expenditures or to purchase any products or services from a third party in the fiscal year ended December 31, 2025, in excess of $1,000,000 individually or in the aggregate per annum; (ii) (A) restricts the incurrence of indebtedness by an Acquired Company or restricts the incurrence of any Liens on any properties or assets of an Acquired Company, in each case, involving Liabilities in excess of $1,000,000 or (B) restricts the payment of dividends or distributions or declaration of returns of capital by an Acquired Company;

40 1012075734v13 (iii) relates to the acquisition or disposition by an Acquired Company the Business in the last ten (10) years of any material assets or any material business (whether by amalgamation, sale or purchase of shares, sale or purchase of assets, assumption reinsurance (other than as contemplated by this Agreement) or otherwise) to the extent any actual or contingent material obligations of any Acquired Company thereunder remain outstanding or any material rights (other than customary confidentiality provisions) survive; (iv) contains provisions or covenants that either directly or indirectly provides for any right of first refusal, right of first offer or “most favored nations” terms, except to the extent such provisions or covenants inure for the benefit of an Acquired Company or the Business; (v) pursuant to which an Acquired Company: (A) licenses material Intellectual Property from a third party, except licenses to commercially available Software or (B) has granted to any third party any license to material Business Intellectual Property except in each case non-exclusive licenses that are incidental to the transaction contemplated in such agreement; (vi) that any Governmental Authority is a party to on the one hand, and an Acquired Company is a party to, on the other hand, other than standard Contracts entered into by industry participants with Governmental Authorities in the Ordinary Course; (vii) is with the Acquired Insurance Company or any of its Affiliates and the Acquired Insurance Company’s top 25 Producers in respect of the Business (including those known as “Summit Six” and “Alpine Partners”) and/or managing general agents measured by the amount of gross written premium that was written by such broker or managing general agent during the 2025 calendar year; (viii) contains covenants (A) limiting the ability of any of the Acquired Companies in any material respect (taken as a whole) to engage in any line of business or to compete with any Person or (B) limiting the ability of any Person to provide or receive products or service to an Acquired Company or the Business, in each case, except for contracts and agreements that limit the ability of either Acquired Company to solicit the employment of, or hire individuals employed by, other Persons; (ix) is a mortgage, indenture, loan or credit agreement, security agreement, or other agreement or instrument of an Acquired Company relating to the borrowing of money or extension of credit, any hedge obligations, or the direct or indirect guarantee of any obligation for borrowed money of any Person or any other Liability in respect of indebtedness for borrowed money of any Person, in each case, involving Liabilities with respect to the Business in excess of $1,000,000;

41 1012075734v13 (x) is a material limited liability company, partnership, joint venture or other similar contract of an Acquired Company relating to the formation, creation, operation, management or control of any joint venture in respect of the Business; (xi) is between the Acquired Company and any current or former officer, director, contractor, consultant or employee of an Acquired Company (A) whose aggregate annual base compensation is in excess of $150,000 or (B) providing for any deferred compensation, severance, bonus, retirement or change in control payments in excess of $25,000 in connection with the announcement of, or consummation of, any of the transactions contemplated hereby; (xii) involves the settlement of any pending or threatened claim or Action by an Acquired Company that requires (A) payment obligations as of the date hereof in excess of $100,000 or (B) any material ongoing commitments, undertakings, requirements or restrictions on an Acquired Company, imposed by any Person or Governmental Authority, in each case other than claims settled under Insurance Policies in the Ordinary Course; (xiii) any material investment management agreement, custodial services agreements in respect of Investment Assets of the Acquired Insurance Company or claims management agreement in respect of the Business; or (xiv) is an obligation to enter into any of the foregoing. (b) Except as set forth in Section 3.12(b) of the Seller Disclosure Schedule, each Material Contract is a legal, valid and binding obligation of the applicable Acquired Company, Seller or its Affiliates that are a party thereto, and, to the Knowledge of Seller, each other party to such Material Contract and is enforceable against the applicable Acquired Company, Seller or its Affiliates that are a party thereto, and, to the Knowledge of Seller, each such other party, in accordance with its terms (except in each case as may be limited by the Enforceability Exceptions), and none of the Acquired Companies, Seller or any of its Affiliates nor, to the Knowledge of Seller, any other party to a Material Contract, is in material default or material breach in the performance, observance or fulfillment of any obligation, covenant or condition applicable to the Business contained under a Material Contract and, to the Knowledge of Seller, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both) in respect of the Business. No party to any Material Contract has given written notice or, to the Knowledge of Seller, oral notice of its intention to (i) renegotiate or change the scope of material rights or obligations under any Material Contract in respect of the Business; (ii) fail or refuse to renew any Material Contract on substantially the same terms and conditions with respect to the Business; or (iii) file for bankruptcy or voluntarily or involuntarily enter into insolvency proceedings under any state, federal or other jurisdictions.

42 1012075734v13 (c) As of the date hereof, to the Knowledge of Seller, none of Seller, its Affiliates or the Acquired Companies in respect of the Business has received any written notice terminating or threatening to terminate any Material Contract that remains in effect. (d) Seller has made available to Buyer a copy of each Material Contract prior to the date of this Agreement, except as specified in Section 3.12(d) of the Seller Disclosure Schedule. Section 3.13 Employee Benefits. (a) Section 3.13(a) of the Seller Disclosure Schedule lists all material Benefit Plans in existence as of the date hereof and separately identifies each such Benefit Plan that is (i) an Acquired Company Benefit Plan, (ii) a Seller Benefit Plan and (iii) an Assumed Benefit Plan. Prior to the date of this Agreement, Seller has furnished to Buyer (A) Seller has made available to Buyer copies of all Assumed Benefit Plans, as amended, together with all related documentation that support each such Assumed Benefit Plan, or, if oral, a description thereof together with all related material documentation and (B) written summaries of the material terms of all Seller Benefit Plans. To the Knowledge of Seller, no fact or circumstance exists which could adversely affect the registered status of any Assumed Benefit Plan. (b) Except as set forth in Section 3.13(b) of the Seller Disclosure Schedule, each Benefit Plan has been established, registered (where required), maintained, funded and administered in accordance with its terms, and in compliance with applicable Law in all material respects. All employer and employee contributions, payments or premiums required to be remitted, paid to or in respect of any Benefit Plan by the Acquired Companies in respect of the Acquired Company Employees under the terms of such Benefit Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the applicable Benefit Plan(s) in all material respects. (c) There are no (i) outstanding breaches, defaults or violations by any party to a Benefit Plan which an Acquired Company participates in, (ii) other than routine claims for benefits, current, pending or, to the Knowledge of Seller, threatened breaches, actions, investigations, examinations suits or claims with respect to any Benefit Plan which an Acquired Company Employee participates in, (iii) Taxes, penalties or fees owing or due and payable under or in respect of any Benefit Plans which an Acquired Company Employee participates in, and (iv) audits or other proceedings by a Governmental Authority ongoing, pending or, to the Knowledge of Seller, threatened with respect to any Assumed Benefit Plan which an Acquired Company Employee participates in. (d) Section 3.13(d) of the Seller Disclosure Schedule identifies each Benefit Plan that is a “registered pension plan” as that term is defined in subsection 248(1) of the Tax Act (each, a “Pension Plan”). No Pension Plan contains a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act. None of the Benefit Plans which an Acquired Company Employee participates in is (i) a Multi-Employer Pension Plan, (ii) a “retirement

43 1012075734v13 compensation arrangement” as defined in subsection 248(1) of the Tax Act or (iii) a “employee life and health trust” as defined in subsection 248(1) of the Tax Act. No Benefit Plan which an Acquired Company Employee participates in is or has been found by a Governmental Authority to be a “salary deferral arrangement” as defined in subsection 248(1) of the Tax Act. (e) None of the Benefit Plans provides retiree health and welfare benefits coverage to any of the Acquired Company Employees, other than where such coverage or benefits are (i) required to be provided by Law, (ii) provided in respect of claims incurred prior to termination of employment or retirement or (iii) provided pursuant to applicable conversion or survivor privileges in accordance with the terms of the insurance policy underlying such Benefit Plan, in each case to employees or former employees of an Acquired Company (or any of their spouses, dependents, survivors, beneficiaries or estates of such employees and former employees). No Acquired Company has any actual unfunded Liabilities with respect to any of the Benefit Plans as of the date hereof. (f) Except as contemplated by this Agreement, and except as set forth in Section 3.13(f) of the Seller Disclosure Schedule, no Benefit Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement, will accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or result in any other material obligation pursuant to, any of the Benefit Plans in respect of any Acquired Company Employee (including, without limitation, any change of control, retention, bonus or similar payment). Section 3.14 Employees. (a) Seller has delivered to Buyer a true and correct list (the “Employee List”) of all of the Acquired Company Employees as of the date hereof, which includes, for each such employee, their name, employer entity, position, hire date, location of employment, annual base salary or hourly wage rate, annual incentive targets, benefits, annual vacation entitlement (in days), accrued but unused vacation days, status (active or inactive, full-time or part-time, etc.), and whether such employee is employed pursuant to a written employment agreement. For any employee who is inactive or on a leave of absence, the Employee List includes the commencement date of the leave and expected return to work date, if known. (b) Seller has delivered to Buyer all material current employee manuals and handbooks, employment policy statements, employment agreements, and other material written communications relating to the employment of the Acquired Company Employees. (c) Seller has also delivered to Buyer a true and correct list of all independent contractors engaged in the Business as of the date hereof, which includes, for each independent contractor, the engaging entity, length of engagement, and fee arrangements (e.g., hourly fee rate) (the “Contractor List”). Seller and Acquired Companies have properly classified each independent contractor listed on the Contractor List as an independent contractor for all purposes including, for

44 1012075734v13 all Tax purposes and for purposes of determining eligibility to participate in any Benefit Plan, where applicable), and no Acquired Company has received written notice disputing the characterization of any independent contractor engaged by such applicable Acquired Company as an independent contractor under applicable Laws from any Governmental Authority or from such independent contractor. No Acquired Company has any material direct or indirect liability, whether actual or contingent, with respect to the misclassification of any person as an independent contractor rather than as an Acquired Company Employee. (d) Except as set forth in Section 3.14(d) of the Seller Disclosure Schedule, no Acquired Company will, as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, be required to pay any retention, change of control, golden parachute, bonus or similar payment to any Acquired Company Employee (other than salaries, wages or bonuses paid or payable in the Ordinary Course in accordance with current compensation levels and practices). Except as set forth in Section 3.14(d) of the Seller Disclosure Schedule, no Acquired Company Employee has any agreement as to length of notice or termination payment required to terminate his or her employment or contract, other than such as results from Law. (e) No Acquired Company Employee holding an executive position with an Acquired Company has provided written notice to the applicable Acquired Company that they intend to resign, retire or terminate their employment with such Acquired Company as a result of the transactions contemplated by this Agreement. (f) Except as set forth in Section 3.14(f) of the Seller Disclosure Schedule, Seller and the Acquired Companies are in compliance in all material respects with all applicable Laws respecting labor, and employment, including applicable Laws in respect of terms and conditions of employment, occupational health and safety, human rights, accessibility, language, labor relations, employment equity, pay equity and workers’ compensation, worker classification and wages and hours. No Acquired Company is a party to any material Action under any such applicable Law relating to Acquired Company Employees or independent contractors or former Acquired Company Employees or independent contractors. (g) There have been no fatal or critical accidents involving any Acquired Company Employees in the last six (6) years. There are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and Seller or any Acquired Company have not been reassessed in any material respect under such legislation during the past three (3) years and no audit of Seller or any Acquired Company is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or, to the Knowledge of Seller, potential claims which may materially adversely affect Seller’s or an Acquired Company’s applicable accident cost experience rating. (h) There are no charges pending under applicable occupational health and safety legislation (“OHSA”). There are no material outstanding and unresolved inspection orders

45 1012075734v13 made under OHSA against Seller or any Acquired Company. Seller and the Acquired Companies have complied in all material respects with any claims, complaints, investigations, decisions, directions, convictions or orders issued under OHSA and there are no appeals of any claims, complaints, investigations, decisions, directions, convictions or orders under OHSA currently outstanding. (i) There are no outstanding assessments, penalties or fines, or other material amounts due or owing pursuant to the Charter of the French Language (Québec) and its applicable regulation by Seller or the Acquired Companies and, in the past three years, Seller and each of the Acquired Companies have not been audited with respect to their linguistic situation and Seller and the Acquired Companies have not received written notice that an audit of Seller or any of the Acquired Companies is currently being performed with respect to its linguistic situation. In the past three years, the Office de la langue française (Québec) has not refused, suspended or cancelled the attestation of implementation of a francization program required to be implemented by Seller or the Acquired Companies. (j) As of the date hereof, there are no collective bargaining agreements, labor contracts, letters of understanding, letters of intent or voluntary recognition agreements with any labor union, trade union or employee organization or group which may qualify as a trade union or similar entity (such agreements or contracts, “Collective Agreements”) to which Seller or its Affiliates (including the Acquired Companies) are parties with respect to any Acquired Company Employees. There are no formal organizational campaigns, petitions or other material unionization activities seeking recognition of a bargaining unit in the Acquired Companies with respect to Acquired Company Employees, and there are no, and have not been any within the three (3) years preceding the date hereof , (i) strikes, labor disputes, work slow-downs or work stoppages pending or, to the Knowledge of Seller, threatened in writing with respect to Acquired Company Employees or (ii) unfair labor practices with respect to or involving any Acquired Company. To the Knowledge of Seller, there are no pending or threatened in writing complaints regarding any alleged unfair labor practice relating to Acquired Company Employees or former Acquired Company Employees. (k) In the past five (5) years, no union or bargaining agent has made any claim or complaint that any Acquired Company Employees not covered under a Collective Agreement should or ought to be included in the bargaining unit under such Collective Agreement. As of the date hereof, there are no applications or claims made by any Person, whether active, pending or threatened in writing, to have Seller, any Acquired Company declared a common, related or successor employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which Seller, any Acquired Company carries on business. Section 3.15 Insurance Business. (a) Prior to the date of this Agreement, Seller has made available to Buyer (including through OSFI) copies of any material reports of examinations (including financial or market conduct) of any Acquired Company issued by any Insurance Regulator since January 1,

46 1012075734v13 2024 and all material correspondence with OSFI involving the Acquired Insurance Company or relating to the Business (other than any prescribed statutory information), in each case since January 1, 2024. All material deficiencies or violations noted in such reports of examination have been resolved to the reasonable satisfaction of the applicable Insurance Regulator that noted such deficiencies or violations. (b) The Market Conduct Claims disclosed in Section 3.15(b) of the Seller Disclosure Schedule constitute the only Market Conduct Claims in respect of the Acquired Company or the Business since January 1, 2024. Sellers have made available to Buyer prior to the date hereof copies of all material complaints regarding the Acquired Insurance Company or the Business which were reported to an arm's length complaints handling body since January 1, 2024. Section 3.16 Reinsurance. (a) Section 3.16(a) of the Seller Disclosure Schedule sets forth a list, as of the date of this Agreement, of the Reinsurance Agreements in force on the date hereof. Seller has made available to Buyer true and complete copies of each Reinsurance Agreement, including any contract related to security for such reinsurance contract. (b) Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, (i) each Reinsurance Agreement is a valid and binding obligation of the Acquired Insurance Company and, to the Knowledge of Seller, each other party or parties thereto, in accordance with its terms and is in full force and effect in all material respects, subject to the Enforceability Exceptions and (ii) neither the Acquired Insurance Company and, to the Knowledge of Seller, nor any other party thereto is in material default in the performance, observance or fulfillment of any obligation, covenant or condition applicable to the Business contained in each of the Reinsurance Agreements, (iii) to the Knowledge of Seller, no event has occurred as of the date hereof, that would constitute a material default under any Reinsurance Agreement in respect of the Business; and (iv) with respect to the Business of the Acquired Insurance Company reinsured thereunder, all of the Reinsurance Agreements are bona fide reinsurance treaties, with real transfer of risk for all accounting, Tax, regulatory and actuarial purposes. (c) The Acquired Insurance Company has not received any written notice of (i) a material dispute between it and any other party to a Reinsurance Agreement, applicable to the Business with respect to such Reinsurance Agreement that has not been resolved as of the date hereof or (ii) an intention to cancel, suspend or terminate any such Reinsurance Agreement with respect to the Business at a date earlier than the date otherwise provided under such Reinsurance Agreement. (d) No side agreements exist that materially alter any terms of any Reinsurance Agreements. As of the date hereof, there has been no material change, including cancellation, commutation, recapture or re-pricing, to any Reinsurance Agreement. Since December 31, 2024, the Acquired Insurance Company has not received any written notice of a material dispute between it and any other party to a Reinsurance Agreement, applicable to the Business with respect to such

47 1012075734v13 Reinsurance Agreement that has not been resolved and (iii) the Acquired Insurance Company has not waived, in any contractually binding manner, any material rights under any Reinsurance Agreements. Section 3.16(d) of the Seller Disclosure Schedule sets forth all material commitments and undertakings of the Acquired Insurance Company to enter into Reinsurance Agreements which remain open for acceptance as of the date hereof. The Acquired Insurance Company is in compliance in all material respects with all applicable OSFI requirements relating to reinsurance, including unregistered reinsurance, and all applicable Laws related to reinsurance. (e) Seller has made available to Buyer prior to the date hereof copies of each appointed actuary’s report of the Acquired Insurance Company, including all schedules, supplements and modifications, prepared by the appointed actuary of the Acquired Insurance Company for the years ended December 31, 2023 and 2024 (collectively, the “Actuarial Analyses”). The factual information and data furnished by the Acquired Insurance Company to its actuaries (independent or otherwise) in connection with the preparation of the Actuarial Analyses (i) was accurate in all material respects at the relevant time of preparation and comprised all relevant information as required by applicable Law for the preparation of the Actuarial Analyses, (ii) included all information material to the Actuarial Analyses that was requested by such actuaries from the Acquired Insurance Company, (iii) was derived from the books and records of the Acquired Insurance Company, including an inventory of Insurance Policies in force for the Acquired Insurance Company that was materially accurate at the relevant time of preparation, and (iv) the Actuarial Analyses were prepared in conformity with accepted actuarial practice in Canada, in all material respects,. (f) Except as set forth in Section 3.16(f) of the Seller Disclosure Schedule, since January 1, 2024, all Existing Business Insurance Policies issued as of the date hereof have been, where required by applicable Law, issued on forms and at rates approved by all applicable Governmental Authorities or filed with and not objected to by such Governmental Authorities within the time period provided by applicable Law for objection, subject to such exceptions that would not be reasonably likely to be material, individually or in the aggregate, to the Acquired Companies or the Business. Section 3.17 Regulatory Filings and Matters. (a) Except as set forth in Section 3.17(a) of the Seller Disclosure Schedule, solely to the extent relating to the Business, the Acquired Insurance Company has filed all material reports, statements, registrations, filings, notices or submissions required to be filed with any Governmental Authority since January 1, 2024, all such reports, statements, registrations, filings, notices or submissions were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted by any such Governmental Authority with respect to such registrations, filings or submissions that have not been addressed or satisfied. (b) To the Knowledge of Seller, there is no investigation, proceeding or other material matter pending with OSFI relating to Seller, the Acquired Companies or any Seller Party that would reasonably be likely to prevent or materially delay the granting of any Seller Governmental Approvals.

48 1012075734v13 Section 3.18 Producers. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, to the Knowledge of Seller, since January 1, 2024, each insurance agent, underwriter, wholesaler, broker, intermediary and distributor that wrote, sold, or produced Existing Business Insurance Policies issued as of the date hereof (each, a “Producer”), at the time such Producer wrote, sold or produced such Existing Business Insurance Policies, was duly licensed as required by Law (for the type of business written, sold or produced), and to the Knowledge of Seller, as of the date hereof, no Producer is in material violation of any term or provision of any Law applicable to the writing, sale or production of such business, except for such failures to be licensed or such violations that have been cured, resolved or settled through agreements with applicable Governmental Authorities, are barred by an applicable statute of limitations or as would not reasonably be expected to be material, individually or in the aggregate, to the Acquired Companies or the Business, taken as a whole. Section 3.19 Investment Assets. Seller has made available to Buyer a complete and correct list of all Investment Assets as of December 31, 2025. Except as disclosed in Section 3.19 of the Seller Disclosure Schedule or Investment Assets that matured or were sold, redeemed or otherwise disposed of December 31, 2025, the Acquired Companies, or a trustee acting on such Acquired Company’s behalf, as applicable, have valid title to all Investment Assets, free and clear of any Liens other than Permitted Liens. Section 3.20 Insurance. As of the date hereof, Seller or its Affiliates, with respect to the Business, maintain the insurance policies and coverages set forth in Section 3.20 of the Seller Disclosure Schedule, and all such policies are in full force and effect and no written notice of cancellation, termination, revocation, exclusion or other written notice has been received by Seller or its Affiliates that any such insurance policy is no longer in full force or effect. To the Knowledge of Seller, such insurance policies are sufficient in all material respects for all applicable requirements under any Material Contract and any applicable Law and provide insurance in such amounts and against such risks as is customary for corporations engaged in business similar to that carried on by the Business, and of similar size and with similar risk profile as the Business. Section 3.20 of the Seller Disclosure Schedule further indicates which of the insurance policies provided by Seller or its Affiliates (other than the Acquired Companies) in respect of the Business that will be terminated on Closing or otherwise cease to provide coverage to the Acquired Companies on Closing. Section 3.21 Reserves. The statutory policy reserves with respect to the Insurance Policies contained in its Statutory Financial Statements, in each case (a) were determined in all material respects in accordance with Actuarial Standards consistently applied and (b) have been determined, in all material respects, in accordance with the requirements of IFRS and all applicable Law, in each case of (a) and (b), except as otherwise noted in such Statutory Financial Statements and notes included in such Statutory Financial Statements and as of the date of such Statutory Financial Statements. Section 3.22 Sufficiency of Assets; Title. (a) Assuming all consents and approvals of third parties and Governmental Authorities are obtained and subject to the transactions contemplated by the LPT Agreement, the

49 1012075734v13 assets, properties and rights of the Acquired Companies at the time of the Closing and the services to be provided by Seller or an Affiliate thereof under the Transition Services Agreement and the LPT Agreement and the services contemplated by the Shared Contracts comprise all of the assets, properties, rights, Contracts, claims, personnel and services reasonably necessary to permit Buyer to operate the Business immediately following the Closing in all material respects in substantially the same manner as the Business is being operated as of the date hereof. (b) Except for any leased or licensed personal property (including Intellectual Property), Leased Real Property or assets and properties to be made available under the Transition Services Agreement or Shared Contracts or as set forth on Section 3.22 of the Seller Disclosure Schedule, each Acquired Company has good and valid title to, free and clear of any Liens other than Permitted Liens, or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the material assets and properties that are used by it in connection with the Business, except for property otherwise disposed of in the ordinary course of business. Section 3.23 Real Property. (a) Except for Investment Assets and as set forth in Section 3.23(a) of the Seller Disclosure Schedule, as of the date hereof, the Acquired Companies do not own any real property or interests in real property. (b) Section 3.23(b) of the Seller Disclosure Schedule lists all Leased Real Property and sets forth the address, landlord and tenant for each Leased Real Property and sets forth all each written material contract, agreement, instrument or other legally binding and enforceable commitment in force as of the date hereof with respect to Leased Real Property, and Seller has made available to Buyer prior to the date hereof true copies of each such agreement (“Leases”). Other than as set forth on Section 3.23(b) of the Seller Disclosure Schedule, neither of the Acquired Companies is a tenant or lessee of, or under any agreement to become a tenant or lessee of, any lease with respect to real property. Except as set forth in Section 3.23(b) of the Seller Disclosure Schedule, each Lease in respect of Leased Real Property is a legal, valid and binding obligation of the applicable Acquired Company party thereto and, to the Knowledge of Seller, each other party thereto, and is enforceable against the applicable Acquired Company party thereto, and, to the Knowledge of Seller, each other party thereto, in accordance with its terms (except in each case as may be limited by Enforceability Exceptions). Neither of the Acquired Companies nor any of their Affiliates nor, to the Knowledge of Seller, any other party to a Lease, is in material default or material breach in the performance, observance or fulfillment of any obligation, covenant or condition contained under a Lease. The Acquired Companies have not received, nor have any of their Affiliates received, any notice of a material dispute between such Acquired Company or an Affiliate thereof, on the one hand, and a lessor or property management agent in respect of the Leased Real Property, on the other. (c) Except as set forth on Section 3.23(c) of the Seller Disclosure Schedule, each Acquired Company or Affiliates that is a party to the Leases, as applicable, has performed in

50 1012075734v13 all material respects all obligations required to be performed by it to date under each Contract with respect to the Leases and is not in material breach or material default thereunder (and, to the Knowledge of Seller, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both ). Section 3.24 Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company is, and at all times since January 1, 2024, has been in compliance with all applicable Environmental Laws. (b) There is no material Environmental Claim in progress, pending or, to the Knowledge of Seller, threatened and, to the Knowledge of Seller, there are no existing facts or circumstances (including the presence of any Hazardous Substance) which would reasonably be expected to give rise to a material liability of any Acquired Company pursuant to applicable Environmental Law or any material Environmental Claim against, affecting or involving an Acquired Company or, to the Knowledge of Seller, against any Person whose liability for such Environmental Claims an Acquired Company has retained or assumed either contractually or by operation of law, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. (c) Seller has made available to Buyer prior to the date hereof copies of any material environmental report in the possession of Seller or an Acquired Company that have been prepared for Seller, an Acquired Company or any Affiliate thereof since January 1, 2024 and that pertain to (i) any unresolved Environmental Claims against an Acquired Company, (ii) any Hazardous Substances in, on, beneath or adjacent to any property currently owned, operated or leased by an Acquired Company in circumstances that would reasonably be expected to result in an Environmental Claim against any Acquired Company or (iii) a violation of applicable Environmental Laws by an Acquired Company. Section 3.25 Affiliate Transactions. (a) Section 3.25(a) of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all contracts, agreements, arrangements, leases, licenses and other instruments, other than any Insurance Policies or Reinsurance Agreements, between (a) the Acquired Insurance Company and the Acquired Services Company, and (b) any of the Acquired Companies, on the one hand, and Seller or any Affiliate of Seller (other than the Acquired Companies) or any shareholder, director, officer or employee of such Affiliate or of an Acquired Company, on the other hand (collectively, “Intercompany Agreements”). (b) Section 3.25(b) of the Seller Disclosure Schedule sets forth a true and correct list as of December 31, 2025 of all intercompany receivables and payables for the amount due, including any accrued and unpaid interest to but excluding the date of payment, pursuant to each Intercompany Agreement.

51 1012075734v13 Section 3.26 Taxes. Except as set forth in Section 3.26 of the Seller Disclosure Schedule: (a) All income, premium and other material Tax Returns required to have been filed by the Acquired Companies have been timely filed (taking into account extensions properly obtained) in the manner prescribed by Law, and the information contained in such Tax Returns is true, correct and complete in all material respects. (b) The Acquired Companies have paid all material Taxes which are due and payable as required by applicable Law (whether or not shown on any Tax Return or assessed or reassessed by any Tax Authority) and have paid all assessments and reassessments they have received in respect of Taxes. The Acquired Companies have paid all installments on account of Taxes for their current taxation years required to be paid. The Acquired Companies have made adequate provision in the Statutory Financial Statements for all Taxes for the period covered thereby in accordance with IFRS. Since December 31, 2025, the Acquired Companies have only incurred Tax liabilities in the Ordinary Course. (c) No extension of time within which to file any such income Tax Return referred to in clause (a) above by an Acquired Company is in effect, nor is there an outstanding request for such extension. (d) The Acquired Companies have not requested, received or entered into any advance Tax rulings or advance pricing agreements from or with any Tax Authority. (e) There are no material liens for Taxes upon the assets of the Acquired Companies except for Permitted Liens. (f) All material Taxes which an Acquired Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been duly and timely paid to the appropriate Governmental Authority in accordance with applicable Law or set aside or reserved on the books of the Acquired Companies. (g) No written waiver of any statute of limitations relating to income Taxes for which the Acquired Companies are liable has been granted. All material deficiencies asserted in writing or assessments made in writing as a result of any examinations of the Tax Returns referred to in clause (a) above have been paid in full or are being contested in good faith. There is no material matter under discussion, examination, audit or appeal with any Tax Authority nor any material audit or administrative or judicial proceeding pending with respect to Taxes payable by the Acquired Companies. (h) The Acquired Companies have invoiced, charged and/or collected all material Sales Taxes required to be invoiced, charged and/or collected, and have timely remitted, or will timely remit, such amounts to the appropriate Tax Authority, or have furnished properly completed exemption certificates with respect thereto.

52 1012075734v13 (i) If required by applicable Law, each of the Acquired Companies is a registrant for purposes of any Taxes imposed under Part IX of the Excise Tax Act (Canada) and its registration number is as set out in Section 3.26 of the Seller Disclosure Schedule. (j) The Acquired Companies are not a party to, bound by, and do not have any obligation under, any Tax allocation or sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person, other than pursuant to an agreement entered into by the Acquired Companies in the Ordinary Course, the primary purpose of which does not relate to Taxes. The Acquired Companies have not acquired property from any Person in circumstances where it became liable for any Taxes of such Person pursuant to Section 160 of the Tax Act. (k) Seller has made available to Buyer a true, correct and complete copy of all income Tax Returns filed by each of the Acquired Companies on or prior to the date hereof for the six 6 full taxation years ending prior to the date hereof, and all premium tax, sales tax, excise tax and other required Tax filings for the preceding four 4 years ending prior to the date hereof, in each case as well as any related Tax filings or correspondence received from any taxing authority. (l) The Acquired Companies have maintained and continue to maintain all Business Books and Records required to be maintained by them under the Tax Act and all other applicable Laws in respect of Taxes. (m) Neither of the Acquired Companies is subject, or has since its incorporation been subject to net income tax in a jurisdiction other than the one in which it is organized. No claim has ever been made by a Governmental Authority in a jurisdiction where the Acquired Companies do not file Tax Returns that they are or may be subject to the imposition of any Tax by, or required to file Tax Returns in, that jurisdiction. (n) The Acquired Companies are not required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period ending after the Closing as a result of any (i) change in accounting method for any Tax period ending before the Closing, (ii) installment sale made prior to the time of Closing, or (iii) prepaid amount received (other than unearned premium or other customary accounting for insurance premiums which were taken into account in the determination of Total Equity as a reduction of the Purchase Price) prior to the time of Closing, or are otherwise required to include any item of income in, or exclude any item of deduction from, taxable income (other than in respect of unearned premium or other customary accounting for insurance premiums which were taken into account in the determination of Total Equity as a reduction of the Purchase Price) for any Tax period ending after the Closing attributable to income that accrued, or that was required to be reported for financial accounting purposes, in a prior taxable or fiscal period but that was not included in taxable income for that or another prior taxable or fiscal period, except in each case to the extent a corresponding amount was taken into account in the determination of Total Equity as a reduction of the Purchase Price.

53 1012075734v13 (o) There are no circumstances which exist and could result in, or have existed and resulted in, the application of any of sections 17, 78, 79, 79.1 or 80 to 80.04, inclusive, of the Tax Act (or any similar provision under any applicable Law) to the Acquired Companies. (p) For all transactions between an Acquired Company and any non-resident person with which it was not dealing at arm’s length for purposes of the Tax Act, the Acquired Company has made or obtained records or documents that meet the transfer pricing requirements of subsection 247(4) of the Tax Act. The Acquired Companies have complied with all Laws in respect of transfer pricing. (q) No Acquired Company has made an “excessive eligible dividend designation” as defined in subsection 89(1) the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid, on any class of shares of its capital stock. (r) No Acquired Company has made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeds the amount in its capital dividend account at the time of such election. (s) No Acquired Company has participated in any transactions which are subject to the reporting requirements under section 237.3 or section 237.5 of the Tax Act, or the notification requirements under section 237.4 of the Tax Act. No Acquired Company has an obligation to file an information return pursuant to any of the sections specified above in the Tax Act. (t) The Shares are not “taxable Canadian property” of Seller for purposes of the Tax Act. Section 3.27 Business Books and Records. (a) The Business Books and Records have been maintained, in all material respects, in accordance with all applicable Laws. The Business Books and Records are true and correct in all material respects and fairly and correctly set out and disclose in all material respects (i) the assets, properties and liabilities of the Business and each Acquired Company, and (ii) all material transactions of each Acquired Company and the Business, including transactions between any Acquired Company, on the one hand, and Seller or any Affiliate thereof, on the other hand. The corporate minute books of the Acquired Companies contain the minutes of all meetings or other proceedings of the directors (or any committee thereof) and shareholders of each Acquired Company held since their respective dates of formation and all such meetings were duly called and held and the share certificate books, registers of shareholders, registers of transfer and registers of directors and officers of each Acquired Company are complete and accurate in all material respects. (b) As of the Closing Date, each Acquired Companies shall have in its possession and control, or shall have reasonable access to, all material Business Books and

54 1012075734v13 Records that are required to be maintained in its possession and control pursuant to applicable Law. Section 3.28 Bank Accounts. Section 3.28 of the Seller Disclosure Schedule sets forth a true and complete list of (a) the name and address of each bank with which any Acquired Company has an account or safe deposit box, (b) the name of each Person authorized to draw thereon or have access thereto and (c) the account number for each bank account of each Acquired Company. Section 3.29 No Business Activities of Acquired Services Company. Except as set forth on Section 3.29 of the Seller Disclosure Schedule, the Intercompany Agreements and for activities necessary to maintain its corporate existence and good standing, the Acquired Services Company has no assets or liabilities, has not carried on any business, trade or other activity, nor has it entered into any contracts, agreements or transactions of any kind during the past five years. Section 3.30 Anti-Money Laundering; Sanctions; Anti-Corruption. (a) Each of the Acquired Companies has adopted and maintains adequate policies, procedures and controls reasonably designed to comply with all applicable Anti- Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws. No Acquired Company or, to the Knowledge of Seller, any of the directors, officers, or employees of such Acquired Company, has taken any action since January 1, 2024 which would cause such Acquired Company to be in violation of applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws. (b) Since January 1, 2024, no Acquired Company has received any written notice from any Governmental Authority alleging that such Acquired Company or, to the Knowledge of Seller, any of their respective directors, officers, or employees has violated any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws, and, to the Knowledge of Seller, no conditions or circumstances exist (including any ongoing proceedings) that would constitute a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws except, as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Acquired Companies, taken as a whole. Since January 1, 2024, no Acquired Company or, to the Knowledge of Seller, any directors, officers, or employees of such Acquired Company, has (i) made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any act or omission arising under or relating to any potential non-compliance with any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws; or (ii) been the subject of any actual or, to the Knowledge of Seller, threatened investigation, formal or informal inquiry or enforcement proceedings for violations of Anti- Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws or received any written notice, request or citation for any actual or alleged non-compliance with any Anti-Corruption Law, Anti- Money Laundering Law or Sanctions Laws.

55 1012075734v13 (c) Neither Seller nor any Acquired Company or, to the Knowledge of Seller, any of their respective directors, officers, employees, or Affiliates is, or since January 1, 2024, has been a Sanctioned Person or has engaged in dealings with Sanctioned Country or with Sanctioned Persons in violation of Sanctions Laws. (d) No part of the Purchase Price will be knowingly used for the purpose of engaging in any dealing or transaction, directly or indirectly, in any manner that would cause any party hereto to violate applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws. Section 3.31 Brokers. Seller is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements based upon arrangements made by or on behalf of Seller or any of its Affiliates. Section 3.32 NO OTHER REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULE), NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE SHARES, THE ACQUIRED COMPANIES, THE INVESTMENT ASSETS OR THE ASSETS AND PROPERTIES OF THE ACQUIRED COMPANIES, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES, FORECASTS, PROJECTIONS, STATEMENTS OR INFORMATION, WHETHER MADE BY SELLER OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, PRODUCERS OR REPRESENTATIVES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS Article III, NO REPRESENTATION OR WARRANTY HAS BEEN OR IS BEING MADE WITH RESPECT TO ANY PROJECTIONS, FORECASTS, BUSINESS PLANS, ESTIMATES OR BUDGETS DELIVERED OR MADE AVAILABLE TO BUYER OR ANY OTHER PERSON. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Subject to and as qualified by the matters set forth in the Buyer Disclosure Schedule pursuant to Section 10.10, Buyer hereby represents and warrants to Seller as follows as of the date hereof (except for such representations and warranties which address matters only as of a specific date, which representations and warranties shall be true and correct as of such specific date):

56 1012075734v13 Section 4.1 Incorporation and Authority of Buyer. (a) Buyer is a corporation or other organization duly incorporated or organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of the jurisdiction of its incorporation or organization. (b) Each of Buyer and each Buyer Party has all requisite corporate or similar power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and each of the Ancillary Agreements to which it is or will be a party. The execution and delivery by Buyer and each Buyer Party of this Agreement and the Ancillary Agreements to which it is or will be a party, and the consummation by Buyer and each Buyer Party of the transactions contemplated by, and the performance by Buyer and each Buyer Party of its obligations under, this Agreement and/or such Ancillary Agreements have been (or will be when so executed) duly authorized by all requisite corporate or similar action on the part of Buyer and each Buyer Party. This Agreement and each of the Ancillary Agreements to which Buyer or a Buyer Party is or will be a party has been or, with respect to the Ancillary Agreements to be executed and delivered after the date of this Agreement, will be, duly executed and delivered by Buyer or such Buyer Party and, assuming this Agreement or such Ancillary Agreements constitute legal, valid and binding agreements of the other parties thereto, constitute legal, valid and binding obligations of Buyer or such Buyer Party, enforceable against Buyer or such Buyer Party in accordance with its terms, subject to the Enforceability Exceptions. Section 4.2 Governmental Approvals. Except as set forth in Section 4.2 of the Buyer Disclosure Schedule, or as may result from any facts or circumstances relating to Seller or its Affiliates (as opposed to any other third party), the execution and delivery by Buyer of this Agreement and the Ancillary Agreements do not, and the performance by Buyer of, and the consummation by Buyer of the transactions contemplated by, this Agreement and the Ancillary Agreements will not, require any Governmental Approval to be obtained by Buyer or any of its Affiliates, except for such Governmental Approvals, the failure of which to be obtained from the applicable Governmental Authority would not, individually or in the aggregate, reasonably be expected to (i) be materially adverse to Buyer or (ii) materially impair or delay the ability of Buyer or any Buyer Party to perform its respective obligations under this Agreement or under any Ancillary Agreement. Section 4.3 No Conflict. Provided that all consents, approvals, authorizations and other actions described in Section 4.2, have been obtained or taken, except as set forth in Section 4.3 of the Buyer Disclosure Schedule, and except as may result from any facts or circumstances solely relating to Seller or its Affiliates (as opposed to any other third party), the execution, delivery and performance by Buyer or any Buyer Party of, and the consummation by Buyer and any Buyer Party of the transactions contemplated by, this Agreement and the Ancillary Agreements to which Buyer or any Buyer Party is or will be a party do not and will not (a) violate or conflict with the organizational documents of Buyer or any Buyer Party, (b) violate or conflict with any Law or other Governmental Order or Permit, in each case applicable to Buyer or any Buyer Party or by which any of them or any of their respective properties or assets is bound or

57 1012075734v13 subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, acceleration, suspension, revocation or cancellation, or to impose any penalty under any material note, bond, mortgage, indenture or contract which Buyer, Buyer Party or any of their respective Subsidiaries is a party or by which any of such assets or properties is bound or subject, or result in the creation of any Lien (other than Permitted Liens) or forfeiture of any of the assets or properties of Buyer or any Buyer Party pursuant, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights, terminations, accelerations, cancellations, penalties or creations of Liens as would not, reasonably be likely to be material to Buyer or prevent or materially delay the transactions contemplated hereunder. Section 4.4 Absence of Litigation. There are no Actions pending or, to the Knowledge of Buyer, threatened against Buyer, Buyer Party or any of their respective Affiliates that question the validity of, or seek injunctive relief with respect to, this Agreement or any of the Ancillary Agreements or the right of Buyer or any Buyer Party to enter into this Agreement or any of the Ancillary Agreements. Section 4.5 Regulatory Matters. (a) Within the past five (5) years, no Governmental Authority has revoked any license or status held by Buyer, any Buyer Party or any of their respective Affiliates to conduct insurance operations. Buyer and its Affiliates or the investors in Buyer, any Buyer Party or any of their respective Affiliates meet all of the requirements on the part of such respective entity set forth by applicable Law (including the Laws of its jurisdiction of formation) in order for all necessary Governmental Approvals that are the subject of Section 5.3 to be obtained, and there are no facts, events or circumstances, involving or relating to Buyer, any Buyer Party or any of their respective Affiliates or the investors in Buyer, any Buyer Party or any of their respective Affiliates, that may prevent or delay the granting of any such Governmental Approvals. (b) To the Knowledge of Buyer, there is no reason to believe that there are facts or circumstances related to Buyer’s, any Buyer Party’s or their respective Affiliates’ identity, financial condition, jurisdiction of domicile or regulatory status that would reasonably be expected to materially impair or delay the ability of Buyer or any Buyer Party to obtain the consents, approvals, authorizations and waivers that are the subject of Section 5.3. (c) Buyer is not a “non-Canadian” or is a “trade agreement investor” as defined in the Investment Canada Act, R.S.C., 1985, c.28 (1st Supp.). Section 4.6 Purchase for Investment. The Shares are being acquired by Buyer or the applicable Buyer Party for its own account and without a view to the public distribution or sale of the Shares or any interest in them. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares. Buyer understands that it may not sell, transfer,

58 1012075734v13 assign, pledge or otherwise dispose of any of the Shares other than pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and applicable state and foreign securities Laws. Section 4.7 Financial Ability. Buyer and each Buyer Party has and will have at all times through and at the Closing sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement, the Ancillary Agreements or otherwise necessary to timely consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to pay all related fees and expenses required to be paid by it hereunder and thereunder. None of Buyer, any Buyer Party or any of their respective Affiliates has incurred any Liabilities or obligations, or is contemplating or aware of any Liabilities or obligations, in either case, that would impair or adversely affect such resources and capabilities. The obligations of Buyer and each Buyer Party to effect the transactions contemplated by this Agreement and the Ancillary Agreements are not conditioned upon the availability to Buyer, any Buyer Party or any of their respective Affiliates of any debt, equity or other financing in any amount whatsoever. Section 4.8 Solvency. Immediately after, and giving effect to, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, Buyer and its Subsidiaries will be Solvent. For purposes of this Section 4.8, “Solvent” means, with respect to any Person, that: (a) the fair saleable value (determined on a going concern basis) of the assets of such Person shall be greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with IFRS, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) such Person shall be able to pay its debts and obligations in the Ordinary Course as they become due; and (c) such Person shall have adequate capital to carry on its businesses and all businesses in which it is about to engage. Section 4.9 Brokers. Buyer is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements based upon arrangements made by or on behalf of Buyer, any Buyer Party or any of their respective Affiliates. Section 4.10 Investigation; No Additional Representations; Reliance; Market Reaction. Buyer has been, and its Representatives have been, permitted full and complete access to the books and records, Tax Returns, Contracts and other properties and assets of the Acquired Companies and the Business that it or its Representatives have desired or requested to see or review. Buyer acknowledges and agrees that (a) Buyer has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Acquired

59 1012075734v13 Companies and the Business, (b) Buyer has been provided with access to such information, documents and other materials related to the Acquired Companies and the Business as it has deemed necessary to enable it to form such independent judgment, (c) in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied solely on (i) the representations and warranties expressly set forth in Article III, the Ancillary Agreements, and any certificates delivered hereunder, and (ii) Buyer's own investigation and analysis, and has not relied on any other information, statement, representation, or warranty (whether written or oral) made by or on behalf of Seller or any of its Affiliates or Representatives other than as set forth in the preceding (i) hereof, (c) Buyer has not relied on, and expressly disclaims any reliance on, any representation or warranty from Seller, its Affiliates (including the Acquired Companies) or any other Person in determining to enter into this Agreement, except as expressly set forth in Article III, the Ancillary Agreements or any certificate delivered hereunder and (d) Buyer understands and agrees that none of Seller, its Affiliates (including the Acquired Companies) has made any representation or warranty, express or implied, as to (i) the Acquired Companies or the Business and (ii) the accuracy or completeness of any information regarding the Acquired Companies or the Business furnished or made available to Buyer or is Representatives (in each of clauses (d)(i) and (ii), except as expressly set forth in Article III, the Ancillary Agreements or any certificate delivered hereunder). Seller makes no representations or warranties with respect to, and nothing contained in this Agreement, the Ancillary Agreements or in any other agreement, document, instrument, or certificate to be delivered in connection herewith or therewith is intended or shall be construed to be a representations or warranty, express or implied, of Sellers, for any purposes of this Agreement, the Ancillary Agreements or any other agreement, document, instrument or certificate to be delivered in connection herewith and therewith, in respect of (A) the adequacy or sufficiency of reserves of any Acquired Company or the Business or whether any reserves may develop adversely, or (B) the effect of the adequacy or sufficiency of reserves of any Acquired Company or the Business on any line item, asset, liability or equity amount on any financial statement or other document, or any agreement. Nothing in this Section 4.10 shall (a) waive or release any claim for Fraud, (b) limit Buyer’s rights under Section 2.8 or (c) limit Buyer’s or the Acquired Companies’ rights under any Ancillary Agreement. ARTICLE V COVENANTS Section 5.1 Conduct of Business Prior to the Closing. From the date of this Agreement until the Closing, except (A) as may be required by applicable Law, (B) as otherwise expressly contemplated by or permitted by this Agreement and the Ancillary Agreements (including as may be necessary or advisable to dissolve the Acquired Services Company pursuant to Section 5.20), (C) as set forth in Section 5.1 of the Seller Disclosure Schedule or (D) as otherwise consented to in writing by Buyer: (a) Seller shall, and shall cause each of its applicable Affiliates to, use reasonable best efforts to (i) operate the Business in the Ordinary Course and (ii) preserve the good will and ongoing operations of the Business and the Acquired Companies’ present, material relationships with its employees, customers, suppliers and Insurance Regulators; and

60 1012075734v13 (b) Seller shall not, and shall not permit any of its Affiliates (including an Acquired Company) to (only to the extent related to the Business): (i) transfer, issue, redeem, sell or dispose of any Stock or other securities of any of the Acquired Companies or grant options, warrants, calls or other rights to purchase or otherwise acquire Stock or other securities of any of the Acquired Companies; (ii) adopt a plan of complete or partial liquidation or rehabilitation or authorize or undertake a merger, dissolution, rehabilitation, consolidation, restructuring, recapitalization or other reorganization of either Acquired Company; (iii) effect any recapitalization, reclassification, share split or combination or similar change in the capitalization of any of the Acquired Companies or reincorporate or domesticate either Acquired Company; (iv) amend the certificate of incorporation or by-laws (or other comparable organizational documents) of either of the Acquired Companies, or change either Acquired Company’s state or jurisdiction of domicile; (v) permit an Acquired Company to incur any indebtedness to any Person (other than another Acquired Company) for borrowed money (other than current trade accounts payable incurred in respect of property or services purchased in the Ordinary Course) or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations or liabilities of any Person (including hedge obligations), or make any loans or advances (other than, in each case, in respect of transactions relating to the Investment Assets in the Ordinary Course, and loans and advances to Producers in the Ordinary Course); (vi) incur any Lien, other than Permitted Liens, upon any of the equity interests of, the assets or properties of the Acquired Companies except in the Ordinary Course; (vii) other than in the Ordinary Course, (A) modify, amend, accelerate, waive, cancel or terminate any material right or terminate (other than at its stated expiry date) any Material Contract or (B) enter into any contract which would, if entered into prior to the date hereof, have been a Material Contract (or waive, release or assign any material rights or claims thereunder); (viii) other than in the Ordinary Course, transfer, assign or grant any license or sublicense of any material rights under or with respect to any Business Intellectual Property; (ix) enter into, terminate or materially amend the terms of any Intercompany Agreements;

61 1012075734v13 (x) other than in the Ordinary Course, (A) terminate or materially amend the terms of any Reinsurance Agreement with respect to the Business, or (B) permit the Acquired Insurance Company to enter into any treaty or agreement of the Acquired Insurance Company to reinsure the Existing Business Insurance Policies (other than renewal of Reinsurance Agreements on substantially similar or market terms); (xi) other than in the Ordinary Course, provide, enter into, terminate or materially amend the terms of any Insurance Policies, between any of the Acquired Companies, on the one hand, and Seller or any Affiliate of Seller (other than the Acquired Companies), on the other hand; (xii) purchase, sell, lease, exclusively license, exchange or otherwise dispose of or acquire any property or assets that are owned by the Acquired Companies or used in respect of the Business, in each case, other than (A) transactions occurring in the Ordinary Course, (B) any Investment Assets purchased, transferred, sold or disposed of in accordance with the Acquired Companies’ investment guidelines or policies or that are otherwise purchased, transferred, sold or disposed of in the Ordinary Course, (C) any Existing Business Insurance Policies or (D) any acquisition or sale of assets or property in any individual transaction not in excess of $500,000 or in the aggregate not in excess of $1,500,000; (xiii) permit an Acquired Company to acquire (by merger, consolidation, acquisition of shares or assets, bulk reinsurance or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing except for acquisitions of Investment Assets; (xiv) settle or compromise on any material litigation or claim against or threatened against any of the Acquired Companies (other than claims under Existing Business Insurance Policies) for an amount that exceeds $1,000,000; (xv) permit an Acquired Company to enter into any new line of business or introduce any new products or services or exit any line of business; (xvi) permit an Acquired Company to undertake or commit to make any capital expenditures for amounts paid or payable in excess of $1,000,000 in the aggregate; (xvii) transfer the employment or engagement of any employee or individual service provider of Seller or any of its Affiliates (other than the Acquired Companies) to any Acquired Company or transfer of the employment or engagement of any employee or individual service provider of an Acquired Company to Seller or any Affiliate (other than the Retained Employees); (xviii) amend or terminate any Benefit Plan which any Acquired Company Employee participates in to the extent that such amendment or termination would (X) increase the liability of the Acquired Companies (other than changes which generally cover

62 1012075734v13 the employees of Seller and its Affiliates, including the Acquired Companies), or (Y) result in an Acquired Company Employee receiving benefits in an amount or on terms that are less favorable than those provided to each such employee by Seller or its Affiliates as of the date hereof, or promise, grant or agree to increase or otherwise amend the compensation (including salary or rate of wages) or benefits of any Acquired Company Employee, other than in each case (A) in the Ordinary Course or (B) as required by any Benefit Plan in force as of the date hereof or applicable Law; (xix) enter into any new Benefit Plan which any Acquired Company Employee would participate in to the extent that such entry would (A) increase the liability of the Acquired Companies (other than entry into any Benefit Plan that generally covers the employees of Seller and its Affiliates, including the Acquired Companies), or (B) result in an Acquired Company Employee receiving benefits in an amount or on terms that are less favorable than those provided to each such employee by Seller or its Affiliates as of the date hereof, other than in each case as required by applicable Law; (xx) hire or terminate (other than for just cause) any employee (excluding employees who are not or will not become Acquired Company Employees) or consultant or independent contractor of the Acquired Companies (except as required pursuant to the terms of a Contract with such consultant or independent contractor existing as of the date hereof), other than to fill vacancies for positions with a level below Vice President (including budgeted 2026 positions that have been disclosed to Buyer in writing); (xxi) negotiate or enter into any collective bargaining agreement or similar Contract by or on behalf of an Acquired Company or recognize or certify any labor union, labor organization or works council or group of employees as the bargaining representative of any employees of an Acquired Company; (xxii) revalue any of the material assets reflected in the Statutory Financial Statements, unless required by applicable Law or IFRS (in which case Seller shall provide written notice of any and all revaluations of material assets to Buyer prior to the Closing); (xxiii) make any changes to the accounting or actuarial principles, policies, practices of the Acquired Companies, except as required by IFRS, the Actuarial Standards or applicable Laws (in which case Seller shall provide written notice of any and all such revisions required by applicable Law, the Actuarial Standards or IFRS to Buyer prior to Closing); (xxiv) make any changes to the reserving policies or principles of the Acquired Companies, unless required by applicable Laws, the Actuarial Standards or IFRS (in which case Seller shall provide written notice of any and all such revisions required by applicable Law, the Actuarial Standards or IFRS to Buyer prior to Closing); (xxv) other than in the Ordinary Course, make any material changes to the underwriting or claim settlement policies or procedures, reinsurance policies, risk

63 1012075734v13 management policies (or equivalent thereof) of the Acquired Companies, unless required by applicable Laws, the Actuarial Standards or IFRS (in which case Seller shall provide written notice of any and all such revisions required by applicable Law, the Actuarial Standards or IFRS to Buyer prior to Closing); (xxvi) make, rescind or change any material Tax election, amend any material Tax Returns or file any claims for material Tax refunds, enter into any material closing agreement or make a request for a material Tax ruling, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or make any material changes to methods, principles, policies or practices of reporting income, deductions or accounting, or reserving, for Tax purposes; (xxvii) declare, set aside or pay any dividend or other distribution to Seller or any of its Affiliates in respect of the Stock of an Acquired Company or determine, set aside or pay any return of capital to Seller or any of its Affiliates in respect of the Stock of an Acquired Company; or (xxviii) enter into any legally binding commitment with respect to any of the foregoing. Section 5.2 Access to Information. (a) From the date hereof until the Closing, subject to any applicable Law (including antitrust restrictions and limitations), Seller shall, and shall cause its Affiliates to, afford to Buyer and its authorized Representatives, upon reasonable advance written notice and during normal business hours, reasonable access to the Business Books and Records, it being understood that Seller and its Affiliates shall be permitted to make reasonable redactions to any applicable books and records with respect to any information constituting Excluded Books and Records or otherwise relating to Seller or its Affiliates (other than Business Books and Records). Any such access shall be conducted at Buyer’s expense, under the supervision of Seller’s or its Affiliates’ personnel, and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of Seller and its Affiliates (including the Acquired Companies); provided, that any such access shall be limited to such information as is reasonably necessary for the consummation of the transactions contemplated by this Agreement. (b) Notwithstanding anything to the contrary contained in this Agreement or any other agreement between Buyer and Seller executed on or prior to the date hereof, Seller shall have no obligation to make available to Buyer or its Representatives, or to provide Buyer or its Representatives with access to or copies of (i) any of Seller’s or its Affiliates’ (including the Acquired Companies) confidential and commercially sensitive competitive information, or (ii) any other information if Seller determines, in its reasonable judgment and in good faith, that making such information available would (A) jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine, provided that

64 1012075734v13 each party will use its reasonable best efforts to take such action so that such information can be disclosed between the parties in a manner as to not jeopardize attorney-client-privilege, (B) violate an obligation of confidentiality owing to any Person that is not an Affiliate of Seller or (C) contravene any applicable Law or Governmental Order, it being understood that Seller shall cooperate with any requests for, and use its reasonable best efforts to obtain any, waivers that would enable any otherwise required disclosure to Buyer to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law, contract or Governmental Order. (c) Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to afford to Buyer or its Representatives access to any information technology of Seller or its Affiliates to the extent not related to the Business or the Acquired Companies. Section 5.3 Regulatory and Other Authorizations. (a) Upon the terms and subject to the conditions herein, each of Buyer and Seller shall, and shall cause each of its applicable Affiliates to, (i) as soon as reasonably practicable following the date hereof, and no later than any applicable period set forth in Section 5.3(c)(i) or Section 5.3(c)(ii) with respect to the filings, applications and notifications contemplated thereby, make all filings, applications and notifications, together with all exhibits, affidavits and certificates, with each Governmental Authority, and (ii) use its respective reasonable best efforts to promptly obtain all Governmental Approvals that are necessary, proper or advisable to permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The parties shall cooperate with the reasonable requests of each other in promptly seeking to obtain all such Governmental Approvals. Neither Seller nor Buyer shall take any action that they should be reasonably aware would have the effect of materially delaying, impairing or impeding the receipt of any of such Governmental Approvals. (b) In furtherance of the foregoing, each of Buyer and Seller shall, and shall cause each of its applicable Affiliates to, take the reasonably necessary, proper or advisable actions and do, or cause to be done, or assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable as may be required by any applicable Governmental Authorities or as may otherwise be reasonably necessary, proper or advisable in order to obtain, in the most expeditious matter practicable, the Buyer Governmental Approvals and the Seller Governmental Approvals. (c) Without limiting the generality of the foregoing, Buyer and Seller agree that: (i) Buyer shall, within ten (10) Business Days following the date hereof or such other period of time as may be agreed by Buyer and Seller: (A) file a competition brief requesting an advance ruling certificate under section 102 of the Competition Act or in the alternative a no action letter; and (B) Buyer and Seller shall, if requested in writing by either Buyer or Seller, within ten (10) Business Days following the date of such request or such other date as Buyer and Seller may agree, file a pre-merger notification pursuant

65 1012075734v13 to Part IX of the Competition Act in relation to the transactions contemplated by this Agreement. (ii) Buyer shall, within fifteen (15) Business Days following the date hereof or such other period of time as may be agreed by Buyer and Seller, submit an initial application for the Change of Control Approvals. (iii) Buyer shall, and shall cause its Affiliates and its and their respective directors, officers and employees to, provide any and all documents and information requested by a Governmental Authority in connection with the Buyer Governmental Approvals. (d) In connection with the filings, submissions, applications, notifications and report forms described in Section 5.3(a) and Section 5.3(c), each of the parties hereto shall (i), subject to applicable Law, as promptly practicable, provide the other party with a draft of any filing, submission, application, notification or report (and a reasonable opportunity to review such draft before making or causing to be made such filing, submission, application, notification or report, and in good faith consider and reasonably accept comments of such other party regarding such filing, submission, application, notification or report), (ii) as promptly practicable, notify the other of any communication it receives from any Governmental Authority relating to the Governmental Approvals and permit the other party to review, and comment on, in advance, any proposed communication by such party to any Governmental Authority in connection with such Governmental Approvals, and each party agrees to in good faith consider and reasonably accept comments of the other party thereon, (iii) without the prior written consent of the other party, not amend, revoke or refile any such filing, submission, application, notification or report form, and (iv) without the prior written consent of the other party, withdraw any such filing, submission, notification or application filed with a Governmental Authority. Each party shall as promptly as practicable, provide the other party with copies of all correspondence, filings or communications between such party or any of its Representatives, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, with respect to such Governmental Approvals. Except as otherwise required or requested by the applicable Governmental Authority, neither party shall participate or agree to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Authority, investigation or other inquiry, in each case, in respect of any of the Governmental Approvals, unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting. Subject to Section 5.2 and Section 5.11, each of the parties hereto shall coordinate and cooperate fully with the other party in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing; (except for any such materials or parts thereof that the disclosing party, acting reasonably, considers competitively sensitive, which then shall be provided on an external counsel-only basis to external counsel of the other party). Neither party shall be required to comply with any provision of this Section 5.3(d) to the extent that such compliance would be prohibited by applicable Law.

66 1012075734v13 (e) Without limiting or derogating from Buyer’s obligations contained elsewhere in this Section 5.3, in fulfilling its obligations under this Section 5.3 with respect to the Competition Act Approval, Buyer shall propose, offer, negotiate, commit to, or agree to and effect, by undertaking, commitment, consent agreement, trust, hold separate agreement, Contract, Governmental Order or otherwise: (i) the sale, divestiture, licensing, holding separate or disposition of all or any part of the businesses or assets of Buyer and its Affiliates or the Acquired Companies; (ii) the termination of any existing contractual rights, relationships and obligations, or entry into or amendment of any other contractual relationships with respect to Buyer and its Affiliates or the Acquired Companies; (iii) changing or modifying any course of conduct regarding future operations of Buyer and its Affiliates or the Acquired Companies and (iv) any commitments or undertakings imposing any other conditions, requirements, restrictions, limitations, forfeitures or agreements affecting Buyer and its Affiliates’ full rights or ownership of their properties, operations or businesses or the properties, operations or businesses of the Acquired Companies. For the avoidance of doubt, (A) any such action is conditioned upon the consummation of the transactions contemplated by this Agreement, (B) no such action shall result in any reduction to the Purchase Price, (C) no such actions shall be considered for purposes of determining whether a representation, warranty or covenant of Seller under this Agreement has been breached or whether a condition to the Closing has been satisfied and (D) any reasonable effort by Buyer to resist, reduce or negotiate the scope of any such action shall be deemed consistent with their obligations to use reasonable best efforts so long as such efforts do not delay the obtaining of the Competition Act Approval in a manner that could cause the Closing not to occur sufficiently in advance of the Outside Date so as to allow the Closing to occur before the Outside Date. (f) Buyer shall not, and shall not allow any of its Affiliates to, enter into any transaction for the acquisition, purchase, lease or license of any business, corporation, partnership, association or other business organization or division thereof that would reasonably be expected to: (i) increase the risk of not obtaining, any Governmental Approval or otherwise prevent, delay or impede the consummation of the transactions contemplated by this Agreement; (ii) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of the transactions contemplated by this Agreement or by the Ancillary Agreements; (iii) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise; or (iv) otherwise impair or delay the ability of Buyer to perform its material obligations under this Agreement or the Ancillary Agreements. (g) Notwithstanding anything in this Agreement to the contrary, all filing fees incurred in connection with the registrations, filings, submissions, applications, notices or report set forth in this Section 5.3 shall be borne by Buyer. Section 5.4 Third Party Consents; Shared Contracts. (a) Prior to the Closing, except as otherwise agreed by the parties, each party shall, and shall cause its Affiliates (including the Acquired Companies) to, cooperate with the other party and its Affiliates and use reasonable best efforts to make or obtain the Third Party Consents, including those listed on Section 5.4(a) of the Seller Disclosure Schedule, required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary

67 1012075734v13 Agreements, including, for certainty, the provision of services under the Transition Services Agreement (such Third Party Consents required for the provision of services under the Transition Services Agreement, the “TSA Consents”); provided that neither party shall be required (but each party may, in its discretion) to compromise any right, asset or benefit or expend any amount or incur any Liabilities, make any accommodations or provide any other consideration in order to obtain any such Third Party Consent (including any TSA Consent); provided, further, that in no event shall the obtaining of any Third Party Consent (including any TSA Consent) be a condition to the obligation of the parties hereto to consummate the transactions contemplated by this Agreement. Any costs and expenses payable to third parties in connection with the procurement of any such Third Party Consent (including any TSA Consent) shall be borne by Buyer. Seller shall notify Buyer as promptly as reasonably practicable after receiving confirmation from a third party that such third party will not grant or will materially condition a Third Party Consent (including any TSA Consent). Following the delivery of such a notice with respect to a TSA Consent, the parties shall use commercially reasonable efforts to identify a reasonable alternative arrangement for the provision of the affected services, which alternative arrangement shall be included in the Migration Plan; provided that neither party shall be required (but each party may, in its discretion) to compromise any right, asset or benefit or expend any amount or incur any Liabilities, make any accommodations or provide any other consideration in order to obtain any such TSA Consent; provided, further, that in no event shall the obtaining of any TSA Consent be a condition to the obligation of the parties hereto to consummate the transactions contemplated by this Agreement. (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Third Party Consents contemplated by Section 5.4(a) that is not a TSA Consent shall not have been obtained, replaced or removed, as applicable, prior to the Closing, for a period of nine (9) months after the Closing Date, the parties shall cooperate with each other and use their respective reasonable best efforts to obtain such Third Party Consents, in each case as promptly as reasonably practicable after the Closing; provided that neither party shall be required to (but each party may, in its discretion) compromise any right, asset or benefit or expend any amount or incur any Liabilities (other than reasonable costs), make any accommodations or provide any other consideration in order to obtain any such Third Party Consent. (c) Prior to the Closing, Seller shall use reasonable best efforts to (i) divide, modify, replicate and/or novate (in whole or in part) the respective rights and obligations under and in respect of the Shared Contracts set forth on Section 5.4(c) of the Seller Disclosure Schedule or as may otherwise be agreed to in writing by the parties in connection with the Migration Plan; provided that neither party shall be required (but each party may, in its discretion) to compromise any right, asset or benefit or expend any amount or incur any Liabilities, make any accommodations or provide any other consideration in order to divide, modify, replicate and, if possible, novate such Shared Contract; provided, further, that in no event shall the division, modification, replication or novation of any Shared Contract be a condition to the obligation of the parties hereto to consummate the transactions contemplated by this Agreement. Any costs and expenses payable to third parties in connection with the division, modification, replication or novation of any such Shared Contract shall be borne equally by Buyer and Seller.

68 1012075734v13 (d) If Seller is unable to enter into an arrangement to formally divide, modify, replicate and/or novate one or more Shared Contracts prior to the Closing as contemplated by Section 5.4(c), then (i) Buyer shall be entitled to the benefits of the rights and is responsible for the obligations related to that portion of such Shared Contract arising out of, or relating to, the conduct of the Business (the “Business Portion”) of any such Shared Contract accruing after the Closing to the extent (and only to the extent) that Seller (or its applicable Affiliate) may provide such benefits, in each case, (A) without violating the terms of such Shared Contract or any Law and (B) without incurring any material expense or otherwise taking any material actions or measures (including hiring additional employees) and (ii) Buyer shall perform, at its sole expense, the obligations of Seller (or its applicable Affiliate) to be performed after the Closing under the Business Portion of the Shared Contract in question; provided, however, that in no event shall Buyer be entitled to receive such benefits beyond the term of any Shared Contract and neither Seller nor any of its Affiliates shall have any obligation to renew or replace any Shared Contract upon the expiration or termination thereof. Section 5.5 Intercompany Obligations and Arrangements. (a) Except as set forth on Section 5.5(a) of the Seller Disclosure Schedule, Seller shall, and shall cause its Affiliates to, take such action, including making such payments as may be necessary so that, prior to or concurrently with the Closing, the Acquired Companies, on the one hand, and Seller and its Affiliates (other than the Acquired Companies), on the other hand, shall settle, discharge, offset, pay or repay in full all intercompany loans, notes and advances, regardless of their maturity, and all intercompany receivables and payables for the amount due, including any accrued and unpaid interest to but excluding the date of payment. (b) Seller shall, and shall cause its Affiliates to, take such actions as may be reasonably necessary to terminate or commute, prior to or concurrently with the Closing, all Intercompany Agreements, after giving effect to Section 5.5(a); provided, that this Section 5.5(b) shall not apply (i) to any Intercompany Agreement set forth in Section 5.5(a) of the Seller Disclosure Schedule, (ii) any Reinsurance Agreement by and between the Acquired Insurance Company and an Affiliate of Seller other than the Acquired Companies, (iii) to the extent otherwise contemplated by this Agreement or the Ancillary Agreements or (iv) to the extent otherwise agreed by Seller and Buyer in writing. (c) Except for any services provided pursuant to the Transition Services Agreement or the LPT Agreement, and those obligations pursuant to Section 5.4 and the Guaranty Letter Agreement, as of and following the Closing, Seller and its Affiliates shall have no further obligation to provide any ancillary or corporate shared services to the Acquired Companies. (d) Seller shall not, and shall cause its Affiliates not to, enter into the LPT Agreement or the Guaranty Letter Agreement prior to the Closing. Each of the LPT Agreement and the Guaranty Letter Agreement shall not be entered into unless such agreement is in the form attached hereto as Exhibit A or Exhibit C, respectively; provided that, for greater certainty, to the

69 1012075734v13 extent any modifications or changes to such forms are desired or required, such forms shall not be modified or changed without the prior written consent of Buyer. (e) From the date hereof until the Closing, the parties shall negotiate in good faith and finalize any Exhibits or Schedules to the LPT Agreement that have not been finalized as of the date hereof. The finalized Exhibits or Schedules to the LPT Agreement shall be considered attached to the applicable form of the LPT Agreement and shall be incorporated in the LPT Agreement attached hereto as Exhibit A. Section 5.6 Books and Records. (a) Prior to the Closing, Seller and Buyer shall cooperate in good faith to develop and implement a plan that will result in the delivery or transfer of the Business Books and Records (or in the case of the Commingled Books and Records, Buyer’s copies thereof created in accordance with the Migration Plan) that are not in the possession and control of the Acquired Companies on the Closing to Buyer or the Acquired Companies at Closing or as soon as reasonably practicable following the Closing pursuant to the Migration Plan, subject to applicable Law. Instead of transferring copies of Commingled Books and Records, Seller may make such Commingled Books and Records available to Buyer and the Acquired Companies in the manner agreed in the Migration Plan. Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to retain the Commingled Books and Records, provided it is acknowledged that such retained Commingled Books and Records are being retained by Seller (“Retained Business Information”) due to the inability to separate them out and that Seller hereby agrees the Commingled Books and Records, to the extent relating to the Acquired Companies or the Business, shall not be used or disclosed for any purpose by Seller and its Affiliates following the Closing unless expressly permitted by Section 5.6(b). Without limiting the foregoing, Seller shall (i) maintain appropriate confidentiality and security measures with respect to the Retained Business Information that are no less protective than Seller’s measures with respect to its own confidential information of a similar nature, (ii) limit access to the Retained Business Information to those employees and Representatives of Seller and its Affiliates who have a need to know for the purposes expressly permitted under Section 5.6(b) and (iii) not use the Retained Business Information for any competitive purpose, including in connection with any Competing Business. Upon Buyer's reasonable request, Seller shall certify in writing its compliance with the foregoing obligations. Further, Buyer agrees that the Commingled Books and Records (or portion thereof) in its possession to the extent relating to the businesses of Seller or its Affiliates (other than the Business or the Acquired Companies) (the “Excluded Commingled Records”) shall not be used or disclosed for any purpose by Buyer and its Affiliates (including the Acquired Companies) following the Closing unless expressly permitted by this Agreement or the Ancillary Agreements. Without limiting the foregoing, Buyer shall (A) maintain appropriate confidentiality and security measures with respect to the Excluded Commingled Records that are no less protective than Buyer’s measures with respect to its own confidential information of a similar nature, (B) limit access to the Excluded Commingled Records to those employees and Representatives of Buyer and its Affiliates (including the Acquired Companies) who have a need to know for the purposes expressly permitted under this Agreement and the Ancillary Agreements), and (C) not use the

70 1012075734v13 Excluded Commingled Records for any competitive purpose. Upon Seller’s reasonable request, Buyer shall certify in writing its compliance with the foregoing obligations. (b) Except as otherwise required by applicable Law, Seller shall have the right to retain copies of all Business Books and Records (including, for the avoidance of doubt, Tax Returns and other information and documents relating to tax matters) relating to periods ending on or prior to the Closing Date (i) as may be required by any Governmental Authority, including pursuant to any applicable Law or regulatory request or (ii) as may be necessary for Seller and/or its Affiliates to perform their respective obligations pursuant to this Agreement or the Ancillary Agreements. For the avoidance of doubt, Seller shall have the right to retain all Business Books and Records that have been, prior to the date of Closing, saved to a back-up file in accordance with ordinary electronic back-up practices, or legal or regulatory requirements provided that Seller shall maintain appropriate confidentiality and security measures with respect to such back-up files and shall not access such files except to the extent required by Law or for litigation purposes, and shall delete such back-up files in accordance with Seller's ordinary retention policies. Seller shall use any retained Business Books and Records solely for the purposes expressly permitted under this Section 5.6(b) and the terms of any Ancillary Agreement and shall not use such records for any competitive purpose. (c) For a period of three (3) years following the Closing, Buyer shall provide reasonable assistance to Seller or its Affiliates in connection with any reporting obligations of Seller pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”) or any of the rules or regulations promulgated thereunder and any other financial reporting obligations of Seller or its Affiliates, in each case, related to the Business or the Acquired Companies; provided that such assistance shall not unreasonably interfere with the operations of Buyer or the Acquired Companies and shall be provided during normal business hours upon reasonable advance notice. Such assistance shall be limited to (i) providing access to books, records, and financial information in Buyer's, its Affiliate’s or their respective Representative’s possession, (ii) making employees reasonably available for interviews or inquiries during normal business hours, and (iii) executing customary representation letters or consents reasonably required by Seller's auditors, in each case solely to the extent related to periods prior to the Closing. Seller shall reimburse Buyer for all reasonable costs and expenses incurred by Buyer in providing such assistance. Section 5.7 Seller Names and Marks. (a) Other than the Trademarks forming a part of the Business Intellectual Property as set forth on Section 5.7(a) to the Seller Disclosure Schedule, Seller is not transferring ownership rights in or to, and Buyer is not purchasing, acquiring or otherwise obtaining any ownership rights in or to, any Trademark owned by Seller or its Affiliates, including the name “Everest” (or any variation thereof, comprised of or using any word confusingly similar thereto), any Trademark or Domain Name employing the word “Everest” (or any variation thereof or any word confusingly similar thereto) or any registrations, applications to register and the goodwill

71 1012075734v13 and reputation associated with or relating to any of the foregoing (collectively, the “Seller Names and Marks”). (b) Other than as expressly authorized in any Ancillary Agreement (and, in each case, subject to the terms and conditions of the relevant Ancillary Agreement), neither Seller nor its Affiliates is granting Buyer or its Affiliates (including, after the Closing, the Acquired Companies) a license or consent to use, and neither Buyer nor any of its Affiliates (including, after the Closing, the Acquired Companies) shall use, the Seller Names and Marks in any manner whatsoever, including in any (i) advertising or promotional materials or (ii) stationery, business cards, business forms or other similar items included in the Acquired Companies’ assets and properties that contain anywhere thereon any of the Seller Names and Marks; provided that the foregoing shall not be deemed to prohibit Buyer or any of its Affiliates, after the Closing, from making any factually accurate, descriptive, historical references to the Business formerly being owned and operated by Seller and its Affiliates (including the Acquired Companies). Other than as expressly authorized in this Section 5.7, Buyer hereby acknowledges and agrees that any rights of the Acquired Companies in or to the Seller Names and Marks pursuant to the terms of any contract, agreement, instrument or other legally binding and enforceable commitment in existence prior to the Closing Date shall automatically terminate on the Closing Date. (c) If Buyer or any Affiliate of Buyer (including, after the Closing, the Acquired Companies) violates any of its obligations under this Section 5.7 (or, in the case of the use thereunder of any of the Seller Names and Marks, any Ancillary Agreement), Seller and its Affiliates may proceed against Buyer or its Affiliates in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges and agrees that: (i) a violation of this Section 5.7 (or, in the case of the use thereunder of any Seller Names and Marks, any Ancillary Agreement) may cause Seller and its Affiliates irreparable harm, which may not be adequately compensated for by monetary damages; and (ii) in the event of any such actual or threatened violation, Seller and any of its Affiliates shall be entitled, in addition to other remedies that they may have, to seek a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any such actual or threatened violation without the necessity of posting a bond. (d) As soon as reasonably practicable after the Closing Date, but in no event later than ten (10) days after the Closing Date, Buyer and the Acquired Companies shall make any required filings or notices with any Governmental Authorities and take all other actions necessary such that each Acquired Company can effect a change in its legal name and business names, in all jurisdictions, to a name not containing, incorporating or similar to any of the Seller Names and Marks, except that Buyer may include an application to the Minister of Finance (Canada) to change the name of the Acquired Insurance Company together with the initial application for the Change of Control Approvals to be submitted pursuant to Section 5.3(c)(ii), but provided that, for greater certainty, the approval of any Governmental Authority to such change of name shall not be a condition to the Closing. Promptly following the Closing Date and receipt of the approvals or non- disapprovals required to effect this Section 5.7(d), Buyer shall cause each Acquired Company to

72 1012075734v13 effect a change in its legal name and business names to a name not containing, incorporating or similar to any of the Seller Names and Marks. (e) In order to facilitate Buyer’s ability to fulfill obligations to policyholders and comply with regulatory requirements, Seller hereby grants, or procures that the relevant Affiliate of Seller grants, to the Acquired Companies a non-exclusive, non-transferrable, non- assignable, royalty-free license to continue to use the Seller Names and Marks, (i) as a Trademark and/or (part of) a legal name or business name and/or (part of) a Domain Name, and (ii) for the operation of such Business, in the case of (i) and (ii), in the same manner and scope as used in the Business during the 12-month period immediately prior to the Closing Date. The license pursuant to this Section 5.7(e) will become effective at the Closing Date and will terminate: (i) with respect to all online usage (e.g., on any websites or other web presence or as (part of) a Domain Name) within two (2) months from the Closing Date; (ii) with respect to all usage in connection with and as agreed under the Transition Services Agreement, at the end of the relevant service term of the relevant service; (iii) with respect to all unused stationery, brochures, advertising materials, manuals and similar consumable items of the Acquired Companies that contain any non-removable Seller Names and Marks and are in the possession of the Acquired Companies, within three (3) months from the Closing Date; (iv) with respect to all usage in connection with the performance of the Administrative Services (as such term is defined in the LPT Agreement), upon termination of the LPT Agreement; and (v) with respect to all other usage, within six (6) months from the Closing Date, provided, however, that where the continued use of the Seller Names and Marks as a Trademark and/or (part of) a legal name or business name and/or (part of) a Domain Name is required to comply with mandatory regulatory requirements, the license will terminate at the earlier of (x) all such requirements being satisfied and (y) six (6) months from the Closing Date. (f) If Buyer, despite using its reasonable best efforts, is not able to achieve the full re-branding of the Acquired Companies within the timelines set out in Section 5.7(e) above due to mandatory regulatory requirements not being fulfilled by any third party in time (e.g., because a Governmental Authority takes longer than expected), Seller will not, or will procure that the relevant Affiliate of Seller will not, unreasonably withhold its consent to further extensions (but in any event not exceeding the period until any such requirements have been fulfilled).

73 1012075734v13 (g) Notwithstanding anything to the contrary herein, neither Buyer nor its Affiliates (including, after the Closing Date, the Acquired Companies) shall be in breach of this Section 5.7 or liable to Seller after the Closing Date, even after the periods of transition provided above have ended, by reason of: (i) any of the Acquired Companies’ use of or the appearance of the Seller Names and Marks in any Business Books and Records, archived materials or constating documents of the Acquired Companies or on any written or electronic data, documents, materials or assets, in each case, that are used for internal purposes only in connection with the Business of the Acquired Companies; (ii) the appearance of the Seller Names and Marks in or on any written or electronic data, documents or assets that were distributed prior to the Closing Date (and in the periods of transition provided above); or (iii) the use by Buyer, the Acquired Companies or their respective Affiliates (after the Closing Date) of a Seller Name and Mark for purposes of conveying to customers, counterparties or the general public that Buyer and the Acquired Companies are no longer affiliated with Seller, and/or to reference historical details concerning or make historical reference to the prior affiliation. Section 5.8 Insurance. (a) Effective at the time of the Closing, the Acquired Companies (and, to the extent applicable, the Business) shall cease to be insured by any insurance policies of Seller or any of its Affiliates (other than third-party liability and self insurance programs of the Acquired Companies). Prior to the Closing, Seller shall reasonably cooperate with Buyer, at Buyer’s sole expense, in connection with Buyer's efforts to place replacement insurance coverage for the Acquired Companies and the Business, including by (i) providing Buyer and its insurance brokers with such reasonable information regarding the Acquired Companies’ and the Business's existing insurance coverage as Buyer may reasonably request, (ii) facilitating introductions on Buyer's behalf and at Buyer’s expense, to the extent reasonably requested by Buyer, with Seller's existing insurers to negotiate extensions to Seller’s current claims-made policies for the applicable tail period (it being understood that Seller shall not be obligated to negotiate, procure or agree to any extensions or tail coverage under Seller’s existing policies), and (iii) otherwise reasonably cooperating with Buyer in connection with any renewal, replacement or extension of insurance coverage for the Acquired Companies and the Business; provided that Seller shall not be required to compromise any right, asset or benefit or expend any amount or incur any Liabilities, make any accommodations or provide any other consideration in order to obtain any such renewal, replacement or extension of insurance coverage; provided, further, that in no event shall the obtaining of any such renewal, replacement or extension of insurance coverage be a condition to the obligation of the parties hereto to consummate the transactions contemplated by this Agreement. (b) Notwithstanding the foregoing, following the Closing, Buyer and its Affiliates shall have the right, at their sole cost and expense, to make claims under any occurrence- based insurance policies maintained by Seller or its Affiliates (other than third-party liability and self insurance programs of the Acquired Companies) insuring the Acquired Companies that were in effect immediately prior to the Closing (the “Pre-Closing Policies”) solely with respect to occurrences relating to the Acquired Companies prior to the Closing; provided, however, that (i)

74 1012075734v13 Buyer shall be solely responsible for, and shall promptly reimburse Seller and its Affiliates for, any and all costs, expenses, deductibles, self-insured retentions, premium adjustments, retroactive premiums, increased premiums, reinstatement premiums, or other charges arising from or relating to any claim made by Buyer or its Affiliates (including the Acquired Companies) under any Pre- Closing Policy; (ii) Buyer shall not pursue any claim under a Pre-Closing Policy if doing so would reasonably be expected to materially erode or exhaust the available limits of such Pre-Closing Policy to the detriment of Seller or its Affiliates (excluding the Acquired Companies), unless Buyer first reimburses Seller for the full amount of such erosion or obtains Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (A) Buyer’s access to Pre-Closing Policies shall not be unreasonably restricted based on speculative erosion concerns and (B) any assertion by Seller that a claim by Buyer would materially erode available limits shall be supported by reasonable evidence; (iii) Buyer shall not knowingly take any action that would reasonably be expected to impair, invalidate, or otherwise adversely affect the coverage available to Seller or its Affiliates (excluding the Acquired Companies) under any Pre-Closing Policy; (iv) Seller and its Affiliates shall have the right to participate in the defense, prosecution, and settlement of any claim made under a Pre-Closing Policy and, if the claim could reasonably be expected to affect Seller or its Affiliates or the availability of coverage under such policy, Seller shall have the right to control such claim, provided that Seller shall keep Buyer reasonably informed of the status of any such claim, consult with Buyer in good faith prior to any material decision regarding such claim, and not settle any such claim in a manner that would materially and adversely affect Buyer’s or the Acquired Companies’ rights under the applicable Pre-Closing Policy without Buyer's prior written consent (not to be unreasonably withheld, conditioned or delayed); (e) Seller and Buyer shall reasonably cooperate in connection with any claim made under a Pre-Closing Policy; provided that Buyer shall reimburse Seller for its reasonable out-of-pocket costs incurred in connection therewith; (v) none of Buyer or any of its Affiliates shall make any claims under any Pre-Closing Policy if and to the extent that such claims are covered by insurance policies of Buyer or its Affiliates, including, without limitation, the tail policy required to be obtained by Buyer under Section 5.9(b) and (vi) nothing in this Section 5.8 shall be deemed to assign any Pre-Closing Policy or create any rights in Buyer or its Affiliates (including the Acquired Companies) other than the limited right to access insurance proceeds as expressly set forth herein. (c) Upon Buyer’s reasonable request, Seller shall use commercially reasonable efforts to cause any insurance proceeds payable under a Pre-Closing Policy in respect of a claim made by Buyer in compliance with this Section 5.8 to either (i) be paid directly to Buyer or the applicable Acquired Company or (ii) pay Buyer for the amount of such insurance proceeds promptly following Seller’s receipt of such insurance proceeds. (d) Prior to the Closing, Seller shall not, and shall cause its Affiliates not to, cancel, materially amend or allow to lapse prior to their applicable expiry date the Pre-Closing Policies in a manner that would materially and adversely affect the coverage, if any, available to the Acquired Companies, in each case, without Buyer’s prior written consent (not to be unreasonably withheld, conditioned or delayed) unless a replacement Pre-Closing Policy providing for substantially the same coverage has been procured. Notwithstanding the foregoing,

75 1012075734v13 Seller and its Affiliates may cancel, amend or allow to lapse any Pre-Closing Policies if the Acquired Companies are not disproportionally adversely affected as a result thereto when compared with Seller or its Affiliates. Nothing contained herein shall require Seller or any of its Affiliates to (1) extend the Pre-Closing Policies beyond their applicable expiry date, (2) obtain any coverage whatsoever for the Acquired Companies after the expiration of the Pre-Closing Policies in accordance with their terms as in effect at Closing (including if such policies are renewed or extended) or (3) obtain any coverage for the Acquired Companies that would not be available to them under the Pre-Closing Covenants for any reason, including without limitation, as a result of the consummation of the transactions contemplated hereunder. (e) The rights and obligations of the parties under this Section 5.8 shall survive the Closing until the later of (i) the expiration of the last to expire of the Pre-Closing Policies (including any extended reporting periods) and (ii) the final resolution of all claims made by Buyer or its Affiliates under any Pre-Closing Policy. Section 5.9 D&O Liabilities. (a) Other than in the event of the dissolution of the Acquired Services Company by Buyer and its Affiliates, from and after the Closing Date until the sixth (6th) anniversary of the Closing Date, Buyer shall, and shall cause its Affiliates to, maintain in full the indemnification obligations set forth in the applicable organizational documents of the Acquired Companies, as in effect immediately prior to the Closing with such changes as may be required under applicable Law, with respect to all past directors, officers and managers of the Acquired Companies as well as all directors, officers and managers of such Acquired Company as of the Closing Date, in each case, for acts or omissions occurring on or prior to the Closing Date in their capacities as such, and to indemnify and hold harmless such Persons in accordance therewith. Buyer, Seller and any Person entitled to indemnification under this Section 5.9(a) shall cooperate in the defense of any litigation under this Section 5.9(a) and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. (b) For the six (6) year period commencing immediately after the Closing, Buyer shall cause the Acquired Companies to maintain in effect a “tail” policy providing directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Closing with respect to those Persons who are currently (and any additional Persons who at or prior to the Closing become) covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms with respect to such coverage, and in amount, not less favorable to such individuals than those of such policies in effect on the date of this Agreement and with reputable insurers with a financial rating no lower than the rating of the insurers providing such policies in effect on the date of this Agreement (or the Acquired Companies may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the Closing; provided that any substitution or replacement of existing policies shall not result in any gaps or lapses of coverage with respect to facts, events, acts or omissions occurring at or prior

76 1012075734v13 to the Closing and shall be on terms, and in an amount, not less favorable to such individuals than those of such policies in effect on the date of this Agreement and with reputable insurers with a financial rating no lower than the rating of the insurers providing such policies in effect on the date of this Agreement) and provided that the cost of such “tail” policy shall not exceed two hundred percent (200%) of the cost of the director and officer policy currently in place for the Acquired Companies. (c) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, past directors, officers and managers of such Acquired Company as well as all directors, officers and managers of such Acquired Company as of the Closing Date, his or her heirs and his or her representatives and, in addition to, and not in substitution for, shall not impair any other rights to indemnification or contribution that any such Person may have by contract, under the applicable organizational documents of either Acquired Company, under applicable Law or otherwise. Section 5.10 Employee Non-Solicit; Non-Compete. (a) Employee Non-Solicit. (i) Notwithstanding anything to the contrary in the Confidentiality Agreement, upon consummation of the Closing, all obligations in Section 9 thereof shall terminate. (ii) For a period of three (3) years from the Closing Date, Seller shall not, and shall cause its Affiliates not to, without the prior written consent of Buyer, directly or indirectly, either individually or in partnership or jointly or in conjunction with each other or any other Person, on their own behalf or on behalf of any Person, (A) solicit or attempt to solicit the services of, or hire as employee, consultant, principal, agent, director, officer, joint venturer, partner, member or contractor, any Acquired Company Employee whose employment has been transferred to Buyer or its Affiliates (including, after Closing, the Acquired Companies), in accordance with the terms hereof, or (B) knowingly induce or otherwise encourage any Acquired Company Employee whose employment has been transferred to Buyer or its Affiliates (including, after Closing, the Acquired Companies), in accordance with the terms hereof, to leave their position or employment or terminate their contractual arrangement (as applicable); provided, however, that Seller and its Affiliates may solicit the services of, employ or hire as employee, consultant or otherwise any such Person who (I) is terminated or otherwise discharged by Buyer or any of its Affiliates (including the Acquired Companies); (II) has not been employed by Buyer or any of its Affiliates (including the Acquired Insurance Companies) for at least twelve (12) months prior to such solicitation or hiring so long as Seller and its Affiliates did not, directly or indirectly, solicit or knowingly encourage the cessation of such Person’s employment, (III) contacts Seller or any of its Affiliates on his or her own initiative

77 1012075734v13 without any prior direct or indirect solicitation by Seller or its Affiliates, as demonstrated by written records or (IV) is solicited or hired as a result of a general solicitation to the public or general advertising that is not specifically targeted at such Persons; provided, further that such employment discussions were not in violation of any other agreement by and between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand. (iii) For a period of three (3) years from the Closing Date, Buyer shall not, and shall cause its Affiliates not to, without the prior written consent of Seller, directly or indirectly, either individually or in partnership or jointly or in conjunction with each other or any other Person, on their own behalf or on behalf of any Person, (A) solicit or attempt to solicit the services of, or hire as employee, consultant, principal, agent, director, officer, joint venturer, partner, member or contractor, any Person who provides transition services pursuant to the Transition Services Agreement or (B) knowingly induce or otherwise encourage any Person who provides transition services pursuant to the Transition Services Agreement to leave their position or employment or terminate their contractual arrangement (as applicable); provided, however, that Buyer and its Affiliates may solicit the services of, employ or hire as employee, consultant or otherwise any such Person who (A) is terminated or otherwise discharged by Seller or any of its Affiliates; (B) contacts Buyer or any of its Affiliates on his or her own initiative without any prior direct or indirect solicitation by Buyer or its Affiliates, as demonstrated by written records; (C) has not been employed by Buyer or any of its Affiliates (including the Acquired Insurance Companies) for at least twelve (12) months prior to such solicitation or hiring so long as Seller and its Affiliates did not, directly or indirectly, solicit or knowingly encourage the cessation of such Person’s employment; (D) is solicited or hired as a result of a general solicitation to the public or general advertising that is not specifically targeted at such Persons or (E) has been engaged in documented, ongoing employment discussions with Buyer or its Affiliates prior to the Closing Date; provided that such employment discussions were not in violation of any other agreement by and between Seller or its Affiliates, on the one hand, and Buyer or its Affiliates, on the other hand. (b) Non-Compete. Seller agrees, on behalf of itself and its Affiliates, that during the period following the Closing Date until the three (3)-year anniversary of the Closing Date, it shall not, and shall cause its Affiliates not to, either individually or in partnership or jointly or in conjunction with each other or any other Person, on their own behalf or on behalf of any other Person, advise, manage, carry on, establish, acquire Control of, be engaged in (whether directly, or indirectly through any joint venture, partnership, consortium or similar arrangement), invest in, have an equity interest in (including by way of royalty or other compensation arrangements), lend money to or guarantee the debts or obligations of, or permit any of Seller or its Affiliates’ names or any part thereof to be used or employed in connection with any Person that engages directly or indirectly in any Competing Business; provided, however, that, notwithstanding anything in this Agreement to the contrary,

78 1012075734v13 (i) Seller and its Affiliates shall not be restricted, limited or prohibited in any respect from: (A) carrying out any obligations or exercising its or their respective rights under this Agreement or the Ancillary Agreements; (B) carrying on the operations of the Lloyd’s Syndicate Business in Canada in a manner that is substantially consistent with such operations as conducted any time during the twelve (12) month period prior to the Closing; (C) providing trade credit, political risk, surety and transactional insurance to any Person through the Everest Specialty Underwriters unit; (D) renew the existing London Aviation Accounts set forth on Schedule 5.10(b)(i) (the “Scheduled London Aviation Accounts”); (E) providing reinsurance to any Person, including, but not limited to, on a facultative or treaty basis, other than on Fronting Arrangements not otherwise excluded under clause (F) below; (F) reinsuring any business pursuant to Fronting Arrangements in effect as of the Closing Date; (G) participation in Portfolio Solutions programs; (H) acquiring, owning or holding any debt securities or other debt instruments of any Person engaged, directly or indirectly, in any Competing Business, or any other securities of any such Person, if such securities are acquired, owned or held (A) in a fiduciary, agency, nominee, custodial or similar capacity; (B) in connection with any hedging or similar product or transaction; (C) in connection with any asset management, private banking, merchant banking, private equity or securities trading, underwriting or brokerage activities or services or (D) as passive investments in the general account or separate account of an insurance company, provided, that, (1) the holder does not seek or obtain any board representation, board observer rights, or other governance or control rights with respect to such Person, (2) such investments are made and held solely for investment purposes in the ordinary course of such investor’s investment activities, and not for the purpose of engaging in or facilitating a Competing Business, and (3) the holder does not participate in the management or day-to-day operations of such Person; (I) owning not more than nine point nine percent (9.9%) of the outstanding voting securities or similar equity interests of a Person that, directly or indirectly, engages in a Competing Business; provided that the ownership of such equity interests does not give Seller or its Affiliates the right to designate a majority,

79 1012075734v13 or such higher amount constituting a Controlling number, of the members of the board of directors (or similar governing body) of such Person; (J) performing any services for Seller and/or its Affiliates (K) selling any of its or their assets or businesses (other than the Business) to a Person engaged in lines that compete with the Business; (L) purchasing or otherwise obtaining any products or services in the ordinary course of business from a Person engaged in a Competing Business; (M) foreclosing on (or effecting any transaction in lieu of foreclosure that has substantially the same effect, such as a debt for equity swap or deed or transfer in lieu of foreclosure) any collateral securing any bona fide financing or other transaction with a Person in which all or any portion of the collateral represents the equity interests or assets of any Person that operates a Competing Business, or exercising or otherwise asserting, preserving or enforcing, whether or not in a court-supervised proceeding, any rights and remedies under any Contracts or applicable Law in connection with any debt, equity or other interest in which such rights or remedies involve a Competing Business and thereafter operating or exercising rights with respect to such Competing Business; (N) managing, Controlling, sponsoring or investing in investment funds or other investment vehicles that make investments in Persons engaging in a Competing Business, so long as such investments are in the ordinary course of business and passive in nature; or (O) managing, investing and reinsuring the Subject Liabilities (as defined in the LPT Agreement) as contemplated by the LPT Agreement; (ii) in the event that Seller or its Affiliates acquire any business or assets (whether by way of asset acquisition, stock purchase, merger, business combination, reinsurance tender offer or otherwise) (an “Acquired Business”) following the Closing and conducting such Acquired Business would otherwise violate this Section 5.10, nothing in this Agreement shall restrict in any manner, the conduct, use, retention or disposition of such Acquired Business, so long as, (A) at the time of acquisition of such Acquired Business, less than ten percent (10%) of the gross revenues of such Acquired Business (calculated with reference to the most recently completed fiscal year of the Acquired Business) constitute Competing Business, provided that Seller shall promptly notify Buyer in writing of any such acquisition or (B) at the time of acquisition of such Acquired Business, ten percent (10%) or more but less than twenty five percent (25%) of the gross revenues of such Acquired Business (calculated with reference to the most recently completed fiscal year of the Acquired Business) constitutes Competing Business, provided that (I) Seller shall promptly following the closing of such acquisition notify Buyer in writing of such acquisition including reasonable details regarding the Competing Business

80 1012075734v13 portion thereof, (II) Seller or its Affiliates use commercially reasonable efforts to divest such Competing Business as promptly as practicable, (III) Seller or its Affiliates shall enter into definitive agreements to divest such Competing Business within six (6) months of the closing of the acquisition of such Acquired Business, (IV) use commercially reasonable efforts and act in good faith to complete such divestiture or put such Competing Business in runoff within six (6) months of the acquisition of such Acquired Business and (V) pending such divestiture or runoff, Seller shall, and shall cause its Affiliates to, operate such Competing Business on a standalone basis and shall not use any confidential information of Buyer or the Acquired Companies in connection with such Competing Business; or (iii) in the event Seller or any of its Affiliates is acquired by any arms- length third-party, the restrictions in this Section 5.10(b) shall not apply to such arms- length third-party or any of its Affiliates solely with respect to the conduct of any Competing Business in which such arms-length third-party or such Affiliates (as applicable) were engaged prior to such acquisition provided that (i) Seller shall provide Buyer with written notice of any such acquisition promptly following the closing thereof and (ii) neither such arms length third-party nor any of its Affiliates shall use any confidential information of Buyer or the Acquired Companies (including any Business Books and Records retained by Seller pursuant to Section 5.6) in connection with such Competing Business. For the avoidance of doubt, this exception shall not permit the solicitation of any customers, policyholders, brokers, agents, or distribution partners of the Business using confidential information of Buyer or the Acquired Companies (including Business Books and Records retained by Seller pursuant to Section 5.6); (c) Seller acknowledges and agrees that a breach or threatened breach of Section 5.10 would give rise to irreparable harm to Buyer and its Affiliates, for which monetary damages would not be an adequate remedy, and hereby agrees that, in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an interim or permanent injunction, specific performance and any other relief that may be available from a court of competent equitable jurisdiction (without any requirement to post bond or other security). Seller acknowledges that the restrictions contained in Section 5.10 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. The covenants contained in Section 5.10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Seller hereby acknowledges and agrees that, in the event a court of competent jurisdiction declares that there has been a breach by any party of Section 5.10, the term of any such covenant so breached shall be automatically extended for the period of time of the violation from the date on which such breach begins to the later of the date on which such

81 1012075734v13 breach ceases or the date of the entry by court of competent jurisdiction of a final, non-appealable order, if any. Seller hereby acknowledges and agrees that, in the event a court of competent jurisdiction declares that there has been a breach by any party of Section 5.10, the term of any such covenant so breached shall be automatically extended for the period of time of violation from the date on which such breach begins to the later of the date on which such breach ceases or the date of the entry by a court of competent jurisdiction of a final, non-appealable order, if any. (d) For the avoidance of doubt, the exception set forth in Section 5.10(b)(ii) shall not apply if, at the time of acquisition of such Acquired Business, twenty-five percent (25%) or more of the gross revenues of such Acquired Business constitutes Competing Business. (e) The parties intend that the conditions set forth in subsection 56.4(7) of the Income Tax Act (Canada) have been met such that subsection 56.4(5) of the Income Tax Act (Canada) applies to any restrictive covenants (as defined in subsection 56.4(1) of the Income Tax Act (Canada)) granted by Seller hereunder (the “Restrictive Covenants”). For greater certainty, the parties agree and acknowledge that: (i) no proceeds shall be received or receivable by Seller or any other Person for granting the Restrictive Covenants and (ii) the Restrictive Covenants are integral to this Agreement and have been granted to maintain or preserve the fair market value of the Shares. Section 5.11 Confidentiality; Disclosed Personal Information. (a) The terms of the confidentiality agreement, dated November 26, 2025 (the “Confidentiality Agreement”), between Everest Group, Ltd. and Buyer shall be terminated upon the consummation of the Closing with the parties thereto providing evidence of termination as reasonably required for Closing; provided that Seller’s and its Affiliates’ remedies with respect to breaches of such Confidentiality Agreement that occurred prior to the date hereof shall survive. For certainty, if the Closing is never consummated, the Confidentiality Agreement shall remain in effect in accordance with its terms. (b) From and after the date hereof, except as otherwise expressly contemplated herein or in the Ancillary Agreements, each party shall, and shall cause their respective Affiliates and Representatives to, maintain in confidence the terms of this Agreement and the Ancillary Agreements, any written, oral or other information relating to the negotiation of this Agreement and the Ancillary Agreements and: (i) in the case of Buyer, all proprietary or confidential information related to or obtained from Seller or its Affiliates or Representatives, other than, in such case, information to the extent relating to the Acquired Companies or the Business; and (ii) in the case of Seller, all proprietary or confidential information related to or obtained from Buyer or its Affiliates or Representatives and all information concerning the Acquired Companies and the Business.

82 1012075734v13 For certainty, each party shall be permitted to disclose such information received by a disclosing party to its Representatives who are bound by a duty of confidentiality consistent with the obligations of the parties hereunder. (c) The requirements of Section 5.11(b) shall not apply to the extent that (i) any such information is or becomes generally available to the public (A) in the case of Buyer, as a result of disclosure by Seller, its Affiliates or any of its Representatives under this Agreement or any Ancillary Agreement and (B) in the case of Seller, as a result of disclosure by Buyer, the Acquired Companies (after the Closing Date) or any of their respective Affiliates or Representatives under this Agreement or any Ancillary Agreement; (ii) any such information is required or requested by applicable Law, Governmental Order or a Governmental Authority to be disclosed after prior notice has been given to the other party (to the extent such prior notice is permitted to be given under applicable Law); provided that the disclosing party shall disclose only that portion of such information which the disclosing party has been advised by its counsel is permitted to be disclosed, and upon request by the other party, the disclosing party shall cooperate with such other party in seeking an appropriate order or other remedy protecting such information from disclosure; (iii) any such information was or becomes available to such party on a non- confidential basis and from a source (other than a party to this Agreement or any Affiliate or Representative of such party) that is not known to be bound by a confidentiality agreement with respect to such information; (iv) that was received by a party or any Affiliate or Representative thereof prior to the date of the Confidentiality Agreement, without an obligation to maintain its confidentiality, for purposes other than the evaluation of the transactions contemplated by this Agreement. Each party shall instruct its Affiliates and Representatives having access to such information of such confidentiality obligations; or (v) was independently developed by the receiving party or any of its Representatives or Affiliates without violating any obligations under this Agreement and without the use of, reference to, or reliance upon any other confidential information of the disclosing party or any derivative thereof. (d) The parties confirm that the Personal Information disclosed to Buyer in connection with this Agreement (the “Disclosed Personal Information”) is necessary for the purposes of determining if Buyer shall proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, or to complete such transactions. Prior to the Closing, Buyer shall not use or disclose the Disclosed Personal Information for any purposes other than those related to determining if it shall proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The parties shall protect the confidentiality of all Disclosed Personal Information in a manner consistent with security safeguards appropriate to the sensitivity of the information and no less protective than the requirements of this Section 5.11. Following the consummation of the transactions contemplated by this Agreement, (a) Buyer shall not use or disclose the Disclosed Personal Information for any purposes other than those purposes for which the information was initially collected or for which additional consent was or is obtained, or as otherwise permitted or required by applicable Laws; (b) Buyer shall protect the confidentiality of all Disclosed Personal Information in a manner consistent with security safeguards appropriate to the sensitivity of the

83 1012075734v13 information; (c) to the extent required by applicable Laws, Buyer shall give effect to any withdrawal of consent with respect to the Disclosed Personal Information and (d) to the extent required by applicable Laws, notify any of the individuals to whom the Disclosed Personal Information pertains of the completion of the transactions contemplated by this Agreement and the Ancillary Agreements as well as the transfer of their Personal Information as a result thereof. Section 5.12 No Provision of Services and Systems. Except in respect of the services provided by Seller and its Affiliates pursuant to the Transition Services Agreement or any other Ancillary Agreement and those obligations pursuant to this Agreement (including Section 5.4 and Section 5.7), Buyer shall be solely responsible for obtaining, at Buyer’s sole cost and expense, any licenses, services and systems required to perform Buyer and any Buyer Party’s or, following the Closing, the Acquired Companies’ obligations in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. None of Seller or its Affiliates (other than the Acquired Companies) is transferring any assets, employees, Contracts, or licenses of any kind hereunder other than the services to be provided under the Transition Services Agreement or any other Ancillary Agreement and those obligations pursuant to this Agreement. Section 5.13 Further Action. (a) Seller and Buyer (i) shall execute and deliver, or shall cause to be executed and delivered, such agreements and other documents and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements; (ii) shall refrain from taking any actions that could reasonably be expected to materially impair, delay or impede the Closing; (iii) without limiting the foregoing, shall use their respective reasonable best efforts to cause all the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable and (iv) shall cooperate in good faith to facilitate an orderly Closing hereunder and transition of the Acquired Companies to Buyer and its Affiliates. (b) Each of Seller and Buyer shall keep each other reasonably apprised of the status of the matters relating to the completion of the transactions contemplated hereby, including with respect to the satisfaction of the conditions set forth in Article VIII. From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby as may be reasonably requested by the other party. Section 5.14 Exclusivity. From the date hereof through the Closing, Seller shall not, and shall cause its Affiliates (including the Acquired Companies) and Representatives not to, directly or indirectly, and other than with respect to Buyer or any of its Affiliates: (i) solicit, initiate, facilitate or encourage any inquiries or proposals for, or enter into or participate in any discussions with respect to any Alternative Transaction Proposal or which could reasonably lead to an Alternative Transaction Proposal, (ii) furnish or cause to be furnished to any person (other than

84 1012075734v13 Buyer, its Affiliates or Representatives) any non-public information concerning the transactions contemplated by this Agreement, other than as required by applicable Law, (iii) furnish or cause to be furnished any non-public information relating to the Acquired Companies or the Business to any Person or group of Persons for the purpose of assisting with or facilitating an Alternative Transaction Proposal, other than Buyer, its Affiliates or Representatives (and for the avoidance of doubt, Seller, its Affiliates and their respective Representatives), and other than as required by applicable Laws and (iv) enter into any agreement, arrangement or understanding to effect an Alternative Transaction Proposal. For the avoidance of doubt, Sellers and their Affiliates shall not be precluded from entertaining, soliciting, discussing negotiating, consummating or entering into any agreement, arrangement or letter of intent with respect to any other Seller-owned or affiliated entity (other than the Acquired Companies) or with respect to the further reinsurance or retrocession of the insurance business of the Acquired Insurance Company written prior to the Closing Date. Section 5.15 Representation and Warranty Insurance Policy. If Buyer or any of its Affiliates purchases any representation and warranty insurance policy in connection with this Agreement (a “Representation and Warranty Insurance Policy”) Buyer agrees that such Representation and Warranty Insurance Policy shall expressly provide that (a) other than with respect to Fraud by Seller or any of its Affiliates, the insurer thereunder shall have no subrogation rights to pursue any claim against Seller or any of its Affiliates, (b) such Representation and Warranty Insurance Policy shall not provide for any “seller retention” (as such phrase is commonly used in the representations and warranty policy industry), (c) Buyer or any of its Affiliates and the insurer shall have no obligation or right to pursue any claim against Seller in connection with any damage, loss, liability or expense, except for Fraud by Seller or any of its Affiliates, (d) such Representation and Warranty Insurance Policy shall not permit any amendment thereto or modification thereof with respect to the foregoing limitations in a manner that is adverse to Seller without the prior written consent of Seller, and (e) Seller and its Affiliates shall be express third party beneficiaries of the provisions and limitations described above. Reasonably promptly after it is received by Buyer or any of its Affiliates, Buyer shall deliver a copy of any such issued Representations and Warranty Insurance Policy to Seller. Seller shall, and shall cause its Affiliates to, cooperate with all reasonable requests of Buyer in order for Buyer to obtain such Representation and Warranty Insurance Policy. All premiums, underwriting fees, brokers’ commissions and other costs and expenses related to such Representation and Warranty Insurance Policy shall be borne by Buyer or its Affiliates. Section 5.16 Transition Services Agreement and Coordination. (a) From the date hereof until the Closing, the parties shall negotiate in good faith and finalize any Exhibits or Schedules to the Transition Services Agreement that have not been finalized as of the date hereof. The finalized Exhibits or Schedules to the Transition Services Agreement shall be considered attached to the applicable form of the Transition Services Agreement and shall be incorporated in the Transition Services Agreement attached hereto as Exhibit B.

85 1012075734v13 (b) Within twenty (20) Business Days after the date hereof, Seller and Buyer shall establish a steering committee (the “Transition Steering Committee”), which shall be responsible for (i) planning and preparing for the commencement of the Transition Services Agreement, including any reasonable steps that need to be undertaken prior to Closing, (ii) developing and approving a migration plan (the “Migration Plan”) in respect of the services provided under the Transition Services Agreement including the migration support and assistance to be provided (including with respect to data migration) in accordance with the Transition Services Agreement, (iii) planning for the separation and integration of the Business following the Closing and (iv) prior to the Closing, working in good faith to agree on schedules describing the services to be provided under the Transition Services Agreement. (c) The Migration Plan shall be mutually agreed and, among other things, include the following: (i) all activities that need to be undertaken prior to Closing by Seller to allow for the separation of the Business and the commencement of services under the Transition Services Agreement; (ii) the phases of migration of the services provided under the Transition Services Agreement from Seller, its Affiliates (other than the Acquired Companies) and its and their respective third-party service providers to Buyer, its Affiliates (including the Acquired Companies) or its or their third-party service providers; (iii) milestones and timelines; (iv) plans to address contingencies (including any alternative arrangements agreed pursuant to Section 5.3(a) in respect of any TSA Consents that not obtained) and (v) the transfer of the Business Books and Records and the Commingled Books and Records; provided, that the parties recognize that with respect to any Commingled Books and Records, separate instances of such Commingled Books and Records may be created pursuant to the Migration Plan or the Transition Services Agreement, with Buyer being the owner of one instance of the separated Commingled Books and Records and Seller and its Affiliates being the owners a second instance of the separated Commingled Books and Records; provided, that, if such separation is not practicable, the parties shall negotiate to ensure both Buyer and Seller have access to such Commingled Books and Records. The Migration Plan shall not include the upgrade, acquisition or supply of any hardware, software, license or ongoing operational support service for the operating environment(s). Buyer and Seller shall develop and approve the Migration Plan and implement any pre-Closing activities contemplated by the Migration Plan prior to Closing. Seller and Buyer agree to (or cause their respective Affiliates to) implement and adhere to and perform their respective responsibilities and obligations to the extent agreed in the Migration Plan. Changes to the Migration Plan shall be managed by the Transition Steering Committee and subject to the approval of both Seller and Buyer. (d) Buyer and Seller shall each appoint three (3) persons to the Transition Steering Committee. Each of Seller and Buyer may replace its or their members of the Transition Steering Committee with individuals of comparable qualifications and experience at any time by providing notice to the other party. The Transition Steering Committee shall meet virtually as reasonably necessary. (e) Within twenty (20) Business Days after the date hereof, Seller, on the one hand, and Buyer, on the other hand, each shall appoint one (1) representative (each, a “Transition Service Coordinator”) to act as the primary contact person with respect to all aspects of the

86 1012075734v13 Transition Services Agreement. Unless otherwise agreed upon by Seller and Buyer, all communications relating to the Transition Services Agreement shall be directed to the Transition Service Coordinators. Each of Seller and Buyer may replace its or their Transition Service Coordinator with an individual of comparable qualifications and experience at any time by providing written notice to the other party. The Transition Service Coordinators shall meet in virtually as reasonably necessary. (f) Within twenty (20) Business Days after the date hereof, Seller, on the one hand, and Buyer, on the other hand, each shall appoint one (1) representative (each, a “Migration Coordinator”) to act as the primary contact person with respect to all aspects of the migration and to manage the migration in accordance with the Migration Plan. Each of Seller and Buyer may replace its or their Migration Coordinator with an individual of comparable qualifications and experience at any time by providing notice to the other. The Migration Coordinators shall meet virtually as reasonably necessary. (g) Subject to the terms of the Transition Services Agreement, Buyer shall bear incremental costs and out-of-pocket expenses incurred by Seller and its Affiliates (including the Acquired Companies) in connection with the migration, integration, separation or other services contemplated by this Section 5.16. Upon demand by Seller or its Affiliates, as applicable, Buyer shall, or shall cause its Affiliates to, promptly reimburse (x) the Acquired Companies for the actual costs and expenses incurred by such Acquired Company in connection with the migration, integration and separation contemplated by this Section 5.16 if the Closing fails to occur for any reason other than a termination of this Agreement by Buyer pursuant to Section 9.1(b) and (y) Seller and its Affiliates (other than the Acquired Companies) for the actual costs and expenses incurred by Seller or its Affiliates in connection with the migration, integration and separation contemplated by this Section 5.16 (A) if the Closing occurs or (B) if the Closing fails to occur for any reason other than a termination of this Agreement by Buyer pursuant to Section 9.1(b). Section 5.17 Lease Assignment or Alternative Arrangements. From the date hereof until the Closing, the parties shall use their respective reasonable best efforts to (a) discuss and agree upon whether to assign the Ontario Lease (subject to obtaining the consent of the landlord counterparty to the Ontario Lease (and such consent shall be considered a Third Party Consent hereunder)), to the Acquired Insurance Company effective as of Closing and sub-leasing space back to Seller and its Affiliates or (b) agree on such other arrangement with respect to Buyer’s plans for providing office space to the Acquired Companies’ employees following Closing. Section 5.18 Seller Confidentiality Agreements. Within ten (10) Business Days following the date of this Agreement, Seller shall request that each Person who executed a confidentiality agreement with Seller or any of its Affiliates relating to the potential sale of the Business or any portion thereof, other than the Confidentiality Agreement (each, a “Seller Confidentiality Agreement”) return or destroy all confidential information furnished to such Person by or on behalf of Seller or any of its Affiliates in connection therewith. Seller shall, upon Buyer's written request, provide Buyer with written confirmation of each such Person's compliance with such return or destruction request, or evidence of Seller's efforts to enforce

87 1012075734v13 compliance. At the Closing, Seller shall, or shall cause its applicable Affiliates to, assign to Buyer all of their respective rights under each Seller Confidentiality Agreement, to the extent such rights relate to the Business and are assignable to Buyer pursuant to their terms. Following the Closing, to the extent such rights are not assignable to Buyer, Seller shall promptly notify Buyer in writing in the event that it becomes aware of a breach or threatened breach of any Seller Confidentiality Agreement and, if directed by Buyer, shall enforce its rights under such Seller Confidentiality Agreement for Buyer’s benefit, at Buyer’s sole expense. Seller shall not settle, compromise, or release any claim under a Seller Confidentiality Agreement without Buyer's prior written consent (not to be unreasonably withheld, conditioned, or delayed). Seller’s obligations under this Section 5.18 shall survive the Closing and continue until the expiration of all confidentiality and non-use obligations under each Seller Confidentiality Agreement. Section 5.19 Delivery of Financial Statements. From the date of this Agreement until the Closing, Seller shall deliver, or cause to be delivered, to Buyer, as promptly as practicable following the preparation thereof , copies of any financial statements of or relating to the Acquired Companies prepared in the Ordinary Course, together with any exhibits, schedules, notes or other supporting documentation prepared in connection therewith. For the avoidance of doubt, nothing in this Section 5.19 shall require Seller or any of its Affiliates to prepare any financial statements that would not otherwise be prepared in the Ordinary Course. Section 5.20 Acquired Services Company. From the date hereof until the Closing, Buyer and Seller shall cooperate in good faith and use commercially reasonable efforts to cause the Acquired Services Company to be wound up and dissolved in accordance with applicable Laws and to cause the Acquired Services Company to be struck from the applicable corporate registry prior to the Closing Date. Without limiting the generality of the foregoing, such commercially reasonable efforts of Seller shall include, to the extent necessary to accomplish such dissolution: (a) causing the board of directors of the Acquired Services Company to authorize its dissolution; (b) causing the Acquired Company to satisfy, discharge or make adequate provision for the liabilities of the Acquired Services Company (but solely out of the Acquired Services Company’s own funds) (c) distributing any remaining assets of the Acquired Services Company to the Acquired Insurance Company; (d) filing all documents required to effect the dissolution with the applicable Governmental Authorities; (e) obtaining all required governmental and third party consents and (f) making all required tax filings and obtaining any necessary tax clearance certificates. Seller shall keep Buyer reasonably informed of the status of the dissolution of the Acquired Services Company and shall promptly notify Buyer upon completion; provided, that, that in no event shall the dissolution of the Acquired Services Company be a condition to the obligation of the parties hereto to consummate the transactions contemplated by this Agreement. If the dissolution of the Acquired Services Company is not completed prior to the Closing Date, such failure shall not constitute a breach of this Agreement or any covenant hereunder provided that Buyer and Seller have complied with their commercially reasonable efforts obligations hereunder. Any reasonable costs and expenses incurred directly in connection with the dissolution of the Acquired Services Company shall be borne by Buyer and none of Seller or any of its Affiliates shall be required to (i) contribute any funds or capital to any Acquired Company, (ii) commence or participate in any litigation or (iii) take any action that would be inconsistent with applicable Law, in each case, in order to comply with its obligations under this Section 5.20.

88 1012075734v13 ARTICLE VI EMPLOYEE MATTERS Section 6.1 Employee Matters. (a) Transfers of Employment; Updated Employee List. Prior to the Closing, Seller and its Affiliates shall cause each Retained Employee to cease to be employed by an Acquired Company and become employed by Seller or an Affiliate of Seller other than an Acquired Company. At least twenty (20) Business Days prior to the Closing, Seller shall provide Buyer an updated true, correct and complete list which contains each of the requirements of Section 3.14(a) in respect of the Acquired Company Employees who will be employed by the Acquired Companies and assumed by Buyer on Closing (the “Updated Employee List”; each such employee, a “Continuing Employee”). (b) Compensation and Benefits. (i) Continuation Period. For a period of at least one (1) year following the Closing Date, as applicable, or any longer period as required under applicable Law (the “Continuation Period”), Buyer shall, or shall cause its Affiliates to, provide each Continuing Employee who remains in the employment of Buyer or any of its Affiliates during such period with the following elements of compensation: (A) base salary, wages or commission opportunities; (B) subject to Section 6.1(e) short-term incentive opportunities; (C) employee benefits (excluding transaction or retention bonuses or other non-recurring payments and severance); and (D) subject to Section 6.1(c), long-term incentive opportunities; provided that during the Continuation Period, the elements in clauses (A), (B) and (C) above will be provided in an amount or on terms no less favorable than those provided to each such Continuing Employee by Seller or its Affiliates, as applicable, immediately prior to the Closing Date as shown on the Updated Employee List, and the elements in clause (D) above will be provided on substantially equivalent economic terms to those provided to each such Continuing Employee by Seller or its Affiliates, as applicable, immediately prior to the Closing Date as shown on the Updated Employee List. The parties acknowledge that the long-term incentive opportunities provided by Buyer or its Affiliates will be cash settled, not stock settled. (ii) Severance. Buyer shall (or cause its Affiliates to) provide to any Continuing Employee whose employment is terminated by Buyer or any of its Affiliates during the Continuation Period, severance benefits pursuant to the severance benefit plan, program or policy maintained for similarly situated employees of Buyer and its Affiliates at the time of such Continuing Employee’s termination of employment, in each case taking into account all service with Seller and its Affiliates (as shown on the Updated Employee List) and Buyer and its Affiliates (as applicable) in determining the amount of severance benefits payable. For the avoidance of doubt, Buyer and its Affiliates shall be solely responsible for any severance payments or benefits owed to any Continuing Employee whose employment is terminated by Buyer and its Affiliates following the Closing.

89 1012075734v13 (iii) Vacation and Paid Time Off. Buyer shall, or shall cause its Affiliates to, recognize and assume all liabilities with respect to accrued but unused vacation and paid time off for all Continuing Employees as shown on the Updated Employee List (“Assumed PTO”). Buyer shall, or shall cause its Affiliates to allow Continuing Employees to use the vacation and paid time off recognized in the Assumed PTO (in addition to, and not in lieu of, any vacation or paid time off accrued under the applicable programs, plans or policies of Buyer or its Affiliates on or following the Closing). (c) Seller Stock Awards. [*****]. Seller shall be solely responsible for settling all outstanding vested awards held by a Continuing Employee pursuant to the Seller Stock Plan on or as soon as possible following the Closing Date. To the extent that Seller determines, acting reasonably, that any post-Closing amounts should be paid through payroll of an Acquired Company to the Continuing Employees pursuant to the immediately preceding sentence, Seller and Buyer shall reasonably cooperate regarding such payments; provided that Buyer shall not incur any Liability for any costs, expenses or obligations in respect of its cooperation to facilitate such payments through payroll. (d) Benefit Plans. Effective as of the Closing, the Acquired Company Employees shall cease to accrue benefits under or participate in all Seller Benefit Plans (other than as a former employee of Seller or its Affiliates, to the extent, if any, permitted by the terms of such Seller Benefit Plan). Effective as of the Closing Date, subject to Section 6.1(b)(i), Buyer will replace the Seller Benefit Plans with substantially equivalent Benefit Plans of Buyer. (e) Annual Bonus Plan. (i) The Acquired Companies shall accrue annual bonuses for calendar year 2026 and, if applicable, 2027 through the Closing Date (the “Pre-Closing Annual Bonus”) in accordance with the terms of the applicable Benefit Plan as in effect immediately prior to Closing (the “Seller Bonus Plans”). (ii) Buyer and Seller agree that Buyer shall cause the Acquired Companies to make payments of Applicable Accrued Annual Bonus Amounts to applicable Continuing Employees, as further detailed on a schedule listing the Applicable Accrued Annual Bonus Amounts (the “Applicable Accrued Annual Bonus Amounts Schedule”), which will be provided by Seller to Buyer within ten (10) Business Days following the Closing, as follows: (A) If Closing occurs on or before December 31, 2026, Continuing Employees eligible for Pre-Closing Annual Bonus payments will be entitled to a payment (which such amount will be paid at the same time as annual performance bonuses are paid by Seller to its employees in respect of the fiscal year of Seller in which the Closing Date occurs (such date, the “Bonus Payment Date”)) at least equal to the amount of the Pre-Closing Annual Bonus payment accrued by Seller in respect of such Continuing Employee on the Applicable Accrued Annual Bonus Amounts Schedule, pro-rated in accordance with Section 6.1(e)(ii)(D) (each such amount,

90 1012075734v13 an “Applicable Accrued Annual Bonus Amount”) (provided that no such Pre-Closing Annual Bonus payment will be required to be paid to a Continuing Employee who has resigned from their employment or had their employment terminated for cause effective on a date that is after the Closing and prior to the applicable Bonus Payment Date). (B) If Closing occurs after December 31, 2026, Continuing Employees eligible for Pre-Closing Annual Bonus payments will be entitled to their payments under the Seller Bonus Plans for fiscal 2026 plus a payment (which such amount will be paid at the Bonus Payment Date) at least equal to the Applicable Accrued Annual Bonus Amount for the amount payable in respect of fiscal 2027 (provided that no such Pre-Closing Annual Bonus payment will be required to be paid to a Continuing Employee who has resigned from their employment or had their employment terminated for cause effective on a date that is after the Closing and prior to the applicable Bonus Payment Date). (C) Notwithstanding the generality of the foregoing, Buyer and Seller agree that Buyer or its Affiliates will determine the aggregate amount of the annual performance bonuses actually earned in respect of the fiscal year of Seller in which the Closing Date occurs based on the Applicable Accrued Annual Bonus Amount attributable to the applicable Continuing Employee as provided in Section 6.1(e)(ii)(A) and (B), as applicable, and the pro-rated annual bonus payment payable under the performance bonus plans of Buyer and its Affiliates and, provided that applicable conditions for payment are met, the amount of such annual performance bonus actually paid by Buyer and its Affiliates (including the Acquired Companies) to eligible Continuing Employees shall not be less than the amount of the Applicable Accrued Annual Bonus Amount accrued by Seller in respect of such Continuing Employee. (D) For purposes of the calculation of the Estimated Closing Statement, the Proposed Final Closing Statement and the Final Closing Statement, and all amounts required to be calculated thereunder, solely the portion of any unpaid Pre-Closing Annual Bonus attributable to periods prior to the Closing shall be accrued. The amount of the Pre-Closing Annual Bonus in respect of the year in which the Closing occurs shall be the amount set forth on the Applicable Accrued Annual Bonus Amounts Schedule multiplied by a fraction, the numerator of which is the number of days elapsed from January 1 of such year until the Closing and the denominator of which is 365). (f) Buyer Benefit Plans. Effective as of the Closing Date, the Continuing Employees shall be eligible to participate in such benefit and other applicable plans, programs, policies or arrangements (including, as applicable, those providing for severance, vacation or paid time off, welfare or fringe benefits) as are designated by Buyer in respect of each such Continuing Employee (each such plan, a “Buyer Benefit Plan”). To the extent (i) practicable and permitted by such Buyer Benefit Plan, and (ii) such Buyer Benefit Plan replaces a Continuing Employees’ participation or coverage in a corresponding Benefit Plan, each Continuing Employee shall be credited with the same amount of service as was credited by Seller or its Affiliates as of the Closing under such similar or comparable replaced Benefit Plans as shown on the Updated Employee List (including, to the extent applicable, practicable and permitted, for purposes of eligibility to

91 1012075734v13 participate, vesting, benefit accrual (other than with respect to any defined benefit pension plan) and eligibility to receive benefits); provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit or apply to the extent service would not have been credited under the analogous Benefit Plan immediately prior to the Closing. Without limiting the generality of the foregoing, (A) with respect to any Buyer Benefit Plans in which the Continuing Employees may be eligible to participate following the Closing, Buyer shall use reasonable best efforts to cause each Continuing Employee to immediately be eligible to participate in such Buyer Benefit Plans, without any waiting time, to the extent coverage under such Buyer Benefit Plans replaces coverage under a similar or comparable Benefit Plan in which such Continuing Employee was eligible to participate immediately before such commencement of participation and (B) for purposes of each Buyer Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Buyer and its Affiliates shall use its reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Buyer Benefit Plan to be waived for such Continuing Employee and his or her covered dependents to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Benefit Plan. To the extent applicable, practicable and permitted under the Buyer Benefit Plan, Buyer and its Affiliates shall use reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the analogous Benefit Plan ending on the date such Continuing Employee’s participation in the corresponding Buyer Benefit Plan begins to be taken into account under such Buyer Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Buyer Benefit Plan. (g) Work Permits. If any Acquired Company Employee requires a work permit or employment pass or other legal or regulatory approval for his or her employment with Buyer or its Affiliates (in each case, as indicated on the Employee List), Buyer shall, and shall cause its Affiliates to, use their reasonable best efforts to cause any such permit, pass or other approval to be obtained and in effect prior to the Closing. Subject to applicable Law, the parties acknowledge and agree that Buyer shall be the successor-in-interest to each Continuing Employee (as applicable) for immigration-related obligations where permitted and required pursuant to applicable Law relating to the applicable Continuing Employee. (h) Buyer and Seller shall cooperate, and cause their respective Affiliates to cooperate, as appropriate to carry out the provisions of this Section 6.1 (including, for certainty, Buyer’s reasonable access to Acquired Company Employees to facilitate transition discussions). (i) No Amendment of Plans; No Other Non-Party Rights. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement is intended to, or does, constitute the establishment or adoption of, or amendment to, any employee benefit plan, and no Person participating in any such employee benefit plan maintained by either Seller or its Affiliates or Buyer or its Affiliates shall have any claim or cause of action in respect of any provision of this Agreement as it relates to any such employee benefit plan or otherwise. Without

92 1012075734v13 limiting the foregoing or Section 10.6 in any way, nothing in this Agreement, express or implied, is intended to or shall confer upon any current, former or future employee of an Acquired Company any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including any right to any compensation, benefits or other terms and conditions of employment from, or to continued employment for any period with, any of Seller, Buyer or any of their respective Affiliates. Section 6.2 Access to Employees. From the date hereof until the Closing, Buyer shall be permitted to enter into discussions with the Acquired Company Employees for the purpose of entering into retention bonus agreements between Buyer and its Affiliates and one or more of such Acquired Company Employees, in each case, with such retention bonus agreements being conditional on the occurrence of the Closing; provided, however, that (x) Buyer shall provide reasonable notice to Seller prior to contacting any Acquired Company Employee (provided that, for certainty, no additional notice shall be required for any subsequent or follow-up communications with any such Acquired Company Employee following such initial contact), (y) Buyer shall be solely responsible for payments or benefits to be provided to an applicable Acquired Company Employee pursuant to any arrangements or agreements entered into with Buyer or any of its Affiliates by such Acquired Company Employee, and (z) any discussions, negotiations or agreements with such Acquired Company Employee shall be conducted in compliance with applicable Law. For the avoidance of doubt, Seller hereby waives the non-solicitation provisions under Section 9 of the Confidentiality Agreement for the sole purpose of permitting Buyer and their Representatives to enter into such discussions and Contracts or other agreements, arrangements or understandings or commitments; provided, however, that in the event this Agreement is terminated for any reason, Buyer or any of its Affiliates shall not employ, engage or attempt to employ or engage any Acquired Company Employee whom Buyer (or any of their respective Representatives) approached pursuant to this Section 6.2 for a period of twelve (12) months following the date of such termination and consistent with the terms in Section 9 of the Confidentiality Agreement other than the duration of such non-solicit (which, for clarity, shall be or a period of twelve (12) months following the date of such termination). ARTICLE VII TAX MATTERS Section 7.1 Transfer Taxes. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall pay, and shall indemnify Seller against, any Sales Tax, or Canadian use, stamp, stock transfer or other similar Tax imposed on the transactions contemplated by this Agreement. For greater certainty this Section 7.1 shall not apply in respect of withholding Taxes. Section 7.2 Assistance and Cooperation. On and after the Closing Date, each of Seller and Buyer shall (and shall cause their respective Affiliates to): (a) assist the other party in preparing any Tax Returns and transfer pricing studies which such other party is responsible for preparing and filing;

93 1012075734v13 (b) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 7.2(a) (relating to sales, transfer and similar Taxes); (c) cooperate fully in preparing for and defending any audits of, or disputes with Tax Authority regarding any Tax Returns or transfer pricing studies of the Acquired Companies; (d) make available to the other and to any Tax Authority as reasonably requested all employees, advisors, information, records and documents relating to Taxes or with information relating to Taxes of the Acquired Companies; (e) furnish the other with copies of all correspondence received from any Tax Authority in connection with any Tax audit or information request with respect to any Taxable Period ending on or before the Closing Date, including any transfer pricing study required to be provided pursuant to Section 7.4; and (f) in respect of the income Tax Returns due by the Acquired Companies for any Tax or fiscal period ending on or immediately prior to the Closing Date, the amount of any discretionary deductions, including, without limitation, any available loss carryforwards, will be claimed in such Tax Returns; provided that this paragraph (f) shall not apply in respect of any loss, credit, deduction or other Tax attribute incurred or generated in or attributable to a Tax period beginning on or after the Closing Date. Section 7.3 Mandatory Reporting. If, at any time after the Closing Date, Buyer or Seller determines, or becomes aware that an “advisor” (as is defined for purposes of section 237.3 or section 237.4 of the Tax Act) has determined, that the transactions contemplated by this Agreement are or would or may be subject to the reporting requirements under section 237.3 or the notification requirements under section 237.4 of the Tax Act (the “Disclosure Requirements”), Buyer or Seller, as the case may be, will promptly inform the other party of its intent, or its advisor’s intent, to comply with the Disclosure Requirements and the parties will cooperate in good faith to determine the applicability of such requirements. In the event that, following such cooperation, it is ultimately determined that any Party is required or otherwise intends to file any applicable information return, notification and/or disclosure in accordance with the Disclosure Requirements (in each case, a “Mandatory Disclosure”), the parties will reasonably cooperate with respect to preparing and filing such Mandatory Disclosure, including by providing draft copies of such Mandatory Disclosure to the other party no later than 15 Business Days prior to any filing deadlines. Notwithstanding the foregoing, no party shall be under any obligation not to report a transaction that it determines, acting reasonably, to be subject to the Disclosure Requirements. Section 7.4 Tax Returns. Seller shall prepare, or cause to be prepared, all income Tax Returns required to be filed by the Acquired Companies for their taxation years ending December 31, 2025, before the Closing Date, or, if earlier, the filing deadline therefor. Each such Tax Return shall be prepared in accordance with existing procedures and practices and accounting

94 1012075734v13 methods of the Acquired Companies except as required under applicable Law. Seller shall deliver a draft of such Tax Returns to Buyer no later than thirty (30) days before filing such Tax Returns with the applicable Governmental Authority, and shall consider in good faith all comments provided by Buyer within twenty (20) days of receipt thereof. Seller shall prepare, or cause to be prepared, any transfer pricing studies for transactions between the Acquired Insurance Company and any non-residents of Canada with which it was not dealing at arm’s length for purposes of the Tax Act, for its taxation year ending December 31, 2025, which are required pursuant to applicable Law (the “2025 Transfer Pricing Studies”). The 2025 Transfer Pricing Studies shall be prepared in accordance with subsection 247(4) of the Tax Act, and Seller shall provide the 2025 Transfer Pricing Studies no later than ninety (90) days following the filing deadline for the income Tax Return of the Acquired Insurance Company for the taxation year ending December 31, 2025. Seller shall prepare, or cause to be prepared any transfer pricing studies for transactions between the Acquired Insurance Company and any non-residents of Canada with which it was not dealing at arm’s length for purpose of the Tax Act, for its taxation year starting on January 1, 2026 and ending as a result of the Closing (the “2026 Transfer Pricing Studies”). The 2026 Transfer Pricing Studies shall be prepared in accordance with subsection 247(4) of the Tax Act, and Seller shall provide the 2026 Transfer Pricing Studies no later than ninety (90) days following the filing deadline for the income Tax Return of the Acquired Insurance Company for the taxation year starting on January 1, 2026 and ending as a result of the Closing. If Closing occurs after December 31, 2026, the Seller shall provide (i) any transfer pricing studies for transactions between the Acquired Insurance Company and any non-residents of Canada with which it was not dealing at arm’s length for purposes of the Tax Act, for its taxation year ending December 31, 2026, in the same manner in which it is required to provide the 2025 Transfer Pricing Studies as set out above, and (ii) any transfer pricing studies for transactions between the Acquired Insurance Company and any non- residents of Canada with which it was not dealing at arm’s length for purposes of the Tax Act, for its taxation year ending as a result of the Closing, in the same manner in which it is required to provide the 2026 Transfer Pricing Studies as set out above. Section 7.5 Tax Benefits. Notwithstanding anything in this Agreement to the contrary, any Tax benefits resulting from any change in accounting, tax filing positions or Tax or other policies after Closing (including with respect to any cash awards to be provided by the Buyer pursuant to Section 6.1(c), but not including the Tax benefits arising in connection with payment of the retention bonuses in an amount equal to the Disclosed Amount to be paid to employees thirty (30) days after the Closing Date, which shall be dealt with as set out in the definition of Transaction Expenses) shall be solely for the benefit of Buyer. ARTICLE VIII CONDITIONS TO CLOSING Section 8.1 Conditions to Obligations of Seller. Seller’s obligation to consummate the Closing is subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following conditions: (a) Representations and Warranties; Covenants. (i) The Buyer Fundamental Representations shall be true and correct in all but de minimis respects as of the date hereof and

95 1012075734v13 as of the Closing Date as if made on the Closing Date, (ii) the other representations and warranties of Buyer contained in Article IV shall be true and correct (without giving effect to any limitations as to materiality or Buyer Material Adverse Effect set forth therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (other than any representation or warranty expressly made as of another date, in which case such representation or warranty shall have been true and correct as of such other date), except where the failure of such representations and warranties, individually or in the aggregate, to be true and correct have not had a Buyer Material Adverse Effect, (iii) the covenants of Buyer set forth in this Agreement to be performed or complied with by Buyer at or prior to the Closing shall have been performed or complied with in all material respects and (iv) Seller shall have received a certificate of Buyer to such effect dated as of the Closing Date and executed by a duly authorized executive officer of Buyer. (b) Buyer’s Additional Closing Date Deliverables. Buyer shall have delivered the deliverables set out in Section 2.6(a)-(e) and paid the Estimated Purchase Price in accordance with Section 2.2(b). (c) Approvals of Governmental Authorities. The Seller Governmental Approvals and Buyer Governmental Approvals shall have been received. (d) No Legal Action or Governmental Order. No Law or Governmental Order enjoining, restricting or otherwise prohibiting the consummation of the Closing contemplated by this Agreement or the Ancillary Agreements shall be in effect, instituted or be pending. Section 8.2 Conditions to Obligations of Buyer. Buyer’s obligation to consummate the Closing is subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions: (a) Representations and Warranties; Covenants. (i) The Seller Fundamental Representations shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing Date as if made on the Closing Date, (ii) the other representations and warranties of Seller contained in Article III shall be true and correct (without giving effect to any limitations as to materiality or Business Material Adverse Effect set forth therein, other than (A) the representation and warranty in Section 3.6(b), which the definition of Business Material Adverse Effect shall be read as specified in the definition and (B) any use of the defined term “Material Contract”, as of the date hereof and as of the Closing Date as if made on the Closing Date (other than any representation or warranty expressly made as of another date, in which case such representation or warranty shall have been true and correct as of such other date), except where the failure of such representations and warranties, individually or in the aggregate, to be true and correct have not had a Business Material Adverse Effect, (iii) the covenants of Seller set forth in this Agreement to be performed or complied with by Seller at or prior to the Closing shall have been performed or complied with in all material respects and (iv) Buyer shall have received a certificate of Seller to such effect dated as of the Closing Date and executed by a duly authorized executive officer of Seller.

96 1012075734v13 (b) Seller’s Additional Closing Date Deliverables. Seller shall have delivered the deliverables set out in Section 2.7(a)- (i). (c) Approvals of Governmental Authorities. The Buyer Governmental Approvals and Seller Governmental Approvals required for the consummation of the Closing shall have been received. (d) No Legal Action or Governmental Order. No Law or Governmental Order enjoining, restricting or otherwise prohibiting the consummation of the Closing contemplated by this Agreement or the Ancillary Agreements shall be in effect, instituted or be pending. (e) No Business Material Adverse Effect. Between the date of this Agreement and Closing, there shall have not occurred a Business Material Adverse Effect. ARTICLE IX TERMINATION Section 9.1 Termination. This Agreement may be terminated prior to the Closing: (a) by the mutual written consent of Seller and Buyer; (b) by Buyer by written notice to Seller, in the event of a breach by Seller of any of its representations, warranties, covenants or agreements hereunder and such breach renders or would render the conditions set forth in Section 8.2(a) incapable of being satisfied on or prior to the Outside Date or, if curable, Seller shall have failed to cure such breach within thirty (30) Business Days after receipt of written notice thereof from Buyer requesting such breach to be cured; by Seller by written notice to Buyer, in the event of a breach by Buyer of any of its representations, warranties, covenants or agreements hereunder and such breach renders or would render the conditions set forth in Section 8.1(a) incapable of being satisfied on or prior to the Outside Date or, if curable, Buyer shall have failed to cure such breach within thirty (30) Business Days after receipt of written notice thereof from Seller requesting such breach to be cured; (c) by either Seller or Buyer if the Closing shall not have occurred prior to the first (1st) Business Day of the calendar month following the date that is twelve (12) months after the date hereof (the “Outside Date”); provided, that if the Closing has not occurred by the Outside Date solely as a result of a failure to satisfy the conditions set forth in Section 8.1(a) and Section 8.2(b), then the Outside Date shall be extended automatically by an additional three (3) months; provided, further, the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to take any action required to fulfill any of such party’s obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; (d) by either Seller or Buyer in the event of the issuance of a final, non- appealable Governmental Order prohibiting the transactions contemplated by this Agreement.

97 1012075734v13 Section 9.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party to this Agreement, which written notice shall specify the Section pursuant to which this Agreement is being terminated. Section 9.3 Effect of Termination. If this Agreement is terminated in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party shall have any Liability in connection with this Agreement, except as set forth in Section 5.11, this Article IX, Section 10.12 and Section 10.13; provided that nothing in this Section 9.3 shall relieve either Seller or Buyer from liability for (a) failure to perform its obligations set forth in Section 5.3 or Section 5.11, or (b) any Fraud, willful breach of this Agreement or willful failure to perform its obligations under this Agreement. ARTICLE X MISCELLANEOUS PROVISIONS Section 10.1 Non-Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate effective immediately as of the Closing (with the parties agreeing to contractually shorten the applicable statutes of limitations) except in the case of Fraud. The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith that by their terms apply or are to be performed in whole prior to or on the Closing Date shall terminate effective immediately as of the Closing (“Pre-Closing Covenants”). The covenants and agreements of the parties contained in this Agreement that by their terms are to be performed in whole or in part after the Closing shall survive the Closing until fully performed or that by their nature contemplate performance or compliance after the Closing (which shall survive in accordance with their terms), including: Section 2.8, Section 5.4(b), Section 5.4(d), Section 5.6(c), Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section 5.11, Section 5.12, Section 5.14, Section 5.15, Section 6.1, Article VII and Article X and the relevant terms defined in Article I (all such covenants, the “Post-Closing Covenants”). Nothing in this Section 10.1 is intended to affect or limit the ability of Buyer to recover any amount under the Representation and Warranty Insurance Policy for any matters covered thereunder from any insurer thereunder. Section 10.2 Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2: (a) if to Seller: Everest Underwriting Group (Ireland) Limited

98 1012075734v13 3rd Floor Huguenot House 35/38 St Stephen's Green Dublin 2 Ireland Attention: Wayne Schonland E-mail: [*****] with copies to (which shall not constitute notice): Everest Group, Ltd. 100 Everest Way Warren, NJ 07059 Attention: Anthony Vidovich, General Counsel Email: [*****] Debevoise & Plimpton LLP 66 Hudson Boulevard New York, NY 10001 Attention: David Grosgold Megan K. Arrogante E-mail: dgrosgold@debevoise.com mkarrogante@debevoise.com (b) if to Buyer: The Wawanesa Mutual Insurance Company 236 Carlton St. Winnipeg, MB R3C 1P5 Attention: James Bond, K.C. Senior Vice President, Chief Risk & Legal Officer E-mail: jbond@wawanesa.com with a copy to (which shall not constitute notice): Torys LLP 79 Wellington St. W., Suite 3300 Toronto, Ontario M5K 1N2 Attention: Blair Keefe Melissa Prado Zehra Sheerazi E-mail: bkeefe@torys.com mprado@torys.com zsheerazi@torys.com Section 10.3 Entire Agreement. This Agreement, the Exhibits and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement and

99 1012075734v13 the Ancillary Agreements (when executed and delivered) contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein and supersede all other prior negotiations, discussions, writings, agreements and understandings, oral and written, between Seller and/or its Affiliates, on the one hand, and Buyer and/or its Affiliates, on the other hand. Section 10.4 Waivers and Amendment. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance with such provision or term. Any change or modification to this Agreement shall be null and void unless made by written amendment to this Agreement and signed by each of the parties hereto. Any waiver of any provision or term of this Agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized Representative of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach. Section 10.5 Successors and Assigns. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of, and be enforceable by and against, the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, and any attempted assignment without the prior written consent of the other party shall be void and have no effect. Notwithstanding the foregoing, Buyer may assign or transfer all of its rights and obligations under this Agreement to a corporation that will be a wholly-owned Canadian subsidiary of Buyer; provided that such assignment or transfer shall not relieve Buyer of its obligations or liabilities under this Agreement in any respect. Section 10.6 No Third Party Beneficiaries. Except as provided in Section 5.9 with respect to the directors, officers and managers of the Acquired Companies, this Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 10.7 Governing Law; Submission to Jurisdiction. (a) This Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York applicable to agreements made

100 1012075734v13 and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction. (b) Each of Seller and Buyer irrevocably and unconditionally: (i) submits for itself and its property in any Action relating to this Agreement to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York, the court of the U.S. for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such state courts or, to the extent permitted by law, in such U.S. federal court; (ii) consents that any such Action may and shall be brought in such courts and irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.2; and (iv) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York. Section 10.8 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ANCILLARY AGREEMENTS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8. Section 10.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term

101 1012075734v13 or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 10.10 Disclosure Schedules. Any disclosure set forth in the Seller Disclosure Schedule with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this Agreement to the extent that such disclosure sets forth facts in sufficient detail such that the relevance of such disclosure is reasonably apparent that such disclosure is applicable to such other sections. Matters reflected in any Section of the Seller Disclosure Schedule are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Seller Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Section 10.11 Specific Performance. Each of the parties acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties and that such other parties will not have an adequate remedy at law. Therefore, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and the obligations of the parties hereunder. The rights and remedies provided under this Section 10.11 shall be cumulative and not exclusive of the rights or remedies of the parties under this Section 10.11. In the event that any action or proceeding is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Section 10.12 Publicity. In connection with the execution of this Agreement, the parties may issue a mutually agreed press release regarding the transactions contemplated herein and thereafter no party or any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except (i) to the extent the contents of such press release or announcement are consistent in all material respects with materials or disclosures that have previously been released publicly in compliance with this Section 10.12 or (ii) as may be required by Law or applicable securities exchange rules, in which the case the party required to publish such press release or public announcement shall allow the other party a reasonable opportunity to comment on such press release or public announcement in advance of such publication. Prior to the Closing, neither Buyer, nor any of its Affiliates or Representatives, shall

102 1012075734v13 make any public disclosure concerning Buyer or its Affiliates’ plans or intentions relating to the customers, agents or employees of, or other Persons with significant business relationships with, the Acquired Companies or the Business without obtaining the prior written approval of Seller. Section 10.13 Expenses. Except as otherwise provided in this Agreement and the Ancillary Agreements, regardless of whether any or all of the transactions contemplated by this Agreement are consummated, each party shall bear its and its Affiliates’ (provided that Seller shall pay for all Transaction Expenses of the Acquired Companies pursuant to this Agreement) respective direct and indirect fees, costs and expenses incurred in connection with the negotiation and preparation of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, including, all such fees, costs and expenses of its and its Affiliates’ respective Representatives. Section 10.14 Counterparts. This Agreement and each of the other Ancillary Agreements may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by electronic means (including .pdf or DocuSign format) intended to preserve the original graphic or pictorial appearance of a document, such delivery by electronic means (including .pdf or DocuSign format) to be deemed as effective as delivery of a manually executed counterpart of this Agreement or any such Ancillary Agreement. Section 10.15 Release. (a) Effective as of the Closing, Seller, for itself and on behalf of its Affiliates (other than the Acquired Companies) and Representatives and each of their respective successors and assigns (each, a “Seller Releasor”), hereby irrevocably, knowingly and voluntarily release, discharge and forever waive and relinquish all claims, demands, losses, indemnities, debts, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Seller Releasor has, may have or might have or may assert now or in the future, against any of Buyer, the Acquired Companies, their respective Affiliates and Representatives and any of their respective successors, assigns, officers, directors, partners, managers and employees (in each case in their capacity as such) (each a “Buyer Releasee”), arising out of, based upon or resulting from any contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type or any other claims arising under applicable Law or other right or remedy (whether in contract, in tort or at law or in equity), whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing (collectively, the “Seller Released Claims”); provided that nothing contained in this Section 10.15(a) shall release, discharge, limit, restrict, waive, relinquish or otherwise affect the rights or obligations of any party with respect to (and solely to the extent of) (i) Fraud, (ii) intentional breach of any Pre-Closing Covenants; (iii) arising under or recoverable pursuant to any Intercompany Agreement that survives the Closing pursuant to Section 5.5 or any of the Ancillary Agreements, (iv) arising as a result of a Post-Closing Covenant that survives the Closing pursuant to Section 10.1 or (iv) with respect to Buyer or its Affiliates (other than the Acquired Companies), any matters that are unrelated to the transactions contemplated by this Agreement or the Ancillary

103 1012075734v13 Agreements. Seller shall, and shall cause each Seller Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or maintaining, or causing to be commenced, any legal or arbitral proceeding of any kind against any Buyer Releasee based upon any Seller Released Claim. Seller, for itself and on behalf of the Seller Releasors, hereby acknowledges, covenants and agrees that (A) each of the Seller Releasors has not assigned and will not assign to any other Person any of the Seller Released Claims that it is hereby releasing, (B) the execution and delivery of this Agreement shall not constitute an acknowledgment of, or an admission by, any Seller Releasor or Buyer Releasee of the existence of any such claims or of loss for any matter or precedent upon which any loss may be asserted, and (C) the Seller Releasors may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the subject matter of the Seller Released Claims, but expressly agrees that, on and as of the Closing, Seller, for itself and on behalf of the Seller Releasors, shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Seller Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Seller, for itself and on behalf of the Seller Releasors hereby acknowledge and agree that if Seller or any Seller Releasor should hereafter make any claim or demand or commence or threaten to commence any proceeding against any Buyer Releasee with respect to any Seller Released Claim, this Section 10.15(a) may be raised as a complete bar to any such proceeding, and the applicable Buyer Releasee may recover from Seller its reasonable attorneys' fees and costs incurred in connection with defending such proceedings. (b) Effective as of the Closing, Buyer, for itself and on behalf of its Affiliates (including the Acquired Companies) and Representatives and each of their respective successors and assigns (each, a “Buyer Releasor”), hereby irrevocably, knowingly and voluntarily release, discharge and forever waive and relinquish all claims, demands, losses, indemnities, debts, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Buyer Releasor has, may have or might have or may assert now or in the future , against any of Seller and its Affiliates and Representatives and any of their respective successors, assigns, officers, directors, partners, managers and employees (in each case in their capacity as such) (each a “Seller Releasee”), arising out of, based upon or resulting from any contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type or any other claims arising under applicable Law or other right or remedy (whether in contract, in tort or at law or in equity) whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing (collectively, the “Buyer Released Claims”); provided that nothing contained in this Section 10.15(b) shall release, discharge, limit, restrict, waive, relinquish or otherwise affect the rights or obligations of any party with respect to (and solely to the extent of) (i) Fraud, (ii) intentional breach of any Pre-Closing Covenants; (iii) arising under or recoverable pursuant to any Intercompany Agreement that survives the Closing pursuant to Section 5.5 or any of the Ancillary Agreements, (iv) arising as a result of a Post-Closing Covenant that survives the Closing pursuant to Section 10.1 or (v) any matters that are unrelated to the transactions contemplated by this Agreement or the Ancillary Agreements or the Acquired Companies or their Business. Buyer shall, and shall cause each Buyer Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing,

104 1012075734v13 instituting or maintaining, or causing to be commenced, any legal or arbitral proceeding of any kind against any Seller Releasee based upon any Buyer Released Claim. Buyer, for itself and on behalf of the Buyer Releasors, hereby acknowledges, covenants and agrees that (A) each of the Buyer Releasors has not assigned and will not assign to any other Person any of the Buyer Released Claims that it is hereby releasing, (B) the execution and delivery of this Agreement shall not constitute an acknowledgment of, or an admission by, any Buyer Releasor or Seller Releasee of the existence of any such claims or of loss for any matter or precedent upon which any loss may be asserted, and (C) the Buyer Releasors may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the subject matter of the Buyer Released Claims, but expressly agrees that, on and as of the Closing, Buyer, for itself and on behalf of the Buyer Releasors, shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Buyer Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Buyer, for itself and on behalf of the Buyer Releasors hereby acknowledge and agree that if Buyer or any Buyer Releasor should hereafter make any claim or demand or commence or threaten to commence any proceeding against any Seller Releasee with respect to any Buyer Released Claim, this Section 10.15(b) may be raised as a complete bar to any such proceeding, and the applicable Seller Releasee may recover from Buyer its reasonable attorneys' fees and costs incurred in connection with defending such proceedings. Nothing in this Section 10.15(b) is intended to affect or limit the ability of Buyer to recover any amount under the Representation and Warranty Insurance Policy for any matters covered thereunder from any insurer thereunder. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Purchase and Sale Agreement] IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers. EVEREST UNDERWRITING GROUP (IRELAND) LIMITED By: __________________________ Name: Title: By: __________________________ Name: Title:

[Signature Page to Purchase and Sale Agreement] THE WAWANESA MUTUAL INSURANCE COMPANY By: __________________________ Name: Title: By: __________________________ Name: Title:

1012075734v13